===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  October 20, 2000


                               EXELON CORPORATION
             (Exact name of registrant as specified in its charter)


  PENNSYLVANIA                         1-16169             23-2990190
(State or other jurisdiction  (Commission File Number)    (IRS Employer
      of incorporation)                                    Identification No.)


                          37th Floor, 10 South Dearborn
                             Post Office Box A-3005
                          Chicago, Illinois 60690-3005
                    (address of principal executive offices)


Registrant's telephone number, including area code:  (312) 394-4321

                                       N/A

          (Former name or former address, if changed since last report)

===============================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On October 20, 2000, pursuant to a Second Amended and Restated Agreement and Plan of Exchange and Merger dated as of September 22, 1999 as amended and restated as of October 10, 2000, among PECO Energy Company, a Pennsylvania corporation ("PECO Energy"), Exelon Corporation, a Pennsylvania corporation ("Exelon") and Unicom Corporation, an Illinois corporation ("Unicom"), PECO Energy, Exelon and Unicom consummated the merger and exchange as described below (the "Merger and Exchange").

     The Merger and Exchange involved two transactions. The first step was a share exchange between PECO Energy and its wholly owned subsidiary Exelon, pursuant to which PECO Energy became a wholly owned subsidiary of Exelon. The second step was a merger of Unicom into Exelon, pursuant to which Unicom's separate corporate existence ended and its subsidiaries, including Commonwealth Edison Company, became subsidiaries of Exelon.

     In the first step exchange, each outstanding share of PECO Energy common stock (other than shares owned by PECO Energy, which were automatically canceled) was automatically converted into the right to receive one share of Exelon common stock and all shares of Exelon common stock held by PECO Energy were automatically canceled.

     At the completion of the second step merger, which occurred shortly following the completion of the first step exchange, Unicom was merged with and into Exelon, and each share of Unicom common stock (other than shares owned by Unicom or Exelon, which were automatically canceled) was automatically converted into the right to receive 0.875 shares of Exelon common stock and $3.00 in cash.

     A copy of the press release issued by Exelon on October 20, 2000 with respect to the effectiveness of the exchange and merger is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

     On October 13, 2000, Exelon established a $1.25 billion bank credit facility (the "Credit Facility") pursuant to the Term Loan Agreement dated as of October 13, 2000 among Exelon, the banks listed on the signature pages thereof, Bank One, N.A., as Administrative Agent, Credit Suisse First Boston, as Documentation Agent, and Citibank, N.A., as Syndication Agent (the "Credit Agreement"). Approximately $510,000,000 of the Credit Facility is being borrowed to finance the cash consideration to be paid to former holders of Unicom common stock in the second step merger. It is anticipated that borrowings will be made under the remaining Credit Facility as needed.

     A copy of the Credit Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 7.

(a)  Financial statements of businesses acquired:


                               UNICOM CORPORATION

                              FINANCIAL STATEMENTS

         For the Three, Nine and Twelve Months Ended September 30, 2000

                              Unicom Corporation

      Quarterly Report for the Quarterly Period Ended September 30, 2000

  This document contains a Quarterly Report for the quarterly period ended September 30, 2000 for Unicom Corporation. In addition, several portions of this Quarterly Reports contain forward-looking statements; and reference is made to pages 58-59 for the location and character of such statements.

                                     INDEX

                                                                          Page
                                                                          -----
Definitions..............................................................     3
PART I. FINANCIAL INFORMATION
Unicom Corporation and Subsidiary Companies:
  Financial Statements--
    Report of Independent Public Accountants.............................     4
    Statements of Consolidated Operations for the three months, nine
     months and twelve months ended September 30, 2000 and 1999..........     5
    Consolidated Balance Sheets--September 30, 2000 and December 31,
     1999................................................................   6-7
    Statements of Consolidated Capitalization--September 30, 2000 and
     December 31, 1999 ..................................................     8
    Statements of Consolidated Retained Earnings for the three months,
     nine months and twelve months ended September 30, 2000 and 1999.....     9
    Statements of Consolidated Comprehensive Income for the three months,
     nine months and twelve months ended September 30, 2000 and 1999.....     9
    Statements of Consolidated Cash Flows for the three months, nine
     months and twelve months ended September 30, 2000 and 1999..........    10
    Notes to Financial Statements........................................ 11-41
  Management's Discussion and Analysis of Financial Condition and Results
   of Operations......................................................... 42-59
PART II. OTHER INFORMATION
  Item 1. Legal Proceedings..............................................    60

                                  DEFINITIONS

  The following terms are used in this document with the following meanings:

          Term                                  Meaning
 ---------------------- -------------------------------------------------------
 1997 Act               Illinois Electric Service Customer Choice and Rate
                         Relief Law of 1997, as amended
 AFUDC                  Allowance for funds used during construction
 APB                    Accounting Principles Board
 APX                    Automated Power Exchange Inc., a California company
 CERCLA                 Comprehensive Environmental Response, Compensation and
                         Liability Act of 1980, as amended
 City                   City of Chicago
 ComEd                  Commonwealth Edison Company, an Exelon subsidiary
 ComEd Funding          ComEd Funding, LLC, a ComEd subsidiary
 ComEd Funding Trust    ComEd Transitional Funding Trust, a ComEd Funding
                         subsidiary
 Cotter                 Cotter Corporation, formerly a ComEd subsidiary
 CTC                    Non-bypassable "competitive transition charge"
 DOE                    U.S. Department of Energy
 Edison Development     Edison Development Canada Inc., a ComEd subsidiary
 EME                    Edison Mission Energy, an Edison International
                         subsidiary
 EPS                    Earnings/(Loss) per Common Share
 ESPP                   Employee Stock Purchase Plan
 FASB                   Financial Accounting Standards Board
 FERC                   Federal Energy Regulatory Commission
 Fossil Plant           ComEd's former six coal-fired generating plants, an oil
                         and gas-fired plant, and nine peaking unit sites
 GAAP                   Generally Accepted Accounting Principles
 ICC                    Illinois Commerce Commission
 IDR                    Illinois Department of Revenue
 Indiana Company        Commonwealth Edison Company of Indiana, Inc., a ComEd
                         subsidiary
 INPO                   Institute of Nuclear Power Operations
 ISO                    Independent System Operator
 MGP                    Manufactured gas plant
 NEIL                   Nuclear Electric Insurance Limited
 Northwind Chicago      Northwind Chicago, LLC, a UT Holdings subsidiary
 Northwind Midway       Northwind Midway, LLC, a UT Holdings subsidiary
 NRC                    Nuclear Regulatory Commission
 O&M                    Operation and maintenance
 PECO                   PECO Energy Company, a Pennsylvania company
 PPAs                   Purchase Power Agreements
 RES                    Retail Electric Supplier
 RTO                    Regional Transmission Organization
 SEC                    Securities and Exchange Commission
 SFAS                   Statement of Financial Accounting Standards
 SPEs                   Special purpose entities
 S&P                    Standard & Poor's
 Trusts                 ComEd Financing I and ComEd Financing II, ComEd
                         subsidiaries
 Trust Securities       ComEd-obligated mandatorily redeemable preferred
                         securities of subsidiary trusts holding solely ComEd's
                         subordinated debt securities
 Unicom                 Unicom Corporation
 Unicom Energy Services Unicom Energy Services Inc., a Unicom Enterprises
                         subsidiary
 Unicom Enterprises     Unicom Enterprises Inc., a Unicom subsidiary
 Unicom Investment      Unicom Investment, Inc., a Unicom subsidiary
 Unicom Power Holdings  Unicom Power Holdings Inc., a Unicom Enterprises
                         subsidiary
 Unicom Thermal         Unicom Thermal Technologies Inc., a UT Holdings
                         subsidiary
 U.S. EPA               U.S. Environmental Protection Agency
 UT Holdings            UT Holdings Inc., a Unicom Enterprises subsidiary

Part I.   Financial Information


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of Unicom Corporation:

  We have audited the accompanying consolidated balance sheets and statements of consolidated capitalization of UNICOM CORPORATION (an Illinois corporation) and subsidiary companies as of September 30, 2000 and December 31, 1999, and the related statements of consolidated operations, retained earnings, comprehensive income and cash flows for the three-month, nine-month and twelve-month periods ended September 30, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Unicom Corporation and subsidiary companies as of September 30, 2000 and December 31, 1999, and the results of their operations and their cash flows for the three-month, nine-month and twelve-month periods ended September 30, 2000 and 1999, in conformity with accounting principles generally accepted in the United States.




                                             Arthur Andersen LLP

Chicago, Illinois
November 3, 2000

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

                     STATEMENTS OF CONSOLIDATED OPERATIONS

  The following Statements of Consolidated Operations for the three months, nine months and twelve months ended September 30, 2000 and 1999 reflect the results of past operations and are not intended as any representation as to results of operations for any future period. Future operations will necessarily be affected by various and diverse factors and developments, including changes in electric prices, regulation, population, business activity, asset dispositions, competition, taxes, environmental control, energy use, fuel, cost of labor, purchased power and other matters, the nature and effect of which cannot now be determined.

                           Three Months Ended       Nine Months Ended      Twelve Months Ended
                              September 30            September 30            September 30
                          ----------------------  ----------------------  ----------------------
                             2000        1999        2000        1999        2000        1999
                          ----------  ----------  ----------  ----------  ----------  ----------
                                          (Thousands Except Per Share Data)
Operating Revenues......  $2,220,289  $2,084,454  $5,685,671  $5,307,972  $7,225,646  $6,871,640
                          ----------  ----------  ----------  ----------  ----------  ----------
Operating Expenses and
 Taxes:
  Fuel..................  $   97,207  $  302,181  $  294,046  $  796,654  $  494,654  $1,049,699
  Purchased power.......     735,894     249,375   1,410,881     419,358   1,544,823     520,987
  Operation and
   maintenance..........     654,518     581,937   1,749,008   1,787,435   2,387,446   2,369,062
  Depreciation and
   amortization.........     230,214     202,109     831,859     700,388     974,719     929,731
  Taxes (except
   income)..............     138,610     144,791     406,357     407,286     507,525     535,247
  Income taxes..........      45,771     181,654     138,073     305,265     192,007     354,131
  Investment tax credits
   deferred--net .......      (5,499)     (7,021)   (16,498)     (21,063)   (21,263)     (27,856)
                          ----------  ----------  ----------  ----------  ----------  ----------
                          $1,896,715  $1,655,026  $4,813,726  $4,395,323  $6,079,911  $5,731,001
                          ----------  ----------  ----------  ----------  ----------  ----------
Operating Income........  $  323,574  $  429,428  $  871,945  $  912,649  $1,145,735  $1,140,639
                          ----------  ----------  ----------  ----------  ----------  ----------
Other Income and
 (Deductions):
  Interest on long-term
   debt, net of interest
   capitalized..........  $ (133,837) $ (134,622) $ (398,058) $ (413,132) $ (529,888) $ (522,526)
  Interest on notes
   payable..............      (7,538)     (5,282)    (13,709)    (13,003)    (19,308)    (17,377)
  Allowance for funds
   used during
   construction.........       5,599       6,581      16,610      15,982      22,440      20,121
  Income taxes
   applicable to
   nonoperating
   activities...........     (23,196)      2,080     (44,614)     (1,169)    (16,362)    (17,418)
  Provisions for
   dividends and
   redemption premiums--
   Preferred and
    preference stocks of
    ComEd...............        (534)     (1,830)     (2,773)   (20,170)      (6,359)   (33,991)
   ComEd-obligated
    mandatorily
    redeemable preferred
    securities of
    subsidiary trusts
    holding solely
    ComEd's subordinated
    debt securities.....      (7,428)     (7,428)    (22,283)    (22,283)    (29,710)    (29,710)
  Miscellaneous--net....       9,991      (9,175)    102,158      37,492      43,607      67,816
                          ----------  ----------  ----------  ----------  ----------  ----------
                          $ (156,943) $ (149,676) $ (362,669) $ (416,283) $ (535,580) $ (533,085)
                          ----------  ----------  ----------  ----------  ----------  ----------
Net Income before
 Extraordinary Items ...  $  166,631  $  279,752  $  509,276  $  496,366  $  610,155  $  607,554
Extraordinary Losses,
 less Applicable Income
 Taxes..................      (2,967)        --       (7,134)    (27,579)     (7,134)    (27,579)
                          ----------  ----------  ----------  ----------  ----------  ----------
Net Income..............  $  163,664  $  279,752  $  502,142  $  468,787  $  603,021  $  579,975
                          ==========  ==========  ==========  ==========  ==========  ==========
Earnings per common
 share before
 extraordinary items
  Basic.................  $     0.96  $     1.29  $     2.82  $     2.29  $     3.21  $     2.80
  Diluted...............  $     0.95  $     1.28  $     2.80  $     2.28  $     3.20  $     2.79
Extraordinary losses,
 less applicable income
 taxes (basic and
 diluted)...............  $    (0.02)        --   $    (0.04) $    (0.13) $    (0.04) $    (0.13)
Earnings per common
 share--
  Basic.................  $     0.94  $     1.29  $     2.78  $     2.16  $     3.17  $     2.67
  Diluted...............  $     0.93  $     1.28  $     2.76  $     2.15  $     3.16  $     2.66
Cash Dividends Declared
 per Common Share.......  $     0.40  $     0.40  $     1.20  $     1.20  $     1.60  $     1.60

  The accompanying Notes to Financial Statements are an integral part of the above statements.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

                          CONSOLIDATED BALANCE SHEETS

                                                     September 30, December 31,
                       ASSETS                            2000          1999
                       ------                        ------------- ------------
                                                       (Thousands of Dollars)
Utility Plant:
  Plant and equipment, at original cost (includes
   construction work in progress of $801 million and
   $672 million, respectively)......................  $25,742,682  $25,007,637
  Less--Accumulated provision for depreciation......   14,151,813   13,729,223
                                                      -----------  -----------
                                                      $11,590,869  $11,278,414
  Nuclear fuel, at amortized cost...................      845,401      843,724
                                                      -----------  -----------
                                                      $12,436,270  $12,122,138
                                                      -----------  -----------
Investments and Other Property:
  Nuclear decommissioning funds.....................  $ 2,662,020  $ 2,546,540
  Investment in leases..............................      395,868          --
  Nonutility property--less accumulated provision
   for depreciation of $24,894 and $17,345,
   respectively.....................................      251,329      304,976
  Goodwill..........................................       78,373       34,955
  Subsidiary companies..............................       17,583       50,417
  Other, at cost....................................      196,358      130,917
                                                      -----------  -----------
                                                      $ 3,601,531  $ 3,067,805
                                                      -----------  -----------
Current Assets:
  Cash and temporary cash investments...............  $   981,940  $ 1,696,336
  Cash held for redemption of securities............       71,622      285,056
  Other cash investments............................        1,231           62
  Special deposits..................................          515    1,845,730
  Investment in leases..............................    1,235,194          --
  Receivables--
    Customers.......................................    1,300,276    1,224,678
    Forward share repurchase contract...............          --       813,046
    Income Taxes....................................      731,707          --
    Other...........................................      192,266      181,532
    Provisions for uncollectible accounts...........     (48,004)      (50,814)
  Coal and fuel oil, at average cost................       18,271       15,613
  Materials and supplies, at average cost...........      239,929      221,157
  Deferred income taxes related to current assets
   and liabilities..................................       71,276       60,056
  Prepayments and other.............................      150,742       36,268
                                                      -----------  -----------
                                                      $ 4,946,965  $ 6,328,720
                                                      -----------  -----------
Deferred Charges and Other Noncurrent Assets:
  Regulatory assets.................................  $ 1,526,590  $ 1,792,907
  Other.............................................       71,279       94,463
                                                      -----------  -----------
                                                      $ 1,597,869  $ 1,887,370
                                                      -----------  -----------
                                                      $22,582,635  $23,406,033
                                                      ===========  ===========

   The accompanying Notes to Financial Statements are an integral part of the above statements.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

                          CONSOLIDATED BALANCE SHEETS

                                                     September 30, December 31,
           CAPITALIZATION AND LIABILITIES                2000          1999
           ------------------------------            ------------- ------------
                                                       (Thousands of Dollars)
Capitalization (see accompanying statements):
  Common stock equity...............................  $ 3,700,755  $ 5,332,611
  Preferred and preference stocks of ComEd--
    Without mandatory redemption requirements.......          --         1,790
  ComEd-obligated mandatorily redeemable preferred
   securities of subsidiary trusts holding solely
   ComEd's subordinated debt securities*............      350,000      350,000
  Long-term debt....................................    7,133,995    7,129,906
                                                      -----------  -----------
                                                      $11,184,750  $12,814,307
                                                      -----------  -----------
Current Liabilities:
  Notes payable.....................................  $ 1,477,990  $     4,750
  Current portion of long-term debt, redeemable
   preference stock and capitalized lease obliga-
   tions of subsidiary companies....................      350,474      915,439
  Accounts payable..................................      928,584      582,920
  Accrued interest..................................      136,473      146,718
  Accrued taxes.....................................      130,453    1,386,930
  Dividends payable.................................       70,406       94,090
  Customer deposits.................................       69,823       68,128
  Other.............................................      221,779      316,542
                                                      -----------  -----------
                                                      $ 3,385,982  $ 3,515,517
                                                      -----------  -----------
Deferred Credits and Other Noncurrent Liabilities:
  Deferred income taxes.............................  $ 3,451,783  $ 2,484,883
  Nuclear decommissioning liability for retired
   plants...........................................    1,288,000    1,259,700
  Accumulated deferred investment tax credits.......      461,762      484,717
  Accrued spent nuclear fuel disposal fee and re-
   lated interest...................................      797,457      763,427
  Obligations under capital leases of subsidiary
   companies........................................          --       161,611
  Regulatory liabilities............................      580,991      596,157
  Other.............................................    1,431,910    1,325,714
                                                      -----------  -----------
                                                      $ 8,011,903  $ 7,076,209
                                                      -----------  -----------
Commitments and Contingent Liabilities (Note 21)
                                                      $22,582,635  $23,406,033
                                                      ===========  ===========

  *As described in Note 10 of Notes to Financial Statements, the sole asset of ComEd Financing I, a subsidiary trust of ComEd, is $206.2 million principal amount of ComEd's 8.48% subordinated deferrable interest notes due September 30, 2035. The sole asset of ComEd Financing II, also a subsidiary trust of ComEd, is $154.6 million principal amount of ComEd's 8.50% subordinated deferrable interest debentures due January 15, 2027.

  The accompanying Notes to Financial Statements are an integral part of the above statements.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

                   STATEMENTS OF CONSOLIDATED CAPITALIZATION

                                                      September 30, December 31,
                                                          2000          1999
                                                      ------------- ------------
                                                        (Thousands of Dollars)
Common Stock Equity:
  Common stock, without par value--
   Outstanding--219,075,493 shares and 217,817,610
    shares, respectively.............................  $ 5,002,631  $ 4,971,618
  Preference stock expense of ComEd..................          --           (72)
  Retained earnings..................................      657,421      364,345
  Accumulated other comprehensive income.............        3,806        6,815
  Treasury stock--49,708,406 shares and 264,406
   shares, respectively..............................   (1,963,103)     (10,095)
                                                       -----------  -----------
                                                       $ 3,700,755  $ 5,332,611
                                                       -----------  -----------
Preferred and Preference Stocks of ComEd--
  Without Mandatory Redemption Requirements:
    $1.425 convertible preferred stock, cumulative,
     without par value--Outstanding--no shares and
     56,291 shares, respectively.....................  $       --   $     1,790
    Prior preferred stock, cumulative, $100 par value
     per share--
     No shares outstanding...........................          --           --
                                                       -----------  -----------
                                                       $       --   $     1,790
                                                       -----------  -----------
  Subject to Mandatory Redemption Requirements:
    Preference stock, cumulative, without par value--
     Outstanding--No shares and 700,000 shares,
      respectively...................................  $       --   $    69,475
    Current redemption requirements for preference
     stock included
     in current liabilities..........................          --       (69,475)
                                                       -----------  -----------
                                                       $       --   $       --
                                                       -----------  -----------
ComEd-Obligated Mandatorily Redeemable Preferred
 Securities of Subsidiary Trusts Holding Solely
 ComEd's Subordinated Debt Securities................  $   350,000  $   350,000
                                                       -----------  -----------
Long-Term Debt:
  First mortgage bonds:
    Maturing 2000 through 2004--5.30% to 9 3/8%......  $   326,000  $   698,245
    Maturing 2005 through 2014--4.40% to 8 3/8%......    1,299,400    1,299,400
    Maturing 2015 through 2023--6.75% to 9 7/8%......    1,486,950    1,589,443
                                                       -----------  -----------
                                                       $ 3,112,350  $ 3,587,088
  Transitional trust notes, due 2001 through 2008--
   5.29% to 5.74%....................................    2,804,541    3,070,000
  Sinking fund debentures, due 2001 through 2011--2
   7/8% to 4.75%.....................................       26,674       30,866
  Pollution control obligations, due 2007 through
   2014--4.65% to 5 7/8%.............................      137,700      139,200
  Other long-term debt...............................    1,447,201    1,089,347
  Current maturities of long-term debt included in
   current liabilities...............................     (350,474)    (737,615)
  Unamortized net debt discount and premium..........      (43,997)     (48,980)
                                                       -----------  -----------
                                                       $ 7,133,995  $ 7,129,906
                                                       -----------  -----------
                                                       $11,184,750  $12,814,307
                                                       -----------  -----------


   The accompanying Notes to Financial Statements are an integral part of the above statements.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

                  STATEMENTS OF CONSOLIDATED RETAINED EARNINGS

                            Three Months
                           Ended September   Nine Months Ended  Twelve Months Ended
                                 30            September 30        September 30
                          ------------------ ------------------ --------------------
                            2000      1999     2000      1999     2000       1999
                          --------  -------- --------  -------- ---------  ---------
                                          (Thousands of Dollars)
Balance at Beginning of
 Period.................  $561,502  $157,467 $364,345  $143,537  $348,126  $ 117,833
Add--Net income.........   163,664   279,752  502,142   468,787   603,021    579,975
                          --------  -------- --------  -------- ---------  ---------
                          $725,166  $437,219 $866,487  $612,324 $ 951,147  $ 697,808
                          --------  -------- --------  -------- ---------  ---------
Deduct--
   Cash dividends
     declared on
     common stock.......  $ 67,750  $ 86,979 $209,473  $260,760 $ 296,495  $ 347,566
   Other capital stock
     transactions--net..        (5)    2,114     (407)    3,438    (2,769)     2,116
                          --------  -------- --------  -------- ---------  ---------
                          $ 67,745  $ 89,093 $209,066  $264,198 $ 293,726  $ 349,682
                          --------  -------- --------  -------- ---------  ---------
Balance at End of Period
  (Includes $1,009
  million and $702
   million of
  appropriated retained
  earnings for future
  dividend payments at
  September 30, 2000 and
  1999, respectively)...  $657,421  $348,126 $657,421  $348,126 $ 657,421  $ 348,126
                          ========  ======== ========  ======== =========  =========

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

                STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME

                         Three Months Ended   Nine Months Ended   Twelve Months Ended
                            September 30         September 30        September 30
                         -------------------- ------------------- --------------------
                           2000       1999      2000      1999      2000       1999
                         ---------  --------- --------  --------- ---------  ---------
                                           (Thousands of Dollars)
Net Income.............. $ 163,664  $ 279,752 $502,142   $468,787  $603,021   $579,975
Other Comprehensive
 Income
  Unrealized
   gains/(losses) on
   securities and
   foreign currency
   translations......... $  (3,221) $     --  $ (2,696)       --  $   9,051  $     --
  Income taxes on other
   comprehensive income.        20        --      (313)       --     (5,245)       --
                         ---------  --------- --------  --------- ---------  ---------
  Other comprehensive               $                   $                    $
   income, net of tax... $  (3,201)       --  $ (3,009)       --  $   3,806        --
                         ---------  --------- --------  --------- ---------  ---------
Comprehensive Income.... $ 160,463  $ 279,752 $499,133  $468,787  $ 606,827  $ 579,975
                         =========  ========= ========  ========= =========  =========



   The accompanying Notes to Financial Statements are an integral part of the above statements.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

                     STATEMENTS OF CONSOLIDATED CASH FLOWS

                           Three Months Ended       Nine Months Ended        Twelve Months Ended
                              September 30            September 30              September 30
                          ---------------------  ------------------------  ------------------------
                             2000       1999        2000         1999         2000         1999
                          ----------  ---------  -----------  -----------  -----------  -----------
                                                 (Thousands of Dollars)
Cash Flow from Operating
 Activities:
 Net income.............  $  163,664  $ 279,752  $   502,142  $   468,787  $   603,021  $   579,975
 Adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities:
   Depreciation and
    amortization........     273,688    210,648      941,010      742,432    1,104,070      976,815
   Deferred income taxes
    and investment tax
    credits--net........     (87,381)   (10,983)    (171,786)    (109,303)  (1,511,488)     (35,026)
   Contribution to
    environmental trust.         --         --           --           --      (250,000)         --
   Recovery of coal
    reserve regulatory
    assets..............         --      91,642          --       111,578      178,038      108,078
   Change in MGP
    remediation
    liability...........      (2,600)       --        (3,800)         --        64,278          --
   Loss/(gain) on
    forward share
    arrangements........         --      17,514     (113,071)     (15,903)     (55,370)     (15,903)
   Provisions/(payments)
    for revenue
    refunds--net........         --      (2,439)         --       (22,297)        (371)         306
   Equity component of
    allowance for funds
    used during
    construction........      (2,643)    (2,243)      (7,945)      (5,999)      (9,735)      (7,600)
   Provisions/(payments)
    for liability for
    separation costs--
    net.................      19,303     (1,746)      10,248      (11,544)     (40,604)       1,029
   Net effect on cash
    flows of changes in:
     Receivables........    (127,965)    (2,306)     (47,845)      63,988     (267,880)      29,834
     Coal and fuel oil..       1,000     14,753         (141)       4,143       (3,666)      21,052
     Materials and
      supplies..........      (3,151)    (2,829)     (14,972)     (10,096)      (6,275)       8,150
     Accounts payable
      excluding
      separation costs--
      net...............     255,105     10,016      306,624      (92,907)     364,228       26,894
     Accrued interest
      and taxes.........      15,095      3,198     (901,804)     107,785      236,394     (123,605)
     Other changes in
      certain current
      assets and
      liabilities.......     (29,487)    37,883       19,597       89,881      (29,241)     152,030
   Other--net...........      58,435    (85,162)     155,658       49,221      (16,168)      40,340
                          ----------  ---------  -----------  -----------  -----------  -----------
                          $  533,063  $ 557,698  $   673,906  $ 1,369,766  $   359,231  $ 1,762,369
                          ----------  ---------  -----------  -----------  -----------  -----------
Cash Flow from Investing
 Activities:
 Construction
  expenditures..........  $ (319,698) $(271,921) $  (914,425) $  (752,614) $(1,285,302) $(1,042,735)
 Nuclear fuel
  expenditures..........    (123,007)   (90,926)    (224,486)    (204,873)    (273,096)    (247,458)
 Sales of generating
  plants................         --         --           --           --     4,885,720          --
 Investment in leases...     (17,279)       --    (1,631,062)         --    (1,631,062)         --
 Equity component of
  allowance for funds
  used during
  construction..........       2,643      2,243        7,945        5,999        9,735        7,600
 Contributions to
  nuclear
  decommissioning
  funds.................         --         --       (39,400)     (39,426)     (89,919)     (96,120)
 Other investments and
  special deposits......      (3,638)   (26,644)   1,694,534      (39,345)    (167,120)     (47,603)
 Plant removal costs--
  net...................      11,474    (17,291)      (7,486)     (49,303)     (25,915)     (89,464)
                          ----------  ---------  -----------  -----------  -----------  -----------
                          $ (449,505) $(404,539) $(1,114,380) $(1,079,562) $ 1,423,041  $(1,515,780)
                          ----------  ---------  -----------  -----------  -----------  -----------
Cash Flow from Financing
 Activities:
 Issuance of
  securities--
  Transitional trust
   notes................  $      --   $     --   $       --   $       --   $       --   $ 3,382,629
  Other long-term debt..     450,062     98,025      478,153      161,155      518,748      161,357
  Capital stock.........      18,465      3,763       31,013        8,175       43,859       13,912
 Retirement, redemption
  and repurchase of
  securities--
  Transitional trust
   notes................     (85,459)   (97,045)    (265,459)    (237,045)    (358,413)    (237,045)
  Other long-term debt..    (231,601)   (28,017)    (606,372)  (1,089,027)    (948,893)  (1,179,228)
  Common stock..........    (374,433)    (2,390)    (959,758)     (32,446)    (683,649)     (39,246)
  Preferred stock.......      (2,174)   (72,644)     (72,318)    (606,852)     (72,358)    (610,423)
 Common stock forward
  repurchase
  arrangements..........         --         --       (67,133)    (662,113)    (262,038)    (662,113)
 Cash dividends paid on
  common stock..........     (70,657)   (86,915)    (228,737)    (260,585)    (315,716)    (347,428)
 Nuclear fuel lease
  principal payments....    (235,365)   (55,610)    (269,985)    (157,546)    (367,841)    (208,820)
 Increase/(decrease) in
  short-term
  borrowings............     797,624     36,900    1,473,240      155,787    1,029,240       40,104
                          ----------  ---------  -----------  -----------  -----------  -----------
                          $  266,462  $(203,933) $  (487,356) $(2,720,497) $(1,417,061) $   313,699
                          ----------  ---------  -----------  -----------  -----------  -----------
Change in Net Cash
 Balance................  $  350,020  $ (50,774) $  (927,830) $(2,430,293) $   365,211  $   560,288
Cash, Temporary Cash
 Investments and Cash
 Held for Redemption of
 Securities:
   Balance at Beginning
    of Period...........     703,542    739,125    1,981,392    3,118,644      688,351      128,063
                          ----------  ---------  -----------  -----------  -----------  -----------
   Balance at End of
    Period..............  $1,053,562  $ 688,351  $ 1,053,562  $   688,351  $ 1,053,562  $   688,351
                          ==========  =========  ===========  ===========  ===========  ===========

   The accompanying Notes to Financial Statements are an integral part of the above statements.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

                         NOTES TO FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies.

  Corporate Structure and Basis of Presentation. Unicom is the parent holding company of ComEd and Unicom Enterprises. ComEd, a regulated electric utility, is the principal subsidiary of Unicom. Unicom Enterprises is an unregulated subsidiary of Unicom and is engaged, through its subsidiaries, in energy service activities.

  The consolidated financial statements include the accounts of Unicom, ComEd, Indiana Company, Edison Development, the Trusts, ComEd Funding, ComEd Funding Trust and Unicom's unregulated subsidiaries. All significant intercompany transactions have been eliminated. Although the accounts of ComEd Funding, ComEd Funding Trust and the subsidiaries of Unicom Investment, which are SPEs, are included in the consolidated financial statements, as required by GAAP, ComEd Funding, ComEd Funding Trust and the subsidiaries of Unicom Investment are legally separated from Unicom, ComEd and Unicom Investment. The assets of the SPEs are not available to creditors of Unicom, ComEd or Unicom Investment and the transitional property and investments held by the SPEs are not assets of Unicom, ComEd or Unicom Investment.

  See Note 2 for information on Unicom's merger with PECO.

  Use of Estimates. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Due to the transition to a new customer information and billing system, a larger portion of customer revenues and net receivables were based on estimates for the period July 1998 through November 1999 than in previous and subsequent periods.

  Regulation. ComEd is subject to regulation as to accounting and ratemaking policies and practices by the ICC and FERC. ComEd's accounting policies and the accompanying consolidated financial statements conform to GAAP applicable to rate-regulated enterprises for the non-generation portion of its business, including the effects of the ratemaking process in accordance with SFAS
No. 71, Accounting for the Effects of Certain Types of Regulation. Such effects on the non-generation portion of its business concern mainly the time at which various items enter into the determination of operating results in order to follow the principle of matching costs with the applicable revenues collected from or returned to customers through future rates.

  ComEd's investment in generation-related net utility plant, not subject to cost-based rate regulation, including construction work in progress and nuclear fuel, and excluding the decommissioning costs included in the accumulated provision for depreciation was $7.7 billion and $7.8 billion as of September 30, 2000 and December 31, 1999, respectively.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

  Regulatory Assets and Liabilities. Regulatory assets are incurred costs which have been deferred and are amortized for ratemaking and accounting purposes. Regulatory liabilities represent amounts to be settled with customers through future rates. Regulatory assets and liabilities reflected on the Consolidated Balance Sheets at September 30, 2000 and December 31, 1999 were as follows:

                                                      September 30, December 31,
                                                          2000          1999
                                                      ------------- ------------
                                                        (Thousands of Dollars)
Regulatory assets:
 Impaired production plant(1).......................   $  103,659    $  366,221
 Deferred income taxes (2)..........................      701,714       688,946
 Nuclear decommissioning costs--Dresden Unit 1......      189,506       202,308
 Nuclear decommissioning costs--Zion Units 1 and 2..      495,811       496,638
 Unamortized loss on reacquired debt (3)............       35,900        38,794
                                                       ----------    ----------
                                                       $1,526,590    $1,792,907
                                                       ==========    ==========
Regulatory liabilities:
 Deferred income taxes (2)..........................   $  580,991    $  596,157
                                                       ==========    ==========

--------
(1) Expected to be substantially recovered through regulated cash flow by the end of 2000.
(2) Recorded in compliance with SFAS No. 109, Accounting for Income Taxes, for non-generation related temporary differences.
(3) Amortized over the remaining lives of the non-generation related long-term debt issued to finance the reacquisition. See "Loss on Reacquired Debt" below for additional information.

  The regulatory assets for Dresden Unit 1 and Zion Units 1 and 2 represent unrecovered nuclear decommissioning costs, which are expected to be recovered over the periods 2000-2011 and 2000-2013, respectively, through future rate recoveries and related trust fund earnings. See "Depreciation, Amortization of Regulatory Assets and Liabilities and Decommissioning" below for additional information.

  Depreciation, Amortization of Regulatory Assets and Liabilities, and Decommissioning. Depreciation, amortization of regulatory assets and liabilities, and decommissioning for the three months, nine months and twelve months ended September 30, 2000 and 1999 were as follows:

                          Three Months Ended  Nine Months Ended Twelve Months Ended
                             September 30       September 30       September 30
                          ------------------- ----------------- -------------------
                            2000      1999      2000     1999     2000      1999
                          --------- --------- -------- -------- --------- ---------
                                           (Thousands of Dollars)
Depreciation expense....  $ 171,820 $ 180,598 $506,432 $538,623 $ 594,046 $ 714,518
Amortization of
 regulatory assets and
 liabilities--net.......     37,439       556  262,562   98,900   296,853   131,393
                          --------- --------- -------- -------- --------- ---------
                          $ 209,259 $ 181,154 $768,994 $637,523 $ 890,899 $ 845,911
Decommissioning expense.     20,955    20,955   62,865   62,865    83,820    83,820
                          --------- --------- -------- -------- --------- ---------
                          $ 230,214 $ 202,109 $831,859 $700,388 $ 974,719 $ 929,731
                          ========= ========= ======== ======== ========= =========

  The regulatory asset amortization recorded in the recent three, nine and twelve month periods represent amounts calculated in accordance with the earnings cap provisions of the 1997 Act.

  Consistent with the provisions of the 1997 Act, the (pre-tax) gain on the December 1999 sale of Fossil Plant assets of $2.587 billion resulted in a regulatory liability, which was used to recover

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES regulatory assets. Therefore, the gain on the sale, excluding $43 million of amortization of investment tax credits, was recorded as a regulatory liability in the amount of $2.544 billion and amortized in the fourth quarter of 1999. The amortization of the regulatory liability and additional regulatory asset amortization of $2.456 billion are reflected in depreciation and amortization expense on Unicom's Statements of Consolidated Operations and resulted in a net reduction to depreciation and amortization expense of $88 million in the fourth quarter of 1999.

  See Note 3 for additional information regarding amortization of regulatory assets with respect to limits on ComEd's earnings due to statutory sharing provisions. See Note 4 for additional information regarding the fossil plant sale.

  Provisions for depreciation, including nuclear plant, were at average annual rates of average depreciable utility plant and equipment for the three months, nine months and twelve months ended September 30, 2000 and 1999 as follows:

                         Three Months Ended  Nine Months Ended Twelve Months Ended
                            September 30       September 30       September 30
                         ------------------  ----------------- -------------------
                           2000      1999      2000     1999     2000      1999
                         --------- --------- -------- -------- --------- ---------
Average annual
 depreciation rates.....     2.70%     2.65%    2.70%    2.65%     2.69%     2.67%

  Nuclear plant decommissioning costs generally are accrued over the current NRC license lives of the related nuclear generating units. The accrual is based on an annual levelized cost of the unrecovered portion of estimated decommissioning costs, which are escalated for expected inflation to the expected time of decommissioning and are net of expected earnings on the trust funds. Dismantling is expected to occur relatively soon after the end of the current NRC license life of each generating station currently operating. The accrual for decommissioning is based on the prompt removal method authorized by NRC guidelines. ComEd's ten operating units have remaining current NRC license lives ranging from 9 to 28 years. ComEd's Zion Station and Dresden Unit 1 are retired and are expected to be dismantled beginning in the years 2014 and 2011, respectively, which is consistent with the regulatory treatment for recovery of the related decommissioning costs.

  Based on ComEd's most recent study, decommissioning costs are estimated to be $5.6 billion in current-year (2000) dollars, including a contingency allowance. These expenditures are expected to occur primarily during the period from 2010 through 2034. All such costs are expected to be funded by the external decommissioning trusts, which ComEd established in compliance with Illinois law and into which ComEd has been making annual contributions. Future decommissioning cost estimates may be significantly affected by the adoption of, or changes to NRC regulations, as well as changes in the assumptions used in making such estimates, including changes in technology, available alternatives for the disposal of nuclear waste and inflation.

  Since 1995, ComEd has collected decommissioning costs from its ratepayers in conjunction with a rider to its tariffs. The rider allows annual adjustments to decommissioning cost collections outside the context of a traditional rate proceeding and will continue under the 1997 Act. The ICC has approved ComEd's current funding plan, which provides for annual contributions of current accruals and ratable contributions of past accruals over the remaining current NRC license lives of the nuclear plants.

  ComEd is undertaking steps to transfer its nuclear generating assets, including the decommissioning trust funds, to a generation and power marketing subsidiary of Exelon ("Genco"), following the merger with PECO. On August 3, 2000 the NRC approved the request of ComEd and PECO to transfer licenses for both companies' nuclear plants from ComEd and PECO to Genco.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

  As part of the transfer of the nuclear generating stations, Genco is to assume responsibility for the decommissioning of those stations, including Zion Station and Dresden Unit 1, subject to an obligation of ComEd to continue to collect decommissioning-related charges from its customers. In May 2000, ComEd filed a petition with the ICC seeking approval to revise its existing decommissioning rider to its rates. Under the proposed revision, ComEd would collect approximately $121 million annually for a period of six years, after which the decommissioning rider and collection of decommissioning funds would end. On October 25, 2000, an ICC hearing examiner issued a proposed order denying ComEd's petition on the basis that existing law does not allow the ICC to authorize ComEd to continue to collect funds for decommissioning nuclear generating plants that it no longer owns. ComEd believes that the proposed order is wrong as a matter of law and that the ICC has the statutory authority to grant ComEd's petition. The ICC is not bound by the proposed order and may accept or reject it, in whole or in part, in preparing its final order in the proceedings. Responses from the parties to the proceedings regarding the proposed order are due in early November and a final order is expected before year-end. ComEd is evaluating the effect of the proposed order on the proposed structure of the Genco transaction. The transfer of the nuclear assets, including the decommissioning trust funds, are subject to satisfactory resolution of significant regulatory and tax issues. Although ComEd cannot currently determine whether an alternative funding structure will ultimately be approved and implemented, such a structure could increase the decommissioning cost recovery risk. See Note 2 for additional information on the merger of Unicom and PECO.

  For the ten operating nuclear units, decommissioning cost accruals are recorded as portions of depreciation expense and accumulated provision for depreciation on the Statements of Consolidated Operations and the Consolidated Balance Sheets, respectively, as such costs are recovered through rates. As of September 30, 2000, the total decommissioning costs included in the accumulated provision for depreciation were $2,197 million.

  For ComEd's retired nuclear units, the total estimated liability for nuclear decommissioning in current-year (2000) dollars is recorded as a noncurrent liability. The unrecovered portion of the liability is recorded as a regulatory asset. The nuclear decommissioning liability for retired plants as of September 30, 2000 was as follows:

                                                               Zion
                                                    Dresden   Units
                                                     Unit 1  1 and 2    Total
                                                    -------- -------- ----------
                                                       (Thousands of Dollars)
Amounts recovered through rates and investment
 fund earnings....................................  $124,394 $478,289 $  602,683
Unrecovered portion of the liability..............   189,506  495,811    685,317
                                                    -------- -------- ----------
 Nuclear decommissioning liability for retired
  plants..........................................  $313,900 $974,100 $1,288,000
                                                    ======== ======== ==========

  Under Illinois law, decommissioning cost collections are required to be deposited into external trusts. Consequently, such collections do not add to the cash flows available for general corporate purposes. The fair value of funds accumulated in the external trusts at September 30, 2000 was $2,662 million, which includes pre-tax unrealized appreciation of $702 million. The earnings on the external trusts for operating plants accumulate in the fund balance and accumulated provision for depreciation. Nuclear decommissioning funding as of September 30, 2000 was as follows:

                                                          (Thousands of Dollars)
Amounts recovered through rates and investment fund
 earnings for operating plants (included in the
 accumulated provision for depreciation)................        $2,196,811
Amounts recovered through rates and investment fund
 earnings for retired plants............................           602,683
Less past accruals not yet contributed to the trusts....           137,474
                                                                ----------
 Fair value of external trust funds.....................        $2,662,020
                                                                ==========

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

  In February 2000, the FASB issued an exposure draft addressing the accounting for asset removal costs, including those relating to nuclear decommissioning. The exposure draft would require companies to recognize the entire decommissioning liability on the balance sheet when the liability is incurred very early in the operating life of the generating station, rather than ratably over the operating life of the station as is the current industry accounting practice. The cost basis of the related nuclear power plant would be increased by a corresponding amount at the time the liability is recorded and depreciated over the operating life. Although over the life of the stations total decommissioning provisions would approximate the total amount recognized over the life of the stations under current electric utility accounting practices, amounts for interim years could increase or decrease from currently expected decommissioning provisions. However, ComEd does not believe such changes will adversely impact results of operations due to the ability to recover decommissioning costs through rates. The exposure draft is proposed to be effective for financial statements issued for fiscal years beginning after June 15, 2001. A final statement is expected to be issued during the first quarter of 2001.

  Customer Receivables and Revenues. ComEd is engaged principally in the production, purchase, transmission, distribution and sale of electricity to a diverse base of residential, commercial, industrial and wholesale customers. ComEd's electric service territory has an area of approximately 11,300 square miles and an estimated population of approximately eight million as of September 30, 2000. It includes the City, an area of about 225 square miles with an estimated population of approximately three million from which ComEd derived approximately 30 percent of its ultimate consumer revenues in 1999. ComEd had approximately 3.5 million electric customers at September 30, 2000. Revenues are recognized as electric and delivery services are provided to customers.

  As a result of the implementation of a new customer billing and information system in July 1998, billing and collection delays temporarily increased accounts receivable from customers. In December 1998 and June 1999, ComEd recorded increased provisions for uncollectible accounts to recognize the estimated portion of the receivables that are not expected to be recoverable. Such provisions increased O&M expenses by $35 million in the twelve months ended September 30, 1999, compared to normally expected levels. Receivables from customers include $53 million and $103 million as of September 30, 2000 and December 31, 1999, respectively, in estimated unbilled revenue for service that has been provided to customers, but for which bill issuance was delayed beyond the normal date of issuance. Receivables from customers as of September 30, 2000 and December 31, 1999 also include $321 million and $295 million, respectively, for estimated unbilled revenues for electric service that has been provided to customers subsequent to the normal billing date and prior to the end of the reporting period. See "Use of Estimates" above for additional information regarding ComEd's revenues and net receivables.

  See Note 3 for additional information.

  Nuclear Fuel. The cost of nuclear fuel is amortized to fuel expense based on the quantity of heat produced using the unit of production method. As authorized by the ICC, provisions for spent nuclear fuel disposal costs have been recorded at a level required to recover the fee payable on the current nuclear-generated and sold electricity and the current interest accrual on the one-time fee payable to the DOE for nuclear generation prior to April 7, 1983. The one-time fee and interest thereon have been recovered and the current fee and interest on the one-time fee are presently being recovered through base rates. See Note 13 for additional information concerning the disposal of spent nuclear fuel, one-time fee and interest accrual on the one-time fee. Nuclear fuel expenses, including leased fuel costs

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES and provisions for spent nuclear fuel disposal costs, were $97 million and $107 million for the three months ended September 30, 2000 and 1999, respectively, $294 million and $288 million for the nine months ended September 30, 2000 and 1999, respectively, and $386 million and $372 million for the twelve months ended September 30, 2000 and 1999, respectively.

  Income Taxes. Deferred income taxes are provided for income and expense items recognized for financial accounting purposes in periods that differ from those for income tax purposes. Income taxes deferred in prior years are charged or credited to income as the book/tax temporary differences reverse. Prior years' deferred investment tax credits are amortized through credits to income generally over the lives of the related property. Income tax credits resulting from interest charges applicable to nonoperating activities, principally construction, are classified as other income.

  AFUDC and Interest Capitalized. In accordance with the uniform systems of accounts prescribed by regulatory authorities, ComEd capitalizes AFUDC, compounded semiannually, which represents the estimated cost of funds used to finance its construction program for the non-generation portion of its business. The equity component of AFUDC is recorded on an after-tax basis and the borrowed funds component of AFUDC is recorded on a pre-tax basis. The average annual capitalization rates for AFUDC were 8.29% and 7.87% for the three months ended September 30, 2000 and 1999, respectively, 8.29% and 7.85% for the nine months ended September 30, 2000 and 1999, respectively, and 8.14% and 7.92% for the twelve months ended September 30, 2000 and 1999, respectively. In accordance with SFAS No. 34, Capitalization of Interest Cost, ComEd capitalized $2 million and $4 million for the three months ended September 30, 2000 and 1999, respectively, $4 million and $16 million for the nine months ended September 30, 2000 and 1999, respectively, and $10 million and $31 million for the twelve months ended September 30, 2000 and 1999, respectively, in interest costs on its generation-related construction work in progress and nuclear fuel in process. AFUDC and interest capitalized do not contribute to the current cash flow of Unicom or ComEd.

  Interest. Total interest costs incurred on debt, leases and other obligations were $160 million and $160 million for the three months ended September 30, 2000 and 1999, respectively, $473 million and $484 million to the nine months ended September 30, 2000 and 1999, respectively, and $631 million and $611 million for the twelve months ended September 30, 2000 and 1999, respectively.

  Debt Discount, Premium and Expense. Discount, premium and expense on long-term debt of ComEd are being amortized over the lives of the respective issues.

  Loss on Reacquired Debt. Consistent with regulatory treatment, the net loss from ComEd's reacquisition, in connection with the refinancing of first mortgage bonds, sinking fund debentures and pollution control obligations prior to their scheduled maturity dates, is deferred and amortized over the lives of the long-term debt issued to finance the reacquisition for non-generation related financings. See "Regulatory Assets and Liabilities" above and Note 3 for additional information.

  Stock Option Awards/Employee Stock Purchase Plan. Unicom has elected to adopt SFAS No. 123, Accounting for Stock-Based Compensation, for disclosure purposes only. Unicom accounts for its stock option awards and ESPP under APB Opinion No. 25, Accounting for Stock Issued to Employees. See Note 7 for additional information.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

  Average Common Shares Outstanding. The number of average outstanding common shares used to compute basic and diluted EPS for the three months, nine months and twelve months ended September 30, 2000 and 1999 were as follows:

                          Three Months Ended  Nine Months Ended Twelve Months Ended
                             September 30       September 30       September 30
                          ------------------- ----------------- -------------------
                            2000      1999      2000     1999     2000      1999
                          --------- --------- -------- -------- --------- ---------
                                            (Thousands of Shares)
Average Number of Common
 Shares Outstanding:
 Average Number of
  Common Shares--Basic..    174,003   217,375  180,739  217,231   189,935   217,208
 Potentially Dilutive
  Common Shares--
  Treasury Method:
   Stock Options........      1,595       801    1,025      777       899       777
   Other Convertible
    Securities..........         86        89       86       89        86        89
                          --------- --------- -------- -------- --------- ---------
Average Number of Common
 Shares--Diluted........    175,684   218,265  181,850  218,097   190,920   218,074
                          ========= ========= ======== ======== ========= =========

  Energy Risk Management Contracts. In the normal course of business, ComEd utilizes contracts for the forward sale and purchase of energy to manage effectively the utilization of its available generating capability. ComEd also utilizes put and call option contracts and energy swap arrangements to limit the market price risk associated with the forward commodity contracts. As ComEd does not currently utilize financial or commodity instruments for trading or speculative purposes, any gains or losses on forward commodity contracts are recognized when the underlying transactions affect earnings. Revenues and expenses associated with market price risk management contracts are amortized over the terms of such contracts.

  In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded on the Consolidated Balance Sheets as either an asset or liability measured at its fair value. In June 2000, FASB issued SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, as an amendment of SFAS No. 133. SFAS No. 133, as amended, requires that changes in the derivative's fair value be recognized currently in earnings, unless specific hedge accounting criteria are met. The accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item on the Statements of Consolidated Operations, and requires companies to formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

  The effective date of SFAS No. 133, as amended, has been delayed for one year, to fiscal years beginning after June 15, 2000. SFAS No. 133. SFAS No. 133, as amended, must be applied to (i) derivative instruments and
(ii) certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantively modified after January 1, 1998 or January 1, 1999 at the Company's election.

  Unicom and ComEd will adopt SFAS No. 133 on January 1, 2001, and are in the final process of reviewing their various contracts to determine which contracts need to be reflected as derivatives under the standard and accounted for at fair value. Among the contracts that are expected to be subject to the

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES fair value requirements are contracts related to electricity and gas purchases and sales. Unicom and ComEd have not fully quantified the effects on their financial statements of adopting SFAS No. 133 on January 1, 2001. The ultimate impact will depend upon market prices, at the time of adoption, for electricity and gas. Adoption of SFAS No. 133 in 2001 will result in increased volatility in earnings.

  Reclassifications. Certain prior year amounts have been reclassified to conform with current period presentation. These reclassifications had no effect on operating results.

  Cash Held for Redemption of Securities. As of September 30, 2000, the cash held for redemption of securities reported on the Consolidated Balance Sheets includes $72 million of escrowed cash and pending instrument funding charges collected from ComEd customers to be applied to the principal and interest payment on the transitional trust notes. See Note 3 for additional information.

  Investment in Leases. In June 2000, Unicom Investment entered into a like-kind exchange transaction utilizing proceeds from the December 1999 sale of fossil generating stations. Under the transaction, Unicom Investment invested approximately $1.6 billion, previously classified as special deposits, in passive generating station leases with two separate entities. The generating stations were leased back to such entities as part of the transaction. For financial accounting purposes, the investments are accounted for as direct financing lease investments. Under the terms of the lease agreements, Unicom Investment will receive prepayments of its scheduled lease payments of about $1.24 billion in the fourth quarter of 2000 which will reduce the outstanding lease investment at that time.

  The components of the net investment in the direct financing leases as of September 30, 2000 are as follows:

                                                                     (Thousands
                                                                         of
                                                                      Dollars)
                                                                     ----------
      Total minimum lease payments.................................. $2,727,233
      Less: Unearned income.........................................  1,096,172
                                                                     ----------
                                                                     $1,631,062
                                                                     ==========

  Goodwill. Goodwill represents the excess of the purchase consideration over the fair value of the net assets of the companies or natural gas service contracts acquired by subsidiaries of Unicom Enterprises. Goodwill arising from such acquisitions is generally being amortized on a straight-line basis over 40 years for goodwill arising from the acquisition of established mechanical services companies and over 10 to 15 years for the goodwill arising from the acquisition of performance contracting companies and natural gas service contracts.

  Statements of Consolidated Cash Flows. For purposes of the Statements of Consolidated Cash Flows, temporary cash investments, generally investments maturing within three months at the time of purchase, and cash held for redemption of securities are considered to be cash equivalents. Supplemental cash flow information for the three months, nine months and twelve months ended September 30, 2000 and 1999 was as follows:

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

                          Three Months Ended   Nine Months Ended  Twelve Months Ended
                             September 30        September 30        September 30
                          ------------------- ------------------- -------------------
                            2000      1999       2000      1999      2000      1999
                          --------- --------- ---------- -------- ---------- --------
                                            (Thousands of Dollars)
Supplemental Cash Flow
 Information:
 Cash paid during the
  period for:
   Interest (net of
    amount capitalized).   $143,101  $158,363 $  411,261 $485,881 $  532,195 $572,934
   Income taxes (net of
    refunds)............  $  28,080  $140,915 $1,114,302 $225,022 $1,344,460 $484,873
Supplemental Schedule of
 Non-Cash Investing and
 Financing Activities:
 Capital lease
  obligations incurred
  by subsidiary
  companies.............  $     --  $     189 $       34 $  1,625 $      154 $  3,062

  (2) Merger Agreement. On October 19, 2000, Unicom and PECO received approval from the Securities and Exchange Commission under the Public Utilities Holding Company Act of 1935, the last regulatory approval, to complete their merger to form Exelon Corporation. The companies completed the merger on October 20, 2000 and began trading as Exelon Corporation (NYSE: EXC) on October 23, 2000.

  Upon completion of the merger, PECO and ComEd became the principal utility subsidiaries of Exelon. This result was achieved by a mandatory exchange of the outstanding common stock of PECO for common stock of Exelon, and a subsequent merger of Unicom with and into Exelon wherein holders of Unicom common stock received 0.875 shares of Exelon common stock plus $3.00 in cash for each of their shares of Unicom common stock. The merger transaction will be accounted for as a purchase of Unicom by PECO.

  Consistent with Unicom's $1 billion share repurchase commitment in the merger agreement with PECO, Unicom has completed the repurchase of 24 million shares of its common stock. The shares were repurchased from the open market over the recent ten months pursuant to agreements with financial institutions. Approximately $153 million of these share repurchases were funded with proceeds from the 1998 issuance of transitional trust notes. The remaining share repurchases were funded from available funds, including funds ultimately resulting from the fossil plant sale. These share repurchases are in addition to 26.3 million shares of Unicom common stock that Unicom repurchased in January 2000 upon settlement of certain forward purchase contracts. See Notes 6 and 23 for additional information.

  ComEd and PECO are undertaking steps to transfer their generating assets and wholesale power marketing operations to subsidiaries following the consummation of the merger. Subsequent to those transfers, these subsidiaries will be transferred to Exelon and ultimately will be combined into a power generation and marketing company, which will be a direct subsidiary of Exelon ("Genco"). In ComEd's case, the transfer will include its Braidwood, Byron, Dresden, LaSalle and Quad Cities nuclear generating stations representing an aggregate generating capability of 9,566 megawatts, its Zion station, its rights and obligations under various power purchase agreements, the assets constituting its nuclear decommissioning trusts and its wholesale power marketing business. Genco will enter into a power purchase agreement with ComEd in which Genco will undertake to supply ComEd's full requirements for electric energy through 2004 and all of ComEd's requirements up to the available capacity of the nuclear generating stations in 2005 and 2006. On August 3, the NRC approved the request of ComEd and PECO to transfer licenses for both companies' nuclear plants from ComEd and PECO to Genco.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

  As part of the transfer of the nuclear generating stations, Genco is to assume responsibility for the decommissioning of those stations, including Zion Station and Dresden Unit 1, subject to an obligation of ComEd to continue to collect decommissioning-related charges from its customers. In May 2000, ComEd filed a petition with the ICC seeking approval to revise its existing decommissioning rider to its rates. Under the proposed revision, ComEd would collect approximately $121 million annually for a period of six years, after which the decommissioning rider and collection of decommissioning funds would end. On October 25, 2000, an ICC hearing examiner issued a proposed order denying ComEd's petition on the basis that existing law does not allow the ICC to authorize ComEd to continue to collect funds for decommissioning nuclear generating plants that it no longer owns. ComEd believes that the proposed order is wrong as a matter of law and that the ICC has the statutory authority to grant ComEd's petition. The ICC is not bound by the proposed order and may accept or reject it, in whole or in part, in preparing its final order in the proceedings. Responses from the parties to the proceedings regarding the proposed order are due in early November and a final order is expected before year-end. ComEd is evaluating the effect of the proposed order on the proposed structure of the Genco transaction. The transfer of the nuclear assets, including the decommissioning trust funds, are subject to satisfactory resolution of significant regulatory and tax issues.

  (3) Accounting Effects Related to the 1997 Act. In December 1997, the Governor of Illinois signed into law the 1997 Act, which established a phased process to introduce competition into the electric industry in Illinois under a less regulated structure. The 1997 Act was amended in June 1999.

  As a result of the 1997 Act and FERC rules, prices for the supply of electric energy are expected to transition from cost-based, regulated rates to rates determined by competitive market forces. Accordingly, the 1997 Act provides for, among other things, gradual customer access to other electric suppliers or a power purchase option which allows the purchase of electric energy from ComEd at market based prices, and the collection of a CTC from customers who choose to purchase electric energy from a RES or elect the power purchase option during a transition period that extends through 2006. Effective October 1, 1999, the CTC was established in accordance with a formula defined in the 1997 Act. The CTC, which is applied on a cents per kilowatthour basis, considers the revenue which would have been collected from a customer under tariffed rates, reduced by the revenue the utility will receive for providing delivery services to the customer, the market price for electricity and a defined mitigation factor, which represents the utility's opportunity to develop new revenue sources and achieve cost savings. The CTC allows ComEd to recover some of its costs which might otherwise be unrecoverable under market-based rates. Nonetheless, ComEd will need to take steps to address the portion of such costs which are not recoverable through the CTC. Such steps may include cost control efforts, developing new sources of revenue and asset dispositions. See Note 4 for additional information.

  As of June 1, 2000, more than 62,000 non-residential customers are eligible to choose a new electric supplier or elect the purchase power option. As of September 30, 2000, over 7,800 non-residential customers, representing approximately 18 percent of ComEd's retail kilowatthour sales for the twelve months prior to the introduction of open access, elected to receive their electric energy from a RES or chose the purchase power option. The impact of customer choice on results of operations will depend on various factors, including the extent to which customers elect to receive energy from a RES or the purchased power option, the development of a competitive market, the market price for energy, the extent to which ComEd develops new sources of revenue and the results of cost control efforts. Because of the inherent uncertainty in these factors ComEd is unable to predict the long term impact of customer choice on results of operations. However, ComEd does not expect customer choice to have a material effect in the near term as a result of the collection of CTCs as provided by the 1997 Act.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

  Utilities are required to continue to offer delivery services, including the transmission and distribution of electric energy, such that customers who select a RES can receive electric energy from that supplier using existing transmission and distribution facilities. Such services will continue to be offered under cost-based, regulated rates. The ICC issued orders in August and September 1999 approving, with modifications, ComEd's delivery service tariffs.

  The 1997 Act also provides for a 15% residential base rate reduction which became effective August 1, 1998 and an additional 5% residential base rate reduction in October 2001. ComEd's operating revenues were reduced by approximately $170 million in 1998 due to the 15% residential base rate reduction. The 15% rate reduction further reduced ComEd's operating revenues by approximately $226 million in 1999, compared to 1998 rate levels.

  Notwithstanding the rate reductions and subject to certain earnings tests, a rate freeze will generally be in effect until at least January 1, 2005. During this period, utilities may reorganize, sell or assign assets, retire or remove plants from service, and accelerate depreciation or amortization of assets with limited ICC regulatory review. A utility may request a rate increase during the rate freeze period only when necessary to ensure the utility's financial viability. Under the earnings provision of the 1997 Act, if the earned return on common equity of a utility during this period exceeds an established threshold, one-half of the excess earnings must be refunded to customers. The threshold rate of return on common equity is based on the 30-Year Treasury Bond rate, plus 5.5% in the years 1998 and 1999, and plus 8.5% in the years 2000 through 2004. The utility's earned return on common equity and the threshold return on common equity for ComEd are each calculated on a two-year average basis. The earnings sharing provision is applicable only to ComEd's earnings. Consistent with the provisions of the 1997 Act, increased amortization of regulatory assets may be recorded, thereby reducing the earned return on common equity, if earnings otherwise would have exceeded the maximum allowable rate of return. The potential for earnings sharing or increased amortization of regulatory assets could limit earnings in future periods. ComEd's returns on average common equity for the years 1999 and 1998 were 11.56% and 10.86%, respectively. The average return of 11.21% for the two year period ended December 31, 1999 equaled the threshold return for that period under the earnings provisions of the 1997 Act. ComEd does not currently expect to trigger the earnings sharing provisions of the 1997 Act in the years 2000 through 2004.

  The 1997 Act also allows a portion of ComEd's future revenues to be segregated and used to support the issuance of securities by ComEd or a SPE. The proceeds, net of transaction costs, from such security issuances must be used to refinance outstanding debt or equity or for certain other limited purposes. In December 1998, ComEd initiated the issuance of $3.4 billion of transitional trust notes through its SPEs, ComEd Funding and ComEd Funding Trust. The proceeds from the transitional trust notes, net of transaction costs, were used to redeem long-term debt and preference stock and reduce ComEd's outstanding short-term debt, as required. Unicom has also repurchased its common stock using proceeds it received from ComEd's repurchase of its common stock held by Unicom. The balance of the proceeds were used for the payment of fees and other debt issuance costs and a collateral requirement related to the transitional trust notes.

  (4) Fossil Plant Sale. In December 1999, ComEd completed the sale of its fossil generating assets to EME for a cash purchase price of $4.8 billion. The fossil generating assets represent an aggregate generating capacity of approximately 9,772 megawatts.

  Just prior to the consummation of the fossil plant sale, ComEd transferred these assets to an affiliate, Unicom Investment. In consideration for the transferred assets, Unicom Investment paid ComEd consideration totalling approximately $4.8 billion in the form of a demand note in the amount

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES of approximately $2.4 billion and an interest-bearing note with a maturity of twelve years. Unicom Investment immediately sold the fossil plant assets to EME, in consideration of which Unicom Investment received approximately $4.8 billion in cash from EME. Immediately after its receipt of the cash payment from EME, Unicom Investment paid the $2.4 billion aggregate principal due to ComEd under the demand note. Unicom Investment will use the remainder of the cash received from EME to fund other business opportunities, including the share repurchases. Of the cash received by ComEd, $1.5 billion has been used to pay the costs and taxes associated with the fossil plant sale, including ComEd's contribution of $250 million of the proceeds to an environmental trust as required by the 1997 Act. The remainder of the demand note proceeds will be available to ComEd to fund, among other things, transmission and distribution projects, nuclear generation station projects, and environmental and other initiatives. See Note 1, under "Investment in Leases," for additional information.

  The sale produced an after-tax gain of approximately $1.6 billion, after recognizing commitments associated with certain coal contracts ($350 million), recognizing employee-related costs ($112 million) and contributing to the environmental trust. The coal contract costs include the amortization of the remaining balance of ComEd's regulatory asset for unrecovered coal reserves of $178 million and the recognition of $172 million of settlement payments related to the above-market portion of coal purchase commitments ComEd assigned to EME at market value upon completion of the fossil plant sale. The severance costs included pension and post-retirement welfare benefit curtailment and special termination benefit costs of $51 million and transition, separation and retention payments of $61 million. A total of 1,730 fossil station employee positions were eliminated upon completion of the fossil plant sale on December 15, 1999. The employees whose positions were eliminated have been terminated. Consistent with the provisions of the 1997 Act, the (pre-tax) gain on the sale of $2.587 billion resulted in a regulatory liability, which was used to recover regulatory assets. Therefore, the gain on the sale, excluding $43 million of amortization of investment tax credits, was recorded as a regulatory liability in the amount of $2.544 billion and amortized in the fourth quarter of 1999. The amortization of the regulatory liability and additional regulatory asset amortization of $2.456 billion are reflected in depreciation and amortization expense on Unicom's Statement of Consolidated Operations. See Note 1, under "Regulatory Assets and Liabilities," for additional information.

  (5) Authorized Shares, Voting Rights and Stock Rights of Capital Stock. At September 30, 2000, Unicom's authorized shares consisted of 400,000,000 shares of common stock. The authorized shares of ComEd preferred and preference stocks at September 30, 2000 were: preference stock--6,810,451 shares and prior preferred stock--850,000 shares. The preference and prior preferred stocks are issuable in series and may be issued with or without mandatory redemption requirements.

  Pursuant to a plan adopted by the Unicom Board of Directors on February 2, 1998, each share of Unicom's common stock carries the right (referred to herein as a "Right") to purchase one-thousandth of one share of Unicom's common stock at a purchase price of $100 per whole share of common stock, subject to adjustment. The plan was amended on September 22, 1999 to render the Rights inapplicable to the transactions contemplated by the Merger Agreement. The Rights are tradable only with Unicom's common stock until they become exercisable. The Rights become exercisable upon the earlier of ten days following a public announcement that a person (an "Acquiring Person") has acquired 15% or more of Unicom's outstanding common stock or ten business days (or such later date as may be determined by action of the Board of Directors) following the commencement of a tender or exchange offer which, if consummated, would result in a person or group becoming an Acquiring Person. The Rights are subject to redemption by Unicom at a price of $0.01 per Right, subject to certain limitations, and will expire on February 2, 2008. If a person or group becomes an Acquiring

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES stock at a 50% discount from the then current market price. If Unicom is acquired in a merger or other business combination transaction in which Unicom is not the survivor, or 50% or more of Unicom's assets or earning power is sold or transferred, each holder of a Right shall then have the right to receive, upon exercise, common stock of the acquiring company at a 50% discount from the then current market price of such common stock. Rights held by an Acquiring Person become void upon the occurrence of such events.

  (6) Common Equity. In January 2000, Unicom physically settled the forward share repurchase arrangements it had with financial institutions for the repurchase of 26.3 million Unicom common shares. Prior to settlement, the repurchase arrangements were recorded as a receivable on Unicom's Consolidated Balance Sheets based on the aggregate market value of the shares under the arrangements. In 1999, net unrealized losses of $44 million (after-tax), or $0.20 per common share were recorded related to the arrangements. The settlement of the arrangements in January 2000 resulted in a gain of $113 million (after-tax), which was recorded in the first quarter of 2000. The settlement of the arrangements resulted in a reduction in Unicom's outstanding common shares and common stock equity effective January 2000.

  Consistent with Unicom's $1 billion share repurchase commitment in the merger agreement with PECO, Unicom has completed the repurchase of 24 million shares of its common stock. The shares were repurchased from the open market over the recent ten months pursuant to agreements with financial institutions. Approximately $153 million of the share repurchases were funded with proceeds from the 1998 issuance of transitional trust notes.

  At September 30, 2000, shares of Unicom common stock were reserved for the following purposes:

      Long-Term Incentive Plan........................................ 1,041,015
      Employee Stock Purchase Plan....................................   284,940
      Shareholder Rights Plan.........................................   400,000
      Exchange for ComEd common stock not held by Unicom..............    86,040
      1996 Directors' Fee Plan........................................   135,791
                                                                       ---------
                                                                       1,947,786
                                                                       =========

  Common stock issued/(reacquired) for the three months, nine months and twelve months ended September 30, 2000 and 1999 was as follows:

                           Three Months Ended    Nine Months Ended     Twelve Months Ended
                              September 30          September 30           September 30
                          --------------------- ---------------------  ---------------------
                             2000        1999       2000       1999        2000       1999
                          -----------  -------- ------------  -------  ------------  -------
Shares of Common Stock
 Issued/(Reacquired):
 Long-Term Incentive
  Plan..................      520,842   154,971    1,190,748  388,186     1,254,063  510,850
 Employee Stock Purchase
  Plan..................          --        --        38,857   45,126        83,231   86,884
 Exchange for ComEd com-
  mon stock not held by
  Unicom................          590       --         1,610   (3,330)        2,486    1,727
 1996 Directors' Fee
  Plan..................        1,085       739       26,668    4,087        28,102    7,088
 Treasury Stock.........   (7,798,100)      --   (49,444,000)     --    (49,444,000)     --
                          -----------  -------- ------------  -------  ------------  -------
                           (7,275,583)  155,710  (48,186,117) 434,069   (48,076,118) 606,549
                          ===========  ======== ============  =======  ============  =======

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

                          Three Months Ended   Nine Months Ended     Twelve Months Ended
                             September 30         September 30           September 30
                          -----------------------------------------  ---------------------
                             2000      1999      2000        1999       2000        1999
                          ----------  -------------------  --------  -----------  --------
                                             (Thousands of Dollars)
Changes in Common Stock
 Accounts:
 Total shares issued....  $   18,492  $ 3,756 $    30,935  $  8,533  $    43,691  $ 14,463
 Net cash settlement of
  forward share repur-
  chase contract........         --       --          --    (16,454)         --    (16,454)
 Share repurchases......    (374,434)     --   (1,953,008)      --    (1,953,008)      --
 Shares held by trustee
  for Unicom Stock Bonus
  Deferral Plan.........         --       --          --        --           --      7,428
 Other..................         (27)       7          78       144           87       (51)
                          ----------  ------- -----------  --------  -----------  --------
                          $ (355,969) $ 3,763 $(1,921,995) $ (7,777) $(1,909,230) $  5,386
                          ==========  ======= ===========  ========  ===========  ========

  At September 30, 2000 and December 31, 1999, 75,082 and 75,692,
respectively, ComEd common stock purchase warrants were outstanding. The warrants entitle the holders to convert such warrants into common stock of ComEd at a conversion rate of one share of common stock for three warrants.

  (7) Stock Option Awards/Employee Stock Purchase Plan. Unicom has a nonqualified stock option awards program under its Long-Term Incentive Plan. The stock option awards program was adopted by Unicom in July 1996 to reward valued employees responsible for, or contributing to, the management, growth and profitability of Unicom and its subsidiaries. The stock options granted expire ten years from their grant date. One-third of the shares subject to the options vest on each of the first three anniversaries of the option grant date. In addition, the stock options will become fully vested immediately if the holder dies, retires, is terminated by the Company, other than for cause, or qualifies for long-term disability. Options granted before July 22, 1998 also vest in full upon a change in control, while options granted on or after July 22, 1998 vest in full if the option holder is terminated within 24 months after a change of control.

  Stock option transactions through September 30, 2000 are summarized as follows:

                                                     Number of  Weighted Average
                                                      Options    Exercise Price
                                                     ---------  ----------------
Outstanding as of December 31, 1997................  2,291,378      $23.810
Granted during the year............................  1,379,525       35.234
Exercised during the year..........................   (404,082)      24.244
Expired/cancelled during the year..................   (123,928)      25.715
                                                     ---------
Outstanding as of December 31, 1998................  3,142,893       28.694
Granted during the year............................  1,853,050       35.750
Exercised during the year..........................   (313,231)      24.102
Expired/cancelled during year......................   (179,076)      33.551
                                                     ---------
Outstanding as of December 31, 1999................  4,503,636       31.723
Granted during the nine months ended September 30,
 2000..............................................  2,213,100       37.063
Exercised during the nine months ended September
 30, 2000..........................................   (874,785)      27.834
Expired/cancelled during the nine months ended Sep-
 tember 30, 2000...................................   (140,598)      35.710
                                                     ---------
Outstanding as of September 30, 2000...............  5,701,353       34.294
                                                     =========

  Of the stock options outstanding at September 30, 2000, 2,075,749 had vested with a weighted average exercise price of $30.77.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

  The fair value of each stock option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                         Stock Option Grant Date
                                                         -----------------------
                                                          2000    1999    1998
                                                         ------- ------- -------
Expected option life.................................... 7 years 7 years 7 years
Dividend yield..........................................   4.30%   4.50%   4.54%
Expected volatility.....................................  21.97%  23.02%  21.95%
Risk-free interest rate.................................   6.76%   4.83%   5.58%

  The estimated weighted average fair value for each stock option granted in the first three quarters of 2000 and in 1999 and 1998 was $8.19, $6.48 and $6.62, respectively.

  The ESPP was terminated on June 28, 2000 by Unicom's Board of Directors in anticipation of the merger with PECO. The ESPP allowed employees to purchase Unicom common stock at a ten percent discount from market value. Substantially all of the employees of Unicom, ComEd and their subsidiaries were eligible to participate in the ESPP. Unicom issued 83,231 and 86,884 shares of common stock for the twelve months ended September 30, 2000 and 1999, respectively, under the ESPP at a weighted average annual purchase price of $35.02 and $34.34, respectively.

  Unicom has adopted the disclosure-only provisions of SFAS No. 123. For financial reporting purposes, Unicom has adopted APB No. 25 and has taken into consideration FASB Interpretation No. 44 of APB No. 25, and thus no compensation cost has been recognized for the stock option awards program or ESPP. If Unicom had recorded compensation expense for the stock options granted and the shares of common stock issued under the ESPP in accordance with SFAS No. 123 using the fair value based method of accounting, the additional charge to operations would have been $4 million (after-tax), or $0.02 per common share (diluted), and $4 million (after-tax), or $0.02 per common share (diluted), for the twelve months ended September 30, 2000 and 1999, respectively.

  (8) ComEd Preferred and Preference Stocks Without Mandatory Redemption Requirements. During the twelve months ended September 30, 2000 and 1999, no shares and 13,499,549 shares of preferred or preference stock without mandatory redemption requirements were redeemed, respectively, and no shares were issued. All of the outstanding shares of Series $1.425 preferred stock were redeemed on August 1, 2000. The redemption price was $42 per share, plus accrued and unpaid dividends.

  (9) ComEd Preference Stock Subject to Mandatory Redemption
Requirements. During the twelve months ended September 30, 2000 and 1999, no shares of ComEd preference stock subject to mandatory redemption requirements were issued. During the twelve months ended September 30, 2000 and 1999, 700,000 shares and 1,056,060 shares, respectively, of ComEd preference stock subject to mandatory redemption requirements were reacquired to meet sinking fund requirements or were part of the early redemption in 1999. There were 700,000 shares of Series $6.875 preference stock outstanding at December 31, 1999, at an aggregate stated value of $69 million. This series was non-callable and was redeemed on May 1, 2000.

  (10) ComEd-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts Holding Solely ComEd's Subordinated Debt Securities. In September 1995, ComEd Financing I, a wholly-owned subsidiary trust of ComEd, issued 8,000,000 of its 8.48% ComEd-obligated mandatorily redeemable preferred securities. The sole asset of ComEd Financing I is $206.2 million principal amount of ComEd's 8.48% subordinated deferrable interest notes due September 30, 2035. In January 1997, ComEd Financing II, a wholly-owned subsidiary trust of ComEd, issued 150,000 of its 8.50% ComEd-obligated mandatorily redeemable capital securities. The sole asset of ComEd

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

Financing II is $154.6 million principal amount of ComEd's 8.50% subordinated deferrable interest debentures due January 15, 2027. There is a full and unconditional guarantee by ComEd of the Trusts' obligations under the securities issued by the Trusts. However, ComEd's obligations are subordinate and junior in right of payment to certain other indebtedness of ComEd. ComEd has the right to defer payments of interest on the subordinated deferrable interest notes by extending the interest payment period, at any time, for up to 20 consecutive quarters. Similarly, ComEd has the right to defer payments of interest on the subordinated deferrable interest debentures by extending the interest payment period, at any time, for up to ten consecutive semi-annual periods. If interest payments on the subordinated deferrable interest notes or debentures are so deferred, distributions on the preferred securities will also be deferred. During any deferral, distributions will continue to accrue with interest thereon. In addition, during any such deferral, ComEd may not declare or pay any dividend or other distribution on, or redeem or purchase, any of its capital stock.

  The subordinated deferrable interest notes are redeemable by ComEd, in whole or in part, from time to time, on or after September 30, 2000, and with respect to the subordinated deferrable interest debentures, on or after January 15, 2007, or at any time in the event of certain income tax circumstances. If the subordinated deferrable interest notes or debentures are redeemed, the Trusts must redeem preferred securities having an aggregate liquidation amount equal to the aggregate principal amount of the subordinated deferrable interest notes or debentures so redeemed. In the event of the dissolution, winding up or termination of the Trusts, the holders of the preferred securities will be entitled to receive, for each preferred security, a liquidation amount of $25 for the securities of ComEd Financing I and $1,000 for the securities of ComEd Financing II, plus accrued and unpaid distributions thereon, including interest thereon, to the date of payment, unless in connection with the dissolution, the subordinated deferrable interest notes or debentures are distributed to the holders of the preferred securities.

  (11) Long-Term Debt. ComEd initiated the issuance of $3.4 billion of transitional trust notes through its SPEs, ComEd Funding and ComEd Funding Trust, in the fourth quarter of 1998. The current amount outstanding is as follows:

              Series                                         Principal Amount
      ------------------------                            ----------------------
                                                          (Thousands of Dollars)
      5.29% due June 25, 2001............................       $  254,541
      5.34% due March 25, 2002...........................          258,861
      5.39% due June 25, 2003............................          421,139
      5.44% due March 25, 2005...........................          598,511
      5.63% due June 25, 2007............................          761,489
      5.74% due December 25, 2008........................          510,000
                                                                ----------
                                                                $2,804,541
                                                                ==========

  For accounting purposes, the liabilities of ComEd Funding Trust for the transitional trust notes are reflected as long-term debt on the Consolidated Balance Sheets of Unicom and ComEd.

  The proceeds, net of transaction costs, from the transitional trust notes were used, as required, to redeem debt and equity. During 1999, ComEd redeemed or reacquired $1,101 million of long-term debt.

  Sinking fund requirements and scheduled maturities remaining through 2004 for ComEd's first mortgage bonds, transitional trust notes, sinking fund debentures and other long-term debt outstanding at September 30, 2000, after deducting deposits made for the retirement of sinking fund debentures, are summarized as follows: 2000--$86 million; 2001--$346 million; 2002--$845 million; 2003--$695 million; and 2004--$577 million.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

  At September 30, 2000, ComEd's outstanding first mortgage bonds maturing through 2004 were as follows:

                   Series                                    Principal Amount
      --------------------------------                    ----------------------
                                                          (Thousands of Dollars)
      7 3/8% due September 15, 2002......................        $200,000
      6 5/8% due July 15, 2003...........................         100,000
      5 3/10% due January 15, 2004.......................          26,000
                                                                 --------
                                                                 $326,000
                                                                 ========

  Other long-term debt outstanding at September 30, 2000 is summarized as follows:

                                          Principal
              Debt Security                 Amount                 Interest Rate
----------------------------------------  ---------- ------------------------------------------
                                          (Thousands
                                              of
                                           Dollars)
Unicom--
 Loans Payable:
 Loan due January 1, 2003                 $    4,212 Interest rate of 8.31%
 Loan due January 1, 2004                      5,021 Interest rate of 8.44%
 Loan due January 15, 2009                     5,228 Interest rate of 8.30%
 Loan due January 15, 2009                     6,568 Interest rate of 8.55%
 Loan due January 15, 2010                     3,632 Interest rate of 8.65%
 Loan due January 15, 2010                     6,880 Interest rate of 8.88%
 Loan due July 15, 2010                        8,703 Interest rate of 7.98%
                                          ----------
                                          $   40,244
                                          ----------
ComEd--
 Notes:
 Senior note due September 30, 2002       $  200,000 Interest rate of 7.158%
 Senior note due September 30, 2003          250,000 Interest rate of 7.284%
 Medium Term Notes, Series 3N due vari-
  ous dates through October 15, 2004         156,000 Interest rates ranging from 9.17% to 9.20%
 Notes due January 15, 2004                  150,000 Interest rate of 7.375%
 Notes due October 15, 2005                  235,000 Interest rate of 6.40%
 Notes due January 15, 2007                  150,000 Interest rate of 7.625%
 Notes due July 15, 2018                     225,000 Interest rate of 6.95%
                                          ----------
                                          $1,366,000
                                          ----------
 Purchase Contract Obligation
 due April 30, 2005                       $      254 Interest rate of 3.00%
                                          ----------
Total ComEd                               $1,366,254
                                          ----------
Unicom Enterprises--
 Notes:
 Unicom Thermal Guaranteed Senior Note
  due January 31, 2020                    $   28,000 Interest rate of 9.09%
 Northwind Midway Guaranteed Senior Note
  due June 30, 2023                           11,423 Interest rate of 7.68%
 Unicom Thermal Obligation due April 1,
  2015                                         1,124 Interest rate of 8.00%
 Unicom Mechanical Services Notes
  due various dates through July 15,
  2003                                           156 Interest rate ranging from 8.50% to 9.25%
                                          ----------
Total Unicom Enterprises                  $   40,703
                                          ----------
Total Unicom                              $1,447,201
                                          ==========

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

  Long-term debt maturing within one year has been included in current liabilities.

  ComEd's outstanding first mortgage bonds are secured by a lien on substantially all property and franchises, other than expressly excepted property, owned by ComEd.

  Unicom Thermal redeemed the $115.8 million outstanding balance of the 7.38% unsecured guaranteed senior Note on July 12, 2000. Unicom Thermal recorded an extraordinary loss related to early redemption premiums paid and the write-off of unamortized debt expenses, which reduced Unicom's net income on common stock by approximately $3.5 million (after-tax) in the third quarter of 2000.

  In May 2000, Northwind Chicago issued $28 million of 9.09% guaranteed senior Notes due January 31, 2020, the proceeds of which will be used primarily to finance certain project construction costs. The Notes were guaranteed by Unicom and included certain covenants with respect to Unicom and Northwind Chicago's operations. Pursuant to Unicom's merger with PECO, Exelon assumed Unicom's guarantee obligation with respect to the Notes as a matter of law.

  In June 1999, Northwind Midway issued $11.4 million of 7.68% guaranteed senior Notes due June 2023, the proceeds of which will be used primarily to finance certain project construction costs. The Notes were guaranteed by Unicom and include certain covenants with respect to Unicom and Northwind Midway's operations. Such covenants include, among other things, a requirement that Unicom and its consolidated subsidiaries own no less than 65% of the voting membership interest of Northwind Midway. Pursuant to Unicom's merger with PECO, Exelon assumed Unicom's guarantee obligation with respect to the Notes as a matter of law.

  (12) Lines of Credit. ComEd had total unused bank lines of credit of $800 million at September 30, 2000. Of that amount, $500 million expires on December 15, 2000 and $300 million expires on December 17, 2002. The interest rate is set at the time of a borrowing and is based on several floating rate bank indices plus a spread which is dependent upon the credit rating of ComEd's outstanding first mortgage bonds or on a prime interest rate. ComEd is obligated to pay commitment and facility fees with respect to the line of credit.

  (13) Disposal of Spent Nuclear Fuel. Under the Nuclear Waste Policy Act of 1982, the DOE is responsible for the selection and development of repositories for, and the disposal of, spent nuclear fuel and high-level radioactive waste. ComEd, as required by that Act, has entered into a contract with the DOE to provide for the disposal of spent nuclear fuel and high-level radioactive waste from ComEd's nuclear generating stations. The contract with the DOE requires ComEd to pay the DOE a one-time fee applicable to nuclear generation through April 6, 1983 of $277 million, with interest to date of payment, and a fee payable quarterly equal to one mill per kilowatthour of nuclear-generated and sold electricity after April 6, 1983. Pursuant to the contract, ComEd has elected to pay the one-time fee, with interest, just prior to the first delivery of spent nuclear fuel to the DOE. The liability for the one-time fee and the related interest is reflected on the Consolidated Balance Sheets. The contract also provided for acceptance by the DOE of such materials to begin in January 1998; however, that date was not met by the DOE and is expected to be delayed significantly. The DOE's current estimate for opening a facility to accept such waste is 2010. This extended delay in spent nuclear fuel acceptance by the DOE has led to ComEd's consideration of additional dry storage alternatives. On July 30, 1998, ComEd filed a complaint against the United States in the United States Court of Federal Claims seeking to recover damages caused by the DOE's failure to honor its contractual obligation to

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES begin disposing of spent nuclear fuel in January 1998. On September 14, 2000, the Judge hearing ComEd's case lifted a stay originally imposed on November 5, 1999. The court further ordered the government to file a response to ComEd's motion for summary judgment on the issue of the DOE's liability for breaching its contract with ComEd.

  (14) Fair Value of Financial Instruments. The following methods and assumptions were used to estimate the fair value of financial instruments either held, or issued and outstanding. The disclosure of such information does not purport to be a market valuation of Unicom and subsidiary companies as a whole. The impact of any realized or unrealized gains or losses related to such financial instruments on the financial position or results of operations of Unicom and subsidiary companies is primarily dependent on the treatment authorized under future ComEd ratemaking proceedings.

  Investments. Securities included in the nuclear decommissioning funds have been classified and accounted for as "available for sale" securities. The estimated fair value of the nuclear decommissioning funds, as determined by the trustee and based on published market data, as of September 30, 2000 and December 31, 1999 was as follows:

                                September 30, 2000               December 31, 1999
                         -------------------------------- --------------------------------
                                    Unrealized                       Unrealized
                                      Gains/                           Gains/
                         CostBasis   (Losses)  Fair Value Cost Basis  (Losses)  Fair Value
                         ---------- ---------- ---------- ---------- ---------- ----------
                                              (Thousands of Dollars)
Short-term investments.. $   33,583  $    --   $   33,583 $   41,362  $     95  $   41,457
U.S. Government and
 Agency issues..........    244,797     8,761     253,558    245,399    (1,993)    243,406
Municipal bonds.........    394,946     6,027     400,973    383,816      (940)    382,876
Corporate bonds.........    212,357    (2,416)    209,941    196,942    (5,699)    191,243
Common stock............    911,799   677,324   1,589,123    832,802   732,893   1,565,695
Other...................    162,879    11,963     174,842    125,072    (3,209)    121,863
                         ----------  --------  ---------- ----------  --------  ----------
                         $1,960,361  $701,659  $2,662,020 $1,825,393  $721,147  $2,546,540
                         ==========  ========  ========== ==========  ========  ==========

  At September 30, 2000, the debt securities held by the nuclear decommissioning funds had the following maturities:

                                                           Cost Basis Fair Value
                                                           ---------- ----------
                                                               (Thousands of
                                                                 Dollars)
      Within 1 year.......................................  $ 31,303   $ 31,627
      1 through 5 years...................................   325,139    326,986
      5 through 10 years..................................   222,319    226,044
      Over 10 years.......................................   425,776    429,513

                   UNICOM CORPORATION AND SUBSIDIARY COMPANIES

  The net earnings of the nuclear decommissioning funds, which are recorded in the accumulated provision for depreciation, for the three months, nine months and twelve months ended September 30, 2000 and 1999 were as follows:

                          Three Months Ended    Nine Months Ended      Twelve Months Ended
                             September 30         September 30            September 30
                          ------------------  ----------------------  ---------------------
                            2000     1999        2000        1999        2000       1999
                          -------- ---------  ----------  ----------  ---------- ----------
                                              (Thousands of Dollars)
Gross proceeds from
 sales of
 securities.............  $359,346 $ 399,024  $1,263,586  $1,241,887  $1,786,700 $1,637,011
Less cost based on spe-
 cific
 identification.........   332,394   386,970   1,198,132   1,205,155   1,711,128  1,598,484
                          -------- ---------  ----------  ----------  ---------- ----------
Realized gains/(losses)
 on sales of
 securities.............  $ 26,952 $  12,054  $   65,454  $   36,732  $   75,571 $   38,527
Other realized fund
 earnings, net of
 expenses...............    12,126    12,186      30,113      43,002      50,038     59,983
                          -------- ---------  ----------  ----------  ---------- ----------
Total realized net earn-
 ings of the funds......  $ 39,078 $  24,240  $   95,567  $   79,734  $  125,609 $   98,510
Unrealized
 gains/(losses).........     6,056  (135,210)    (19,488)    (46,472)    128,494    142,147
                          -------- ---------  ----------  ----------  ---------- ----------
 Total net earnings of
  the funds.............  $ 45,134 $(110,970) $   76,079  $   33,262  $  254,103 $  240,657
                          ======== =========  ==========  ==========  ========== ==========

  Securities held by certain trusts, which were established to provide for supplemental retirement benefits and executive medical claims, have been classified and accounted for as "available for sale." The estimated fair value of these securities, as determined by the trustee and based on published market data, as of September 30, 2000 was as follows:

                                                      Cost   Unrealized  Fair
                                                      Basis     Gain     Value
                                                     ------- ---------- -------
                                                       (Thousands of Dollars)
Short-term investments.............................. $   279  $   --    $   279
Registered investment companies.....................  21,955   13,258    35,213
                                                     -------  -------   -------
                                                     $22,234  $13,258   $35,492
                                                     =======  =======   =======

  Current Assets. Cash, temporary cash investments, cash held for redemption of securities and other cash investments, which include U.S. Government obligations and other short-term marketable securities, and special deposits, are stated at cost, which approximates their fair value because of the short maturity of these instruments. The securities included in these categories have been classified as "available for sale" securities.

  Capitalization. The estimated fair values of ComEd preferred and preference stocks, ComEd-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely ComEd's subordinated debt securities, transitional trust notes and long-term debt were obtained from an independent consultant. The estimated fair values, which include the current portions of redeemable preference stock and long-term debt but exclude accrued interest and dividends, as of September 30, 2000 and December 31, 1999 were as follows:

                                September 30, 2000               December 31, 1999
                         -------------------------------- ---------------------------------
                                    Unrealized                       Unrealized
                          Carrying    Gains/               Carrying    Gains/       Fair
                           Value     (Losses)  Fair Value   Value     (Losses)     Value
                         ---------- ---------- ---------- ---------- ----------  ----------
                                              (Thousands of Dollars)
ComEd preferred and
 preference stocks...... $      --   $    --   $      --  $   71,265 $      58   $   71,323
ComEd-obligated
 mandatorily redeemable
 preferred securities of
 subsidiary trusts
 holding solely ComEd's
 subordinated debt
 securities............. $  350,000  $(21,467) $  328,533 $  350,000 $ (10,595)  $  339,405
Transitional trust
 notes.................. $2,794,121  $(98,119) $2,696,002 $3,057,112 $(163,600)  $2,893,512
Long-term debt.......... $4,690,093  $  6,925  $4,697,018 $4,810,108 $ (23,136)  $4,786,972

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

  Current Liabilities. The carrying value of notes payable, which consists of commercial paper and bank loans maturing within one year, approximates the fair value because of the short maturity of these instruments. See "Capitalization" above for a discussion of the fair value of the current portion of long-term debt and redeemable preference stock.

  Other Noncurrent Liabilities. The carrying value of accrued spent nuclear fuel disposal fee and related interest represents the settlement value as of September 30, 2000 and December 31, 1999; therefore, the carrying value is equal to the fair value.

  (15) Pension and Postretirement Benefits. As of September 30, 2000, ComEd had a qualified non-contributory defined benefit pension plan which covers all regular employees of ComEd and certain of Unicom's subsidiaries. Benefits under this plan reflect each employee's compensation, years of service and age at retirement. Funding is based upon actuarially determined contributions that take into account the amount deductible for income tax purposes and the minimum contribution required under the Employee Retirement Income Security Act of 1974, as amended. The September 30, 2000 and December 31, 1999 pension liabilities and related data were determined using the January 1, 1999 actuarial valuation. Additionally, ComEd maintains a nonqualified supplemental retirement plan which covers any excess pension benefits that would be payable to management employees under the qualified plan but which are limited by the Internal Revenue Code. In 1998, Indiana Company's qualified defined benefit pension plan was merged into ComEd's pension plan as a result of the sale of Indiana Company's State Line Station and the transfer of its remaining employees to ComEd.

  ComEd and certain of Unicom's subsidiaries provide certain postretirement medical, dental and vision care, and life insurance for retirees and their dependents and for the surviving dependents of eligible employees and retirees. Generally, the employees become eligible for postretirement benefits if they retire no earlier than age 55 with ten years of service. The liability for postretirement benefits is funded through trust funds based upon actuarially determined contributions that take into account the amount deductible for income tax purposes. The health care plans are contributory, funded jointly by the companies and the participating retirees. The September 30, 2000 and December 31, 1999 postretirement benefit liabilities and related data were determined using the January 1, 1999 actuarial valuations.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

  Reconciliations of the beginning and ending balances of the projected pension benefit obligation and the accumulated postretirement benefit obligation, and the funded status of these plans for the nine months ended September 30, 2000 and twelve months ended December 31, 1999 were as follows:

                              Nine Months Ended         Twelve Months Ended
                             September 30, 2000         December  31, 1999
                          -------------------------- --------------------------
                                          Other                      Other
                           Pension    Postretirement  Pension    Postretirement
                           Benefits      Benefits     Benefits      Benefits
                          ----------  -------------- ----------  --------------
                                        (Thousands of Dollars)
Change in benefit
obligation
-----------------
Benefit obligation at
 beginning of period....  $4,124,000    $1,169,000   $4,326,000    $1,236,000
Service cost............      53,000        25,000      120,000        41,000
Interest cost...........     232,000        66,000      285,000        82,000
Plan participants' con-
 tributions.............         --          3,000          --          4,000
Actuarial loss/(gain)...       6,000        (1,000)    (428,000)     (170,000)
Benefits paid...........    (195,000)      (43,000)    (241,000)      (51,000)
Special termination ben-
 efits..................         --          6,000       62,000        27,000
                          ----------    ----------   ----------    ----------
 Benefit obligation at
  end of period.........  $4,220,000    $1,225,000   $4,124,000    $1,169,000
                          ----------    ----------   ----------    ----------
Change in plan assets
---------------------
Fair value of plan as-
 sets at beginning of
 period.................  $4,270,000    $  948,000   $4,015,000    $  865,000
Actual return on plan
 assets.................      78,000        20,000      493,000       106,000
Employer contribution...       4,000           --         3,000        24,000
Plan participants' con-
 tributions.............         --          3,000          --          4,000
Benefits paid...........    (195,000)      (43,000)    (241,000)      (51,000)
                          ----------    ----------   ----------    ----------
 Fair value of plan as-
  sets at end of period.  $4,157,000    $  928,000   $4,270,000    $  948,000
                          ----------    ----------   ----------    ----------
Plan assets
 greater/(less) than
 benefit obligation.....  $  (63,000)   $ (297,000)  $  146,000    $ (221,000)
Unrecognized net actuar-
 ial gain...............    (305,000)     (479,000)    (534,000)     (538,000)
Unrecognized prior serv-
 ice cost/(asset).......     (10,000)       38,000      (11,000)       41,000
Unrecognized transition
 obligation/(asset).....     (71,000)      261,000      (79,000)      276,000
                          ----------    ----------   ----------    ----------
 Accrued liability for
  benefits..............  $ (449,000)   $ (477,000)  $ (478,000)   $ (442,000)
                          ==========    ==========   ==========    ==========

  The assumed discount rate used to determine the benefit obligation as of September 30, 2000 and December 31, 1999 was 7.75%. The fair value of plan assets excludes $26 million and $25 million held in grantor trust as of September 30, 2000 and December 31, 1999, respectively, for the payment of benefits under the supplemental plan and $9 million and $9 million held in a grantor trust as of September 30, 2000 and December 31, 1999, respectively, for the payment of postretirement medical benefits.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

  The components of pension and other postretirement benefit costs, portions of which were recorded as components of construction costs, for the three months, nine months and twelve months ended September 30, 2000 were as follows:

                          Three Months Ended     Nine Months Ended    Twelve Months Ended
                             September 30          September 30          September 30
                          --------------------  --------------------  --------------------
                            2000       1999       2000       1999       2000       1999
                          ---------  ---------  ---------  ---------  ---------  ---------
                                            (Thousands of Dollars)
Pension Benefit Costs
---------------------
Service cost............  $  12,000  $  31,000  $  53,000  $  94,000  $  79,000  $ 116,000
Interest cost on pro-
 jected benefit obliga-
 tion...................     78,000     71,000    232,000    213,000    304,000    278,000
Expected return on plan
 assets.................    (98,000)   (90,000)  (295,000)  (271,000)  (386,000)  (356,000)
Amortization of transi-
 tion asset.............     (3,000)    (3,000)    (8,000)    (9,000)   (12,000)   (12,000)
Amortization of prior
 service asset..........      1,000     (1,000)    (1,000)    (3,000)    (2,000)    (4,000)
Recognized loss/(gain)..     (3,000)     1,000     (5,000)     3,000     (5,000)     4,000
Curtailment loss........        --         --         --         --      16,000        --
                          ---------  ---------  ---------  ---------  ---------  ---------
 Net periodic benefit
  cost..................  $ (13,000) $   9,000  $ (24,000) $  27,000  $  (6,000) $  26,000
                          =========  =========  =========  =========  =========  =========
Other Postretirement
 Benefit Costs
--------------------
Service cost............  $   9,000  $  10,000  $  25,000  $  31,000  $  35,000  $  42,000
Interest cost on accumu-
 lated benefit
 obligation.............     22,000     21,000     66,000     62,000     86,000     84,000
Expected return on plan
 assets.................    (21,000)   (19,000)   (64,000)   (56,000)   (84,000)   (73,000)
Amortization of transi-
 tion obligation........      5,000      6,000     15,000     17,000     20,000     22,000
Amortization of prior
 service cost...........      1,000      1,000      3,000      3,000      4,000      4,000
Recognized gain.........     (5,000)    (3,000)   (16,000)    (9,000)   (21,000)    (9,000)
Severance plan cost.....      6,000        --       6,000      1,000      6,000      5,000
Curtailment loss........        --         --         --         --      35,000        --
                          ---------  ---------  ---------  ---------  ---------  ---------
 Net periodic benefit
  cost..................  $  17,000  $  16,000  $  35,000  $  49,000  $  81,000  $  75,000
                          =========  =========  =========  =========  =========  =========

  In accounting for the pension costs and other postretirement benefit costs under the plans, the following weighted average actuarial assumptions were used for the periods during 2000, 1999 and 1998:

                                                                     Other
                                                                Postretirement
                                             Pension Benefits       Benefits
                                             ----------------- -----------------
                                             2000  1999  1998  2000  1999  1998
                                             ----- ----- ----- ----- ----- -----
Annual discount rate.......................  7.75% 6.75% 7.00% 7.75% 6.75% 7.00%
Annual long-term rate of return on plan as-
 sets......................................  9.50% 9.25% 9.50% 9.23% 8.97% 9.20%
Annual rate of increase in future compensa-
 tion levels...............................  4.00% 4.00% 4.00%   --    --    --

  The pension and other postretirement benefit curtailment losses for the twelve months ended September 30, 2000 represent the recognition of prior service costs and transition obligations, and an increase in the benefit obligations resulting from special termination benefits, related to the reduction in the number of employees due to ComEd's December 1999 sale of the fossil stations.

  The health care cost trend rates used to measure the expected cost of the postretirement medical benefits are assumed to be 7.5% for pre-Medicare recipients and 5.5% for Medicare recipients for 2000. Those rates are assumed to decrease in 0.5% annual increments to 5% for the years 2005 and 2001, respectively, and to remain level thereafter. The health care cost trend rates, used to measure the expected cost of postretirement dental and vision benefits, are a level 3.5% and 2.0% per year, respectively. Assumed health care cost trend rates have a significant effect on the amounts reported

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES for the health care plans. A one percentage point change in the assumed health care cost trend rates would have the following effects:

                                                    1 Percentage   1 Percentage
                                                   Point Increase Point Decrease
                                                   -------------- --------------
                                                      (Thousands of Dollars)
Effect on total annual service and interest cost
 components......................................     $ 23,000      $ (18,000)
Effect on postretirement benefit obligation as of
 September 30, 2000..............................      195,000       (155,000)

  In addition, an employee savings and investment plan is available to eligible employees of ComEd and certain of its and Unicom's subsidiaries. Under the plan, each participating employee may contribute up to 20% of such employee's base pay and the participating companies match the first 6% of such contribution equal to 100% of the first 2% of contributed base salary, 70% of the next 3% of contributed base salary and 25% of the next 1% of contributed base salary. The participating companies' contributions were $7 million and $9 million for the three months ended September 30, 2000 and 1999, respectively, $23 million and $24 million for nine months ended September 30, 2000 and 1999, respectively, and $31 million and $32 million for the twelve months ended September 30, 2000 and 1999, respectively.

  (16) Separation Plan Costs. O&M expenses included $33 million and $2 million for the three months ended September 30, 2000 and 1999, respectively, $47 million and $7 million for the nine months ended September 30, 2000 and 1999, respectively, and $50 million and $23 million for the twelve months ended September 30, 2000 and 1999, respectively, for costs related to voluntary separation offers to certain employees of ComEd, other than costs related to the fossil plant sale, as well as certain other employee-related costs. Such costs resulted in charges of $20 million (after-tax), or $0.11 per common share (diluted) and $1 million (after-tax), or less than $0.01 per common share (dilutive) for the three months ended September 30, 2000 and 1999, respectively, $28 million (after-tax), or $0.15 per common share (diluted), and $4 million (after-tax), or $0.02 per common share (diluted), for the nine months ended September 30, 2000 and 1999, respectively, and $30 million (after-tax), or $0.16 per common share (diluted), and $14 million (after-tax), or $0.06 per common share (diluted), for the twelve months ended September 30, 2000 and 1999, respectively. See Note 4 regarding employee separation costs related to the fossil plant sale.

  (17) Income Taxes. The components of the net deferred income tax liability at September 30, 2000 and December 31, 1999 were as follows:

                                                      September 30, December 31,
                                                          2000          1999
                                                      ------------- ------------
                                                        (Thousands of Dollars)
Deferred income tax liabilities:
 Accelerated cost recovery and liberalized deprecia-
  tion, net of removal costs........................   $2,632,492    $2,815,972
 Overheads capitalized..............................      152,271       159,836
 Deferred gain on sale of fossil stations...........      458,472           --
 Involuntary conversion.............................      613,449           --
 Repair allowance...................................      213,020       221,502
 Regulatory assets recoverable through future rates.      701,714       688,946
Deferred income tax assets:
 Postretirement benefits............................     (378,449)     (376,538)
 Unamortized investment tax credits.................     (154,588)     (161,756)
 Regulatory liabilities to be settled through future
  rates.............................................     (580,991)     (596,157)
 Nuclear plant closure..............................       (5,455)       (5,456)
 Other--net.........................................     (271,428)     (321,522)
                                                       ----------    ----------
Net deferred income tax liability...................   $3,380,507    $2,424,827
                                                       ==========    ==========

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

  The components of net income tax expense charged to continuing operations for the three months, nine months and twelve months ended September 30, 2000 and 1999 were as follows:

                          Three Months Ended    Nine Months Ended   Twelve Months Ended
                             September 30         September 30         September 30
                          --------------------  ------------------  --------------------
                            2000       1999       2000      1999       2000       1999
                          ---------  ---------  --------  --------  ----------  --------
                                           (Thousands of Dollars)
Operating income:
 Current income taxes...  $ 128,058  $ 193,103  $308,230  $405,482  $1,665,029  $380,183
 Deferred income taxes..    (82,288)   (11,449) (170,157) (100,217) (1,473,022)  (26,052)
 Investment tax credits
  deferred--net.........     (5,499)    (7,021)  (16,498)  (21,063)    (21,263)  (27,856)
Other (income) and
 deductions:
 Current income taxes...     24,497     (5,809)   37,378    (4,057)     41,139     5,160
 Deferred income taxes..        852      6,159    13,694    12,238      27,287    23,787
 Investment tax credits.     (2,153)    (2,153)   (6,458)   (6,133)    (52,064)  (10,768)
                          ---------  ---------  --------  --------  ----------  --------
Net income taxes charged
 to continuing opera-
 tions..................  $  63,467  $ 172,830  $166,189  $286,250  $  187,106  $344,454
                          =========  =========  ========  ========  ==========  ========

  Provisions for current and deferred federal and state income taxes and amortization of investment tax credits resulted in the following effective income tax rates for the three months, nine months and twelve months ended September 30, 2000 and 1999:

                          Three Months Ended    Nine Months Ended   Twelve Months Ended
                             September 30         September 30         September 30
                          --------------------  ------------------  --------------------
                            2000       1999       2000      1999      2000       1999
                          ---------  ---------  --------  --------  ---------  ---------
                                           (Thousands of Dollars)
Net income before
 extraordinary items....  $ 166,631  $ 279,752  $509,276  $496,366  $ 610,155   $607,554
Net income taxes charged
 to continuing
 operations.............     63,467    172,830   166,189   286,250    187,106    344,454
Provision for dividends
 on ComEd preferred and
 preference stocks......        534      1,830     2,773    20,170      6,359     33,991
                          ---------  ---------  --------  --------  ---------  ---------
Pre-tax income before
 extraordinary items and
 provision for
 dividends..............  $ 230,632  $ 454,412  $678,238  $802,786  $ 803,620  $ 985,999
                          =========  =========  ========  ========  =========  =========
Effective income tax
 rate...................       27.5%      38.0%     24.5%     35.7%      23.3%      34.9%
                          =========  =========  ========  ========  =========  =========

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

  The principal differences between net income taxes charged to continuing operations and the amounts computed at the federal statutory rate of 35% for the three months, nine months and twelve months ended September 30, 2000 and 1999 were as follows:

                          Three Months Ended   Nine Months Ended   Twelve Months Ended
                             September 30        September 30         September 30
                          -------------------  ------------------  --------------------
                            2000      1999       2000      1999      2000       1999
                          --------- ---------  --------  --------  ---------  ---------
                                           (Thousands of Dollars)
Federal income taxes
 computed at statutory
 rate...................  $ 80,721  $ 159,045  $237,384  $280,975  $ 281,267  $ 345,100
Amortization of
 investment tax credits,
 net of deferred income
 taxes..................    (5,234)    (5,907)  (15,702)  (17,525)   (46,391)   (24,782)
State income taxes, net
 of federal income
 taxes..................     8,961     21,958    22,612    37,394     31,137     44,566
Net gain on forward
 share repurchase
 contract...............       --       6,130   (39,575)   (5,566)   (18,619)    (5,566)
Earnings on non-tax
 qualified
 decommissioning fund...    (1,505)      (951)   (2,637)   (3,719)    (7,833)    (3,719)
Differences between book
 and tax accounting,
 primarily property-
 related deductions.....   (19,476)    (7,445)  (35,893)   (5,309)   (52,455)   (11,145)
                          --------  ---------  --------  --------  ---------  ---------
Net income taxes charged
 to continuing
 operations.............  $ 63,467  $ 172,830  $166,189  $286,250  $ 187,106  $ 344,454
                          ========  =========  ========  ========  =========  =========

  (18) Taxes, Except Income Taxes. Provisions for taxes, except income taxes, for the three months, nine months and twelve months ended September 30, 2000 and 1999 were as follows:

                          Three Months Ended   Nine Months Ended  Twelve Months Ended
                             September 30        September 30        September 30
                          -------------------  ------------------ --------------------
                            2000      1999       2000      1999     2000       1999
                          --------- ---------  --------  -------- ---------  ---------
                                           (Thousands of Dollars)
Illinois public utility
 revenue................  $     --  $    (601) $ (3,685) $  1,296 $  (4,000) $   8,365
Illinois electricity
 distribution tax.......     31,267    32,942    77,985    87,615   104,611    116,061
Municipal utility gross
 receipts...............     24,752    29,832    74,002    80,418    93,285     98,811
Real estate.............     18,325    33,801    94,853    97,034   113,028    122,916
Municipal compensation..     23,781    23,714    64,702    60,515    77,536     78,821
Energy assistance and
 renewable energy
 charge.................      8,629     8,117    26,079    25,562    34,940     33,753
Other--net..............     31,856    16,986    72,421    54,846    88,125     76,520
                          --------- ---------  --------  -------- ---------  ---------
                          $ 138,610 $ 144,791  $406,357  $407,286 $ 507,525  $ 535,247
                          ========= =========  ========  ======== =========  =========

  See Note 21 for additional information regarding Illinois invested capital taxes.

  (19) Lease Obligations of Subsidiary Companies.

  Future minimum rental payments at September 30, 2000 for operating leases of equipment and real property are estimated to aggregate to $280 million, including $7 million in 2000, $29 million in 2001, $27 million in 2002, $26 million in 2003, $25 million in 2004 and $166 million in 2005-2043.

  (20) Joint Plant Ownership. ComEd has a 75% undivided ownership interest in the Quad Cities nuclear generating station. Further, ComEd is responsible for 75% of all costs which are charged to appropriate investment and O&M accounts, and provides its own financing. ComEd's net plant investment, including construction work in progress, in Quad Cities Station on the Consolidated Balance Sheets was $39 million at September 30, 2000.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

  (21) Commitments and Contingent Liabilities. Purchase commitments, principally related to construction, nuclear fuel, and coal in support of certain power purchase agreements approximated $839 million at September 30, 2000, comprised of $769 million for ComEd, $11 million for UT Holdings, $50 million for Unicom Energy Services, $1 million for Unicom Distributed Energy and $8 million for Unicom Power Holdings. In addition, ComEd has substantial commitments for expected capacity payments and fixed charges related to power purchase agreements. Upon completion of the fossil plant sale with EME, ComEd entered into arrangements to assign or settle a substantial portion of its coal purchase commitments and entered into purchase power agreements with EME. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," subcaption "Liquidity and Capital Resources--UTILITY OPERATIONS--Construction Program," for additional information regarding ComEd's purchase commitments.

  ComEd is a member of NEIL which provides insurance coverage against property damage and associated replacement power costs occurring at members' nuclear generating facilities. All companies insured with NEIL are subject to retrospective premium adjustments if losses exceed accumulated reserve funds. Capital has been accumulated in the reserve funds such that ComEd would not be liable for any single incident. However, ComEd could be subject to assessments in any policy year for each of three types of coverage provided. The maximum assessments are approximately $32 million for primary property damage, $20 million for excess property damage and $7 million for replacement power.

  The NRC's indemnity for public liability coverage under the Price-Anderson Act is supported by a mandatory industry-wide program under which owners of nuclear generating facilities could be assessed in the event of nuclear incidents. Based on the number of nuclear reactors with operating licenses, ComEd would currently be subject to a maximum assessment of $969 million in the event of an incident, limited to a maximum of $110 million in any calendar year.

  In addition, ComEd participates in the American Nuclear Insurers Master Worker Program, which provides coverage for worker tort claims filed for bodily injury caused by the nuclear energy hazard. This program was modified, effective January 1, 1998, to provide coverage to all workers whose "nuclear-related employment" began on or after the commencement date of reactor operations. ComEd will not be liable for a retrospective assessment under this new policy. However, ComEd is still subject to a maximum retroactive assessment of up to $36 million in the event losses incurred under the small number of policies in the old program exceed accumulated reserves.

  Three of ComEd's wholesale municipal customers filed a complaint and request for refund with the FERC alleging that ComEd failed to properly adjust their rates, as provided for under the terms of their electric service contracts, to track certain refunds made to ComEd's retail customers in the years 1992 through 1994. In the third quarter of 1998, the FERC granted the complaint and directed that refunds be made, with interest. ComEd filed and was granted a request for rehearing for purposes of reconsideration with the FERC. If the order is upheld, ComEd must make refunds within 15 days of the resolution for rehearing. ComEd's management believes an adequate reserve has been established in connection with this case.

  During 1989 and 1991, actions were brought in federal and state courts in Colorado against ComEd and Cotter seeking unspecified damages and injunctive relief based on allegations that Cotter has permitted radioactive and other hazardous material to be released from its mill into areas owned or occupied by the plaintiffs resulting in property damage and potential adverse health effects. With

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES respect to Cotter, in 1994 a federal jury returned nominal dollar verdicts against Cotter on eight plaintiffs' claims in the 1989 cases, which verdicts were upheld on appeal. The remaining claims in the 1989 actions have been settled and dismissed. On July 15, 1998, a jury verdict was rendered in Dodge vs. Cotter (United States District Court for the District of Colorado, Civil Action No. 91-Z-1861), a case relating to 14 of the plaintiffs in the 1991 cases. The verdict against Cotter and in favor of the plaintiffs, after an amended judgement was issued March 11, 1999, totaled approximately $6 million, including compensatory and punitive damages, interest and medical monitoring. Cotter appealed. On February 11, 2000, the Tenth Circuit Court of Appeals agreed with Cotter, found that the trial judge had erred in critical rulings and reversed the jury verdict, remanding the case for new trial. A trial involving the next group of twelve plaintiffs is currently underway in federal district court in Denver. Although this trial and the other 1991 cases will necessarily involve the resolution of numerous contested issues of law and fact, it is ComEd's assessment that these actions will not have a material impact on its financial position or operations.

  In August of 1999, three class action lawsuits were filed against the Company related to a series of service interruptions. The two primary events occurred on July 30 through August 2, 1999. Another significant outage occurred on August 12, 1999. The outages of July 30, 1999, described as the Northwest Substation events, began during a period of intense heat and humidity. On August 12, 1999, in what is described as the Jefferson Substation event, ComEd interrupted service to customers on the near north and near west side of the Loop. While major commercial customers were affected, all service was restored in this event on the same date. The combined effect of these events resulted in over 168,000 customers losing service for more than 4 hours. The class action complaints have been consolidated and seek to recover damages for personal injuries and property damage, as well as economic loss for these events. Further, ComEd initiated expedited claim settlements for those with primarily food spoilage claims and has paid over $4 million to date. Conditional class certification has been approved by the Court for the sole purpose of exploring settlement talks. For purposes of such discussions, the outage described above, as well as lesser events through August 31, 1999, will be considered. If talks are not productive, either side can withdraw unilaterally. The Company has repeatedly declared that it will pay no economic damages and will vigorously defend against such claims. The lawsuits are pending in the Circuit Court of Cook County. ComEd filed a motion challenging the legal sufficiency of the consolidated complaints. On July 21, 2000, the judge dismissed two of the counts with prejudice, and four others with leave to replead. The plaintiffs filed an amended complaint on August 29, 2000. ComEd has again filed a motion seeking dismissal of the pleadings. The plaintiffs have not yet responded. The next status before the Court is set for November 10, 2000. Argument on the motion to dismiss will likely occur in December 2000. A portion of any settlement or verdict may be covered by insurance and discussions with the carrier are ongoing. ComEd's management believes adequate reserves have been established in connection with these cases.

  Following the summer 1999 service interruptions, the ICC opened a three-phase investigation of the design and reliability of ComEd's transmission and distribution system. At the conclusion of each phase of the investigation, the ICC will issue reports that will include specific recommendations for ComEd and a timetable for executing the recommendations. Although the recommendations are not legally binding on ComEd, the ICC may enforce the recommendations through litigation. The report on Phase I of the investigation was released the week of January 3, 2000, which focused on the outages of July and August 1999. The first and second of five reports on Phase II and Phase III, focusing on the transmission and distribution system, were released during the weeks of June 5 and June 17, respectively. The third report is anticipated later this year. The investigation is expected to conclude by early 2001. Since summer 1999, the Company has devoted significant resources to

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES improving the reliability of its transmission and distribution system. The Company believes that the likelihood of a successful material claim resulting from this investigation is remote. The investigation is expected to conclude by early 2001.

  In 1996, several developers of non-utility generating facilities filed litigation against various Illinois officials claiming that the enforcement against those facilities of an amendment to Illinois law removing the entitlement of those facilities to state-subsidized payments for electricity sold to ComEd after March 15, 1996 violated their rights under the federal and state constitutions, and against ComEd for a declaratory order that their rights under their contracts with ComEd were not affected by the amendment. On August 4, 1999, the Illinois Appellate Court held that the developers' claims against the State were premature, and the Illinois Supreme Court denied leave to appeal that ruling by Order dated December 1, 1999. On April 14, 2000, the developer of one such facility requested leave to amend its complaint to allege claims for damages against ComEd based on breach be ComEd of an alleged contractual obligation to pay for electricity purchased from that developer at the state-subsidized rate. ComEd has objected to the developer's request for leave to amend, and intends vigorously to contest any assertion by such developer that it is entitled to any payment in excess of ComEd's avoided costs.

  ComEd is involved in administrative and legal proceedings concerning air quality, water quality and other matters. The outcome of these proceedings may require increases in future construction expenditures and operating expenses and changes in operating procedures. ComEd and its subsidiaries are or are likely to become parties to proceedings initiated by the U.S. EPA, state agencies and/or other responsible parties under CERCLA with respect to a number of sites, including MGP sites, or may voluntarily undertake to investigate and remediate sites for which they may be liable under CERCLA.

  ComEd generally did not operate MGPs as a corporate entity but did, however, acquire MGP sites as part of the absorption of smaller utilities. Approximately half of these sites were transferred to then Northern Illinois Gas Company (Nicor Gas) as part of a general conveyance in 1954. ComEd also acquired former MGP sites as vacant real estate on which ComEd facilities have been constructed. To date, ComEd has identified 44 former MGP sites for which it may be liable for remediation. In the fourth quarter of 1999, ComEd re-evaluated its environmental remediation strategies. As a result of this re-evaluation, ComEd's estimate of its cost of former MGP site investigation and remediation was increased by $68 million in the fourth quarter of 1999. ComEd's current best estimate of its costs of former MGP site investigation and remediation is $89 million (2000) dollars (reflecting an estimated inflation rate of 3.0% and a discount rate of 6.5%). Such estimate, reflecting an estimated inflation rate of 3% and before the effects of discounting, is $176 million and is included in other liabilities on the Consolidated Balance Sheets as of September 30, 2000. It is expected that the costs associated with investigation and remediation of former MGP sites will be substantially incurred through 2012, however monitoring and certain other costs are expected to be incurred through 2042. The increase in ComEd's estimated costs of former MGP sites of $68 million in the fourth quarter of 1999 was included in O & M expenses on Unicom and ComEd's Statements of Consolidated Operations. In addition, as of September 30, 2000 and December 31, 1999, a reserve of $7 million and $8 million, respectively, has been included in other noncurrent liabilities on the Consolidated Balance Sheets, representing ComEd's estimate of the liability associated with cleanup costs of sites other than former MGP sites. These cost estimates are based on currently available information regarding the responsible parties likely to share in the costs of responding to site contamination, the extent of contamination at sites for which the investigation has not yet been completed and the cleanup levels to which sites are expected

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES to have to be remediated. While ComEd may have rights of reimbursement under insurance policies, amounts that may be recoverable from other entities are not considered in establishing the estimated liability for the environmental remediation costs.

  The IDR has issued Notices of Tax Liability to ComEd alleging deficiencies in Illinois invested capital tax payments for the years 1988 through 1997. The alleged deficiencies, including interest and penalties, totaled approximately $54 million as of September 30, 2000. ComEd has protested the notices, and the matter is currently pending before the IDR's Office of Administrative Hearings. Interest will continue to accumulate on the alleged tax deficiencies.

  (22) Segment Reporting. Unicom's reportable operating segments as determined under SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information include its regulated electric utility and its unregulated business operations. Unicom's reportable segments are managed separately because of their different regulatory and operating environments. Unicom evaluates their performance based on net income.

  ComEd is an electric utility which is engaged in the generation, purchase, transmission, distribution and sale of electric energy in Northern Illinois. ComEd's rates and services are subject to federal and state regulations.

  Unicom's unregulated business operations, including energy services and development of new business ventures, are not subject to utility regulation by federal or state agencies. As a result of the December 1999 fossil plant sale, as described in Note 4, the assets of unregulated businesses exceeded 10% of Unicom's total assets and, as such, constitute a reportable segment. The assets of the unregulated businesses include approximately $1.6 billion of investments in leases at September 30, 2000 as discussed in Note 1.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

                    NOTES TO FINANCIAL STATEMENTS--Concluded

  The accounting policies of the segments are the same as those described in
Note 1. Unicom's financial data for business segments are as follows:

                          Three Months Ended       Nine Months Ended      Twelve Months Ended
                             September 30            September 30            September 30
                         ----------------------  ----------------------  ----------------------
                            2000        1999        2000        1999        2000        1999
                         ----------  ----------  ----------  ----------  ----------  ----------
                                              (Thousands of Dollars)
Operating Revenue:
 Electric Utility....... $2,039,961  $2,060,217  $5,274,100  $5,266,647  $6,764,910  $6,824,708
 Unregulated Businesses.    180,328      24,237     411,571      41,325     460,736      46,932
 Intersegment Revenue...     46,873       8,998      82,012      14,675      88,864      21,509
 Elimination............    (46,873)     (8,998)    (82,012)    (14,675)    (88,864)    (21,509)
                         ----------  ----------  ----------  ----------  ----------  ----------
Consolidated Unicom..... $2,220,289  $2,084,454  $5,685,671  $5,307,972  $7,255,646  $6,871,640
                         ==========  ==========  ==========  ==========  ==========  ==========
Depreciation,
 Amortization and
 Decommissioning:
 Electric Utility....... $  225,951  $  200,284  $  821,662  $  695,387  $  962,420  $  923,216
 Unregulated Businesses.      4,263       1,825      10,197       5,001      12,299       6,515
                         ----------  ----------  ----------  ----------  ----------  ----------
Consolidated Unicom..... $  230,214  $  202,109  $  831,859  $  700,388  $  974,719  $  929,731
                         ==========  ==========  ==========  ==========  ==========  ==========
Interest and Dividend
 Income:
 Electric Utility....... $   54,632  $   10,241  $  176,859  $   41,110  $  195,980  $   48,924
 Unregulated Businesses.     35,055       1,000     114,325       2,827     121,019       3,716
 Elimination............    (74,298)     (1,298)   (189,052)     (1,891)   (197,966)     (2,179)
                         ----------  ----------  ----------  ----------  ----------  ----------
Consolidated Unicom..... $   15,389  $    9,943  $  102,132  $   42,046  $  119,033  $   50,461
                         ==========  ==========  ==========  ==========  ==========  ==========
Interest Expense--Net:
 Electric Utility....... $  124,661  $  135,945  $  381,156  $  413,824  $  512,684  $  524,109
 Unregulated Businesses.     91,012       5,257     219,663      14,202     234,478      17,973
 Elimination............    (74,298)     (1,298)   (189,052)     (1,891)   (197,966)     (2,179)
                         ----------  ----------  ----------  ----------  ----------  ----------
Consolidated Unicom..... $  141,375  $  139,904  $  411,767  $  426,135  $  549,196  $  539,903
                         ==========  ==========  ==========  ==========  ==========  ==========
Income Tax
 Expense/(Benefit):
 Electric Utility....... $   91,726  $  184,992  $  237,658  $  322,868  $  267,012  $  400,325
 Unregulated Businesses.    (22,759)     (5,418)    213,313      85,587     256,875     152,340
                         ----------  ----------  ----------  ----------  ----------  ----------
Consolidated Unicom..... $   68,967  $  179,574  $  450,971  $  408,455  $  523,887  $  552,665
                         ==========  ==========  ==========  ==========  ==========  ==========
Net Income/(Loss):
 Electric Utility....... $  196,246  $  287,049  $  579,965  $  511,435  $  691,259  $  643,283
 Unregulated Businesses.    (32,582)     (7,297)    (77,823)    (42,648)    (88,238)    (63,308)
                         ----------  ----------  ----------  ----------  ----------  ----------
Consolidated Unicom..... $  163,664  $  279,752  $  502,142  $  468,787  $  603,021  $  579,975
                         ==========  ==========  ==========  ==========  ==========  ==========
Capital Expenditures:
 Electric Utility....... $  324,746  $  262,946  $  899,072  $  736,654  $1,245,816  $1,021,602
 Unregulated Businesses.     (5,048)      8,975      15,353      15,960      39,486      21,133
                         ----------  ----------  ----------  ----------  ----------  ----------
Consolidated Unicom..... $  319,698  $  271,921  $  914,425  $  752,614  $1,285,302  $1,042,735
                         ==========  ==========  ==========  ==========  ==========  ==========

                                                     September 30, December 31,
                                                         2000          1999
                                                     ------------- ------------
Total Assets:
 Electric Utility...................................  $21,877,441  $23,160,265
 Unregulated Businesses.............................    8,310,774    3,720,376
 Elimination........................................   (7,605,580)  (3,474,608)
                                                      -----------  -----------
Consolidated Unicom.................................  $22,582,635  $23,406,033
                                                      ===========  ===========

                               UNICOM CORPORATION

                              FINANCIAL STATEMENTS

                For the Three Years Ended Ended December 31, 1999

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of Unicom Corporation:

  We have audited the accompanying consolidated balance sheets and statements of consolidated capitalization of UNICOM CORPORATION (an Illinois corporation) and subsidiary companies as of December 31, 1999 and 1998, and the related statements of consolidated operations, retained earnings/(deficit), comprehensive income and cash flows for each of the three years in the period ended December 31, 1999. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Unicom Corporation and subsidiary companies as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

  Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed under Item 14.(a) is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



                                            Arthur Andersen LLP

Chicago, Illinois
January 31, 2000
(except with respect to
Notes 1 and 3 as to which
the date is May 12, 2000)

                   UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                 Financial Statements for the three years ended
             December 31, 1999 STATEMENTS OF CONSOLIDATED OPERATIONS

  The following Statements of Consolidated Operations for the years 1999, 1998 and 1997 reflect the results of past operations and are not intended as any representation as to results of operations for any future period. Future operations will necessarily be affected by various and diverse factors and developments, including changes in electric prices, regulation, population, business activity, asset dispositions, competition, taxes, environmental control, energy use, fuel, cost of labor, purchased power and other matters, the nature and effect of which cannot now be determined.

                                               1999        1998        1997
                                            ----------  ----------  -----------

Operating Revenues........................  $6,847,947  $7,103,410  $ 7,083,022
                                            ----------  ----------  -----------
Operating Expenses and Taxes:
  Fuel....................................  $  997,262  $1,057,527  $ 1,204,218
  Purchased power.........................     551,575     748,017      400,055
  Operation and maintenance...............   2,427,599   2,285,034    2,438,944
  Depreciation and amortization...........     843,248     943,288    1,005,089
  Taxes (except income)...................     508,453     699,834      800,886
  Income taxes............................     359,198     355,023      317,558
  Investment tax credits deferred--net ...     (25,828)    (27,730)     (31,015)
                                            ----------  ----------  -----------
                                            $5,661,507  $6,060,993  $ 6,135,735
                                            ----------  ----------  -----------
Operating Income..........................  $1,186,440  $1,042,417  $   947,287
                                            ----------  ----------  -----------
Other Income and (Deductions):
  Interest on long-term debt, net of
   interest capitalized...................  $ (544,962) $ (444,322) $  (488,033)
  Interest on notes payable...............     (18,602)    (19,560)      (9,134)
  Allowance for funds used during
   construction...........................      21,812      16,464       42,325
  Income taxes applicable to nonoperating
   activities.............................      27,083       4,974       11,010
  Provisions for dividends and redemption
   premiums--
   Preferred and preference stocks of
    ComEd.................................     (23,756)    (56,884)     (60,486)
   ComEd-obligated mandatorily redeemable
    preferred securities of subsidiary
    trusts holding solely ComEd's
    subordinated debt securities..........     (29,710)    (29,710)     (28,860)
  Loss on nuclear plant closure...........         --          --      (885,611)
  Income tax effects of nuclear plant
   closure................................         --          --       362,952
  Miscellaneous--net......................     (21,060)     (3,195)    (130,665)
                                            ----------  ----------  -----------
                                            $ (589,195) $ (532,233) $(1,186,502)
                                            ==========  ==========  ===========
Net Income/(Loss) before Extraordinary
 Items and Cumulative Effect of Change in
 Accounting Principle.....................  $  597,245  $  510,184  $  (239,215)
Extraordinary Losses, less Applicable
 Income Taxes.............................     (27,579)        --      (810,335)
Cumulative Effect of Change in Accounting
 Principle................................         --          --       196,700
                                            ----------  ----------  -----------
Net Income/(Loss).........................  $  569,666  $  510,184  $  (852,850)
                                            ----------  ----------  -----------

Earnings/(loss) per common share before
 extraordinary items and cumulative effect
 of change in accounting principle--
  Basic...................................  $     2.75  $     2.35  $     (1.10)
  Diluted.................................  $     2.74  $     2.34  $     (1.10)
Extraordinary losses, less applicable
 income taxes (basic and diluted).........  $    (0.13) $      --   $     (3.75)
Cumulative effect of change in accounting
 principle (basic and diluted)............  $      --   $      --   $      0.91
Earnings/(loss) per common share--
  Basic...................................  $     2.62  $     2.35  $     (3.94)
  Diluted.................................  $     2.61  $     2.34  $     (3.94)
Cash Dividends Declared per Common Share..  $     1.60  $     1.60  $      1.60




              The accompanying Notes to Financial Statements are an
                     integral part of the above statements.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                           CONSOLIDATED BALANCE SHEETS

                                                            December 31
                                                      ------------------------
                       ASSETS                            1999         1998
                       ------                         -----------  -----------
                                                        (Thousands of Dollars)

Utility Plant:
  Plant and equipment, at original cost (includes
   construction work in progress of $672 million and
   $858 million, respectively)....................... $25,007,637  $27,801,246
  Less--Accumulated provision for depreciation.......  13,729,223   15,234,320
                                                      -----------  -----------
                                                      $11,278,414  $12,566,926
  Nuclear fuel, at amortized cost....................     843,724      874,979
                                                      -----------  -----------
                                                      $12,122,138  $13,441,905
                                                      -----------  -----------
Investments and Other Property:
  Nuclear decommissioning funds...................... $ 2,546,540  $ 2,267,317
  Subsidiary companies...............................      50,417       41,150
  Other, at cost.....................................     470,848      275,794
                                                      -----------  -----------
                                                      $ 3,067,805  $ 2,584,261
                                                      -----------  -----------
Current Assets:
  Cash and temporary cash investments................ $ 1,696,336  $    55,828
  Cash held for redemption of securities.............     285,056    3,062,816
  Other cash investments.............................          62          --
  Special deposits...................................   1,845,730          271
  Receivables--
    Customers........................................   1,224,678    1,369,701
    Forward share repurchase contract................     813,046          --
    Other............................................     181,532      136,701
    Provisions for uncollectible accounts............     (50,814)     (48,645)
  Coal and fuel oil, at average cost.................      15,613      135,415
  Materials and supplies, at average cost............     221,157      232,246
  Deferred income taxes related to current assets and
   liabilities.......................................      60,056       24,339
  Prepayments and other..............................      36,268       20,301
                                                      -----------  -----------
                                                      $ 6,328,720  $ 4,988,973
                                                      -----------  -----------
Deferred Charges and Other Noncurrent Assets:
  Regulatory assets.................................. $ 1,792,907  $ 4,578,427
  Other..............................................      94,463       96,907
                                                      -----------  -----------
                                                      $ 1,887,370  $ 4,675,334
                                                      -----------  -----------
                                                      $23,406,033  $25,690,473
                                                      ===========  ===========

              The accompanying Notes to Financial Statements are an
                     integral part of the above statements.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                           CONSOLIDATED BALANCE SHEETS

                                                              December 31
                                                        -----------------------
            CAPITALIZATION AND LIABILITIES                 1999        1998
            ------------------------------              ----------- -----------
                                                        (Thousands of Dollars)

Capitalization (see accompanying statements):
  Common stock equity.................................. $ 5,332,611 $ 5,099,444
  Preferred and preference stocks of ComEd--
    Without mandatory redemption requirements..........       1,790      74,488
    Subject to mandatory redemption requirements.......         --       69,475
  ComEd-obligated mandatorily redeemable preferred se-
   curities of subsidiary trusts holding solely ComEd's
   subordinated debt securities*.......................     350,000     350,000
  Long-term debt.......................................   7,129,906   7,792,502
                                                        ----------- -----------
                                                        $12,814,307 $13,385,909
                                                        ----------- -----------
Current Liabilities:
  Notes payable........................................ $     4,750 $   292,963
  Current portion of long-term debt, redeemable prefer-
   ence stock and capitalized lease obligations of sub-
   sidiary companies...................................     915,439   2,314,443
  Accounts payable.....................................     582,920     604,936
  Accrued interest.....................................     146,718     180,674
  Accrued taxes........................................   1,386,930     134,976
  Dividends payable....................................      94,090     105,133
  Customer deposits....................................      68,128      56,954
  Accrued plant closing costs..........................         --       78,430
  Other................................................     316,542     155,262
                                                        ----------- -----------
                                                        $ 3,515,517 $ 3,923,771
                                                        ----------- -----------
Deferred Credits and Other Noncurrent Liabilities:
  Deferred income taxes................................ $ 2,484,883 $ 3,805,460
  Nuclear decommissioning liability for retired plants.   1,259,700   1,215,400
  Accumulated deferred investment tax credits..........     484,717     562,285
  Accrued spent nuclear fuel disposal fee and related
   interest............................................     763,427     728,413
  Obligations under capital leases of subsidiary compa-
   nies................................................     161,611     333,653
  Regulatory liabilities...............................     596,157     595,005
  Other................................................   1,325,714   1,140,577
                                                        ----------- -----------
                                                        $ 7,076,209 $ 8,380,793
                                                        ----------- -----------
Commitments and Contingent Liabilities (Note 22)
                                                        $23,406,033 $25,690,473
                                                        =========== ===========

  *As described in Note 11 of Notes to Financial Statements, the sole asset of ComEd Financing I, a subsidiary trust of ComEd, is $206.2 million principal amount of ComEd's 8.48% subordinated deferrable interest notes due September 30, 2035. The sole asset of ComEd Financing II, also a subsidiary trust of ComEd, is $154.6 million principal amount of ComEd's 8.50% subordinated deferrable interest debentures due January 15, 2027.

              The accompanying Notes to Financial Statements are an
                     integral part of the above statements.

                   UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    STATEMENTS OF CONSOLIDATED CAPITALIZATION

                                                             December 31
                                                       ------------------------
                                                          1999         1998
                                                       -----------  -----------
                                                         (Thousands of Dollars)
Common Stock Equity:
  Common stock, without par value--
    Outstanding--217,835,570 shares and 217,094,560
    shares, respectively.............................. $ 4,971,618  $ 4,966,630
  Preference stock expense of ComEd...................         (72)      (3,199)
  Retained earnings...................................     363,621      142,813
  Accumulated other comprehensive income..............       7,539          --
  Treasury stock--264,406 shares and 178,982 shares,
   respectively.......................................     (10,095)      (6,800)
                                                       -----------  -----------
                                                       $ 5,332,611  $ 5,099,444
                                                       -----------  -----------
Preferred and Preference Stocks of ComEd--
  Without Mandatory Redemption Requirements:
    Preference stock, cumulative, without par value--
     Outstanding--No shares and 13,499,549 shares,
      respectively.................................... $       --   $   504,957
    Current redemption requirements for preference
     stock included in current liabilities............         --      (432,320)
    $1.425 convertible preferred stock, cumulative,
     without par value--Outstanding--56,291 shares and
     58,211 shares, respectively......................       1,790        1,851
    Prior preferred stock, cumulative, $100 par value
     per share--No shares outstanding.................         --           --
                                                       -----------  -----------
                                                       $     1,790  $    74,488
                                                       -----------  -----------
  Subject to Mandatory Redemption Requirements:
    Preference stock, cumulative, without par value--
     Outstanding--700,000 shares and 1,720,345 shares,
      respectively.................................... $    69,475  $   171,348
    Current redemption requirements for preference
     stock included in current liabilities............     (69,475)    (101,873)
                                                       -----------  -----------
                                                       $       --   $    69,475
                                                       -----------  -----------
ComEd-Obligated Mandatorily Redeemable Preferred
 Securities of Subsidiary Trusts Holding Solely
 ComEd's Subordinated Debt Securities................. $   350,000  $   350,000
                                                       -----------  -----------

Long-Term Debt:
  First mortgage bonds:
    Maturing 2000 through 2004--6 3/8% to 9 3/8%...... $   698,245  $ 1,080,000
    Maturing 2005 through 2014--4.40% to 8 3/8%.......   1,299,400    1,485,400
    Maturing 2015 through 2023--5.85% to 9 7/8%.......   1,589,443    1,981,000
                                                       -----------  -----------
                                                       $ 3,587,088  $ 4,546,400
  Transitional trust notes, due 2000 through 2008--
   5.29% to 5.74%.....................................   3,070,000    3,400,000
  Sinking fund debentures, due 2001 through 2011--2
   3/4% to 7 5/8%.....................................      30,866       94,159
  Pollution control obligations, due 2007 through
   2014--5.3% to 5 7/8%...............................     139,200      140,700
  Other long-term debt................................   1,089,347    1,259,204
  Current maturities of long-term debt included in
   current liabilities................................    (737,615)  (1,585,281)
  Unamortized net debt discount and premium...........     (48,980)     (62,680)
                                                       -----------  -----------
                                                       $ 7,129,906  $ 7,792,502
                                                       -----------  -----------
                                                       $12,814,307  $13,385,909
                                                       -----------  -----------



              The accompanying Notes to Financial Statements are an
                     integral part of the above statements.

                   UNICOM CORPORATION AND SUBSIDIARY COMPANIES
              STATEMENTS OF CONSOLIDATED RETAINED EARNINGS/(DEFICIT)


                                                  1999      1998       1997
                                                --------  --------  ----------
                                                     (Thousands of Dollars)

Balance at Beginning of Period................. $142,813  $(21,184) $1,177,997
Add--Net income/(loss).........................  569,666   510,184    (852,850)
                                                --------  --------  ----------
                                                $712,479  $489,000  $  325,147
                                                --------  --------  ----------
Deduct--
   Cash dividends declared on
     common stock.............................. $347,783  $347,161  $  346,225
   Other capital stock transactions--net.......    1,075      (974)        106
                                                --------  --------  ----------
                                                $348,858  $346,187  $  346,331
                                                --------  --------  ----------
Balance at End of Period  (Includes $716
  million, $494 million and $331 million
  of appropriated retained earnings at December
  31, 1999, 1998 and 1997, respectively)....... $363,621  $142,813  $  (21,184)
                                                ========  ========  ==========


                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                 STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME


                                                  1999      1998       1997
                                                --------  --------  ----------
                             (Thousands of Dollars)

Net Income/(Loss) on Common Stock.............. $569,666  $510,184  $ (852,850)
Other Comprehensive Income
  Unrealized gains on securities............... $ 12,471  $    --   $      --
  Income taxes on other comprehensive income...   (4,932)      --          --
                                                --------  --------  ----------
  Other comprehensive income, net of tax....... $  7,539  $    --   $      --
                                                --------  --------  ----------
Comprehensive Income/(Loss).................... $577,205  $510,184  $ (852,850)
                                                ========  ========  ==========





              The accompanying Notes to Financial Statements are an
                     integral part of the above statements.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                      STATEMENTS OF CONSOLIDATED CASH FLOWS


                                             1999         1998         1997
                                          -----------  -----------  -----------
                                                 (Thousands of Dollars)

Cash Flow from Operating Activities:
 Net income/(loss)......................  $   569,666  $   510,184  $  (852,850)
 Adjustments to reconcile net
  income/(loss) to net cash provided by
  operating activities:
   Depreciation and amortization........      908,894      994,861    1,051,543
   Deferred income taxes and investment
    tax credits--net....................   (1,448,363)      69,768     (345,042)
   Contribution to environmental trust..     (250,000)         --           --
   Recovery of coal reserve regulatory
    assets..............................      197,974      108,372       82,441
   Increase in MGP liability............       68,078          --           --
   Extraordinary loss related to write-
    off of certain net regulatory
    assets..............................          --           --       810,335
   Cumulative effective of change in
    accounting principle................          --           --      (196,700)
   Loss on nuclear plant closure........          --           --       885,611
   Write-down of uranium-related
    properties..........................          --           --        64,387
   Provisions/(payments) for revenue
    refunds--net........................      (22,603)     (23,622)      45,470
   Equity component of allowance for
    funds used during construction......       (7,789)      (6,959)     (23,770)
   Provisions/(payments) for liability
    for separation costs--net...........      (62,396)       9,757       15,986
   Net effect on cash flows of changes
    in:
     Receivables........................      103,515     (486,838)      24,083
     Coal and fuel oil..................          618      (14,751)      19,698
     Materials and supplies.............       (5,202)      19,805       41,659
     Accounts payable excluding nuclear
      fuel lease principal payments and
      separation costs--net.............      (19,251)      97,094      259,810
     Accrued interest and taxes.........    1,246,007      (27,201)     (17,903)
     Other changes in certain current
      assets and liabilities............      124,154      144,290       39,005
   Other--net...........................      (43,257)      27,525      109,927
                                          -----------  -----------  -----------
                                          $ 1,360,045  $ 1,422,285  $ 2,013,690
                                          -----------  -----------  -----------
Cash Flow from Investing Activities:
 Construction expenditures..............  $(1,204,064) $  (966,494) $(1,043,311)
 Nuclear fuel expenditures..............     (253,483)    (166,168)    (185,373)
 Sales of generating plants.............    4,885,720      177,454       60,791
 Equity component of allowance for
  funds used during construction........        7,789        6,959       23,770
 Contributions to nuclear
  decommissioning funds.................      (89,945)    (136,771)    (114,825)
 Other investments and special
  deposits..............................   (1,886,323)     (10,965)     (13,246)
 Plant removals--net....................      (74,584)     (86,988)     (85,923)
                                          -----------  -----------  -----------
                                          $ 1,385,110  $(1,182,973) $(1,358,117)
                                          -----------  -----------  -----------

Cash Flow from Financing Activities:
 Issuance of securities--
  Transitional trust notes..............  $       --   $ 3,382,629  $       --
  Other long-term debt..................      201,764      382,270      362,663
  Company-obligated  mandatorily
   redeemable  preferred securities if
   subsidiary trust holding solely the
   Company's subordinated debt
   securities...........................          --           --       150,000
  Capital stock.........................       20,941       16,644       15,778
 Retirement and redemption of
  securities--
  Transitional trust notes..............     (330,000)         --           --
  Other long-term debt..................   (1,431,545)    (615,858)    (746,240)
  Capital stock.........................     (639,342)     (34,066)     (44,111)
 Repurchase of common stock.............     (813,046)      (6,800)         --
 Cash dividends paid on common stock....     (347,564)    (346,954)    (345,936)
 Proceeds from sale/leaseback of
  nuclear fuel..........................          --       101,038      149,955
 Nuclear fuel lease principal payments..     (255,402)    (255,605)    (166,411)
 Increase/(decrease) in short-term
  borrowings............................     (288,213)     134,813       29,400
                                          -----------  -----------  -----------
                                          $(3,882,407) $ 2,758,111  $  (594,902)
                                          -----------  -----------  -----------
Change in Net Cash Balance..............  $(1,137,252) $ 2,997,423  $    60,671
Cash, Temporary Cash Investments and
 Cash Held for Redemption of Securities:
   Balance at Beginning of Period.......    3,118,644      121,221       60,550
                                          -----------  -----------  -----------
   Balance at End of Period.............  $ 1,981,392  $ 3,118,644  $   121,221
                                          ===========  ===========  ===========



              The accompanying Notes to Financial Statements are an
                     integral part of the above statements.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                   NOTES TO FINANCIAL STATEMENTS--Continued

(1) Summary of Significant Accounting Policies.

  Corporate Structure and Basis of Presentation. Unicom is the parent holding company of ComEd and Unicom Enterprises. ComEd, a regulated electric utility, is the principal subsidiary of Unicom. Unicom Enterprises is an unregulated subsidiary of Unicom and is engaged, through its subsidiaries, in energy service activities.

  The consolidated financial statements include the accounts of Unicom, ComEd, Indiana Company, Edison Development, the Trusts, ComEd Funding, ComEd Funding Trust and Unicom's unregulated subsidiaries. All significant intercompany transactions have been eliminated. Although the accounts of ComEd Funding and ComEd Funding Trust, which are SPEs, are included in the consolidated financial statements, as required by GAAP, ComEd Funding and ComEd Funding Trust are legally separated from Unicom and ComEd. The assets of the SPEs are not available to creditors of Unicom or ComEd and the transitional property held by the SPEs are not assets of Unicom or ComEd.

  Use of Estimates. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Due to the transition to a new customer information and billing system, a larger portion of customer revenues and net receivables were based on estimates for the period July 1998 through November 1999 than in previous periods.

  Regulation. ComEd is subject to regulation as to accounting and ratemaking policies and practices by the ICC and FERC. ComEd's accounting policies and the accompanying consolidated financial statements conform to GAAP applicable to rate-regulated enterprises for the non-generation portion of its business, including the effects of the ratemaking process in accordance with SFAS No. 71, Accounting for the Effects of Certain Types of Regulation. Such effects on the non-generation portion of its business concern mainly the time at which various items enter into the determination of operating results in order to follow the principle of matching costs with the applicable revenues collected from or returned to customers through future rates. See Note 3 for information regarding the write-off of generation-related regulatory assets and liabilities in December 1997.

  ComEd's investment in generation-related net utility plant, not subject to cost-based rate regulation, including construction work in progress and nuclear fuel, and excluding the decommissioning costs included in the accumulated provision for depreciation was $7.8 billion and $9.2 billion as of December 31, 1999 and 1998, respectively. See "Regulatory Assets and Liabilities" below regarding the plant impairment recorded by ComEd in the second quarter of 1998.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued


  Regulatory Assets and Liabilities. Regulatory assets are incurred costs which have been deferred and are amortized for ratemaking and accounting purposes. Regulatory liabilities represent amounts to be settled with customers through future rates. Regulatory assets and liabilities reflected on the Consolidated Balance Sheets at December 31, 1999 and 1998 were as follows:

                                                                December 31
                                                           ---------------------
                                                              1999       1998
                                                           ---------- ----------
                                                               (Thousands of
                                                                 Dollars)

Regulatory assets:
 Impaired production plant...............................  $  366,221 $2,955,154
 Deferred income taxes (1)...............................     688,946    680,356
 Nuclear decommissioning costs--Dresden Unit 1...........     202,308    255,031
 Nuclear decommissioning costs--Zion Units 1 and 2.......     496,638    443,130
 Coal reserves...........................................         --     197,975
 Unamortized loss on reacquired debt (2).................      38,794     46,781
                                                           ---------- ----------
                                                           $1,792,907 $4,578,427
                                                           ========== ==========
Regulatory liabilities:
 Deferred income taxes (1)...............................  $  596,157 $  595,005
                                                           ========== ==========

--------
(1) Recorded in compliance with SFAS No. 109, Accounting for Income Taxes, for non-generation related temporary differences.
(2) Amortized over the remaining lives of the non-generation related long-term debt issued to finance the reacquisition. See "Loss on Reacquired Debt" below for additional information.

  ComEd performed a SFAS No. 121 impairment analysis in 1998 which concluded that future revenues, excluding the collection of the CTC expected to be recovered from electric supply services, would be insufficient to cover the costs of certain of its generating assets. Because future regulated cash flows, which include the CTC, tariff revenues and gains from the disposition of assets, are expected to provide recovery of the impaired plant assets, a regulatory asset was recorded for the same amount. This regulatory asset is currently being amortized as it is recovered through regulated cash flows over a transition period that extends through 2006. Consistent with the provisions of the 1997 Act, the (pre-tax) gain on the sale of $2.587 billion resulted in a regulatory liability, which was used to recover regulatory assets. Therefore, the gain on the sale, excluding $43 million of amortization of investment tax credits, was recorded as a regulatory liability in the amount of $2.544 billion and amortized in the fourth quarter of 1999. The amortization of the regulatory liability and additional regulatory asset amortization of $2.456 billion are reflected in depreciation and amortization expense on Unicom's Statements of Consolidated Operations and resulted in a net reduction to depreciation and amortization expense of $88 million. See Note 3 for additional information regarding amortization of regulatory assets with respect to limits on ComEd's earnings due to statutory sharing provisions. See Note 5 for additional information regarding the fossil plant sale.

  The regulatory assets for Dresden Unit 1 and Zion Units 1 and 2 represent unrecovered nuclear decommissioning costs, which are expected to be recovered over the periods 2000-2011 and 2000-2013, respectively, through a separate rate recovery rider provided for by the 1997 Act. See "Depreciation, Amortization of Regulatory Assets and Liabilities and Decommissioning" below for additional information.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued

  Depreciation, Amortization of Regulatory Assets and Liabilities, and Decommissioning. Depreciation, amortization of regulatory assets and liabilities, and decommissioning for the years 1999, 1998 and 1997 were as follows:

                                                     1999     1998      1997
                                                   -------- -------- ----------
                                                      (Thousands of Dollars)

Depreciation expense.............................. $713,340 $788,057 $  881,196
Amortization of regulatory assets and
 liabilities--net.................................   46,088   65,211     15,272
                                                   -------- -------- ----------
                                                   $759,428 $853,268 $  896,468
Decommissioning expense...........................   83,820   90,020    108,621
                                                   -------- -------- ----------
                                                   $843,248 $943,288 $1,005,089
                                                   ======== ======== ==========

  Provisions for depreciation, including nuclear plant, were at average annual rates of average depreciable utility plant and equipment for the years 1999, 1998 and 1997 as follows:
                                                               1999  1998  1997
                                                               ----  ----  ----

Average annual depreciation rates............................. 2.66% 3.02% 3.36%

  Depreciation is provided on a straight-line basis by amortizing the cost of depreciable plant and equipment over estimated service lives for each class of plant. The decrease in the average depreciation rates for the year 1999, compared to 1998, relates primarily to a reduction in nuclear depreciation rates due to the partial impairment of production plant, which was recorded as a component of accumulated depreciation, partially offset by shortened depreciable lives for certain nuclear stations. See "Regulatory Assets and Liabilities" above for additional information on the partial impairment of production plant.

  Nuclear plant decommissioning costs generally are accrued over the current NRC license lives of the related nuclear generating units. The accrual is based on an annual levelized cost of the unrecovered portion of estimated decommissioning costs, which are escalated for expected inflation to the expected time of decommissioning and are net of expected earnings on the trust funds. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," subcaption "Results of Operations--Depreciation, Amortization and Decommissioning," for a discussion of questions raised by the staff of the SEC and a FASB review regarding the electric utility industry's method of accounting for decommissioning costs. Dismantling is expected to occur relatively soon after the end of the current NRC license life of each generating station currently operating. The accrual for decommissioning is based on the prompt removal method authorized by NRC guidelines. ComEd's ten operating units have remaining current NRC license lives ranging from 7 to 28 years. ComEd's Zion Station and its first nuclear unit, Dresden Unit 1, are retired and are expected to be dismantled beginning in the years 2014 and 2011, respectively, which is consistent with the regulatory treatment for recovery of the related decommissioning costs.

  Based on ComEd's most recent study, decommissioning costs are estimated to be $5.7 billion in current-year (2000) dollars, including a contingency allowance. This estimate includes $617 million of non-radiological costs, which are included in ComEd's proposed rider for recovery, as discussed below. ComEd's decommissioning cost expenditures at the end of the units' operating lives are estimated to total approximately $13.8 billion. These expenditures are expected to occur primarily during the period from 2007 through 2034. All such costs are expected to be funded by the external decommissioning trusts, which ComEd established in compliance with Illinois law and into which ComEd has been making annual contributions. Future decommissioning cost estimates may be significantly affected by the adoption of or

                   UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued

changes to NRC regulations, as well as changes in the assumptions used in making such estimates, including changes in technology, available alternatives for the disposal of nuclear waste and inflation.

  Since 1995, ComEd has collected decommissioning costs from its ratepayers in conjunction with a rider to its tariffs. The rider allows annual adjustments to decommissioning cost collections outside the context of a traditional rate proceeding and will continue under the 1997 Act. The current estimated decommissioning costs include a contingency allowance, but, except at Dresden Unit 1, exclude amounts for alternative spent fuel storage installations, which may be necessary to store spent fuel during the period beginning at the end of the NRC license lives of the plants to the date when the DOE accepts the spent fuel for permanent storage. Contingency allowances used in decommissioning cost estimates provide for currently unspecifiable costs that are likely to occur after decommissioning begins and generally range from 20% to 25% of the currently specifiable costs. In February 1998, the ICC authorized a reduction in the annual decommissioning cost accrual from $109 million to $84 million. The reduction primarily reflected stronger than expected after-tax returns on the external trust funds and lower than expected escalation in low-level waste disposal costs, partially offset by the higher current-year cost estimates, including a contingency allowance.

  Under its most recent annual rider, filed with the ICC on February 26, 1999, ComEd has proposed to increase its estimated annual decommissioning cost accrual from $84 million to $130 million. The proposed increase primarily reflects an increase in low-level waste disposal cost escalation, the inclusion of $219 million in current-year (2000) dollars for safety-related costs of maintaining Zion Station in a mothballed condition until dismantlement begins, and the inclusion of non-radiological costs in the decommissioning cost estimates for recovery under the rider.

  The proposed annual decommissioning cost accrual of $130 million was determined using the following assumptions: the decommissioning cost estimate of $5.7 billion in current-year (2000) dollars, after-tax earnings on the tax-qualified and nontax-qualified decommissioning funds of 7.49% and 6.83%, respectively, and an escalation rate for future decommissioning costs of 4.84%. The proposed annual accrual provided over the current NRC license lives of the nuclear plants, coupled with the expected fund earnings and amounts previously recovered in rates, is expected to aggregate to approximately $13.8 billion.

  For the ten operating nuclear units, decommissioning cost accruals are recorded as portions of depreciation expense and accumulated provision for depreciation on the Statements of Consolidated Operations and the Consolidated Balance Sheets, respectively, as such costs are recovered through rates. As of December 31, 1999, the total decommissioning costs included in the accumulated provision for depreciation were $2,100 million.

  For ComEd's retired nuclear units, the total estimated liability for nuclear decommissioning in current-year (2000) dollars is recorded as a noncurrent liability. The unrecovered portion of the liability is recorded as a regulatory asset. The nuclear decommissioning liability for retired plants as of December 31, 1999 was as follows:

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued


                                                               Zion
                                                    Dresden   Units
                                                     Unit 1  1 and 2    Total
                                                    -------- -------- ----------
                                                       (Thousands of Dollars)

Amounts recovered through rates and investment
 fund earnings....................................  $104,792 $455,962 $  560,754
Unrecovered portion of the liability..............   202,308  496,638    698,946
                                                    -------- -------- ----------
 Nuclear decommissioning liability for retired
  plants..........................................  $307,100 $952,600 $1,259,700
                                                    ======== ======== ==========

  Under Illinois law, decommissioning cost collections are required to be deposited into external trusts. Consequently, such collections do not add to the cash flows available for general corporate purposes. The ICC has approved ComEd's funding plan, which provides for annual contributions of current accruals and ratable contributions of past accruals over the remaining current NRC license lives of the nuclear plants. The fair value of funds accumulated in the external trusts at December 31, 1999 was $2,547 million, which includes pre-tax unrealized appreciation of $721 million. The earnings on the external trusts for operating plants accumulate in the fund balance and accumulated provision for depreciation. Nuclear decommissioning funding as of December 31, 1999 was as follows:

                                                          (Thousands of Dollars)

Amounts recovered through rates and investment fund
 earnings for operating plants (included in the
 accumulated provision for depreciation)................        $2,099,796
Amounts recovered through rates and investment fund
 earnings for retired plants............................           560,754
Less past accruals not yet contributed to the trusts....           114,010
                                                                ----------
 Fair value of external trust funds.....................        $2,546,540
                                                                ==========


  Customer Receivables and Revenues. ComEd is engaged principally in the production, purchase, transmission, distribution and sale of electricity to a diverse base of residential, commercial, industrial and wholesale customers. ComEd's electric service territory has an area of approximately 11,300 square miles and an estimated population of approximately eight million as of December 31, 1999. It includes the City, an area of about 225 square miles with an estimated population of approximately three million from which ComEd derived approximately 30 percent of its ultimate consumer revenues in 1999. ComEd had approximately 3.5 million electric customers at December 31, 1999. Revenues are recognized as electric and delivery services are provided to customers.

  As a result of the implementation of a new customer billing and information system in July 1998, billing and collection delays have temporarily increased accounts receivable from customers. Receivables from customers include $103 million and $331 million as of December 31, 1999 and 1998, respectively, in estimated unbilled revenue for service that has been provided to customers, but for which bill issuance was delayed beyond the normal date of issuance. ComEd has recorded increased provisions for uncollectible accounts to recognize the estimated portion of the receivables that are not expected to be recoverable. Such provisions increased O&M expenses by $35 million and $10 million in 1999 and 1998, respectively, compared to normally expected levels. Receivables from customers as of December 31, 1999 and 1998 also include $295 million and $266 million, respectively, for estimated unbilled revenues for electric service that has been provided to customers subsequent to the normal billing date and prior to the end of the reporting period.

                   UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued

See "Use of Estimates" above for additional information regarding ComEd's revenues and net receivables.

  See Notes 3 and 19 for additional information.

  Nuclear Fuel. The cost of nuclear fuel is amortized to fuel expense based on the quantity of heat produced using the unit of production method. As authorized by the ICC, provisions for spent nuclear fuel disposal costs have been recorded at a level required to recover the fee payable on the current nuclear-generated and sold electricity and the current interest accrual on the one-time fee payable to the DOE for nuclear generation prior to April 7, 1983. The one-time fee and interest thereon have been recovered and the current fee and interest on the one-time fee are presently being recovered through base rates. See Note 14 for additional information concerning the disposal of spent nuclear fuel, one-time fee and interest accrual on the one-time fee. Nuclear fuel expenses, including leased fuel costs and provisions for spent nuclear fuel disposal costs, were $380 million, $325 million and $298 million for the years 1999, 1998 and 1997, respectively.

  Income Taxes. Deferred income taxes are provided for income and expense items recognized for financial accounting purposes in periods that differ from those for income tax purposes. Income taxes deferred in prior years are charged or credited to income as the book/tax temporary differences reverse. Prior years' deferred investment tax credits are amortized through credits to income generally over the lives of the related property. Income tax credits resulting from interest charges applicable to nonoperating activities, principally construction, are classified as other income.

  AFUDC and Interest Capitalized. In accordance with the uniform systems of accounts prescribed by regulatory authorities, ComEd capitalizes AFUDC, compounded semiannually, which represents the estimated cost of funds used to finance its construction program for the non-generation portion of its business. The equity component of AFUDC is recorded on an after-tax basis and the borrowed funds component of AFUDC is recorded on a pre-tax basis. The average annual capitalization rates were 7.81%, 8.34% and 9.39% for the years 1999, 1998 and 1997, respectively. ComEd discontinued SFAS No. 71 regulatory accounting practices in December 1997 for the generation portion of its business, and as a result began capitalizing interest in 1998. ComEd capitalized $22 million and $28 million for the years 1999 and 1998, respectively, in interest costs on its generation-related construction work in progress and nuclear fuel in process. AFUDC and interest capitalized do not contribute to the current cash flow of Unicom or ComEd.

  Interest. Total interest costs incurred on debt, leases and other obligations were $642 million, $538 million and $598 million for the years 1999, 1998 and 1997, respectively.

  Debt Discount, Premium and Expense. Discount, premium and expense on long-term debt of ComEd are being amortized over the lives of the respective issues.

  Loss on Reacquired Debt. Consistent with regulatory treatment, the net loss from ComEd's reacquisition, in connection with the refinancing of first mortgage bonds, sinking fund debentures and pollution control obligations prior to their scheduled maturity dates, is deferred and amortized over the lives of the long-term debt issued to finance the reacquisition for non-generation related financings. See "Regulatory Assets and Liabilities" above and Note 3 for additional information.

  Stock Option Awards/Employee Stock Purchase Plan. Unicom has elected to adopt SFAS No. 123, Accounting for Stock-Based Compensation, for disclosure purposes only. Unicom accounts for its stock option awards and ESPP under APB Opinion No. 25, Accounting for Stock Issued to Employees. See Note 8 for additional information.

                   UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued

  Average Common Shares Outstanding. The number of average outstanding common shares used to compute basic and diluted EPS for the years, 1999, 1998 and 1997 were as follows:

                                                          1999    1998    1997
                                                         ------- ------- -------
                                                          (Thousands of Shares)

Average Number of Common Shares Outstanding:
 Average Number of Common Shares--Basic................. 217,303 216,942 216,330
 Potentially Dilutive Common Shares--Treasury Method:
   Stock Options........................................     660     633     136
   Other Convertible Securities.........................      88      85      98
                                                         ------- ------- -------
Average Number of Common Shares--Diluted................ 218,051 217,660 216,564
                                                         ======= ======= =======


  Energy Risk Management Contracts. In the normal course of business, ComEd utilizes contracts for the forward sale and purchase of energy to manage effectively the utilization of its available generating capability. ComEd also utilizes put and call option contracts and energy swap arrangements to limit the market price risk associated with the forward commodity contracts. As ComEd does not currently utilize financial or commodity instruments for trading or speculative purposes, any gains or losses on forward commodity contracts are recognized when the underlying ransactions affect earnings. Revenues and expenses associated with market price risk management contracts are amortized over the terms of such contracts.

  In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded on the Consolidated Balance Sheets as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings, unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item on the Statements of Consolidated Operations, and requires Unicom and ComEd to formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

  The effective date of SFAS No. 133 has been delayed for one year, to fiscal years beginning after June 15, 2000. SFAS No. 133 may be implemented prior to June 15, 2000, but such implementation cannot be applied retroactively. SFAS No. 133 must be applied to (i) derivative instruments and (ii) certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantively modified after January 1, 1998 or January 1, 1999 at the Company's election.

  Unicom and ComEd are in the process of reviewing their various contracts to determine which contracts meet the requirements of SFAS No. 133 and would need to be reflected as derivatives under the standard and accounted for at fair value. Among the contracts that are being reviewed are purchase power agreements, contracts related to electricity purchases and sales, contracts related to gas purchases and sales, normal purchase orders, securities issued and insurance contracts. Unicom and ComEd have not yet quantified the effects on their financial statements of adopting SFAS No. 133. However, adoption of SFAS No. 133 could increase volatility in earnings and other comprehensive income.

  Reclassifications. Certain prior year amounts have been reclassified to conform with current period presentation. These reclassifications had no effect on operating results.

  Cash Held for Redemption of Securities. As of December 31, 1999, the cash held for redemption of securities reported on the Consolidated Balance Sheets includes $222

                   UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued

million in unused cash proceeds from the issuance of the transitional trust notes and $63 million of escrowed cash and pending instrument funding charges collected from ComEd customers to be applied to the principal and interest payment on the transitional trust notes. See Note 3 for additional information.

  Special Deposits. As of December 31, 1999, special deposits included $1.8 billion for cash deposited by Unicom Investments in connection with a contemplated like-kind exchange transaction involving certain of the sold fossil plants.

  Statements of Consolidated Cash Flows. For purposes of the Statements of Consolidated Cash Flows, temporary cash investments, generally investments maturing within three months at the time of purchase, and cash held for redemption of securities are considered to be cash equivalents. Supplemental cash flow information for the years 1999, 1998 and 1997 was as follows:

                                                      1999     1998     1997
                                                    -------- -------- --------
                                                      (Thousands of Dollars)

Supplemental Cash Flow Information:
 Cash paid during the period for:
   Interest (net of amount capitalized)............ $597,984 $454,091 $512,050
   Income taxes (net of refunds)................... $455,180 $272,476 $264,802
Supplemental Schedule of Non-Cash Investing and
 Financing Activities:
 Capital lease obligations incurred by subsidiary
  companies........................................ $  1,744 $106,370 $158,412


  (2) Merger Agreement. In September 1999, the Boards of Directors of Unicom and PECO approved a merger of equals that will create a new holding company, Exelon. The merger is conditioned, among other things, upon the approvals of the shareholders of both companies and by various regulatory bodies. The merger is currently expected to be completed in the latter half of 2000.

  Under the merger agreement, as amended and restated in January 2000, PECO and ComEd will become the principal utility subsidiaries of Exelon. This result will be achieved by a mandatory exchange of the outstanding common stock of PECO for common stock of Exelon, and a merger of Unicom with and into Exelon wherein holders of Unicom common stock will receive 0.875 shares of Exelon common stock plus $3.00 in cash for each of their shares of Unicom common stock. The merger transaction will be accounted for as a purchase of Unicom by PECO.

  Prior to the consummation of the merger, Unicom expects to repurchase approximately $1.0 billion of its outstanding common shares. These share repurchases are in addition to 26.3 million shares of Unicom common stock that Unicom repurchased in January 2000 upon settlement of certain forward purchase contracts. The $1.0 billion additional share repurchases will be funded from available funds, including funds resulting from the fossil plant sale.

  (3) Accounting Effects Related to the 1997 Act. In December 1997, the Governor of Illinois signed into law the 1997 Act, which established a phased process to introduce competition into the electric industry in Illinois under a less regulated structure. The 1997 Act was amended in June 1999.

  As a result of the 1997 Act and FERC rules, prices for the supply of electric energy are expected to transition from cost-based, regulated rates to rates determined by competitive market forces. Accordingly, the 1997 Act provides for, among other things, gradual customer access to other electric suppliers or a power purchase option which allows the purchase of electric energy from ComEd at market based prices, and the collection of a CTC from customers who choose to purchase electric energy from a RES or elect the power purchase option during a transition period that extends through 2006. Effective October 1, 1999, the CTC was established

                   UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued

in accordance with a formula defined in the 1997 Act. The CTC, which is applied on a cents per kilowatthour basis, considers the revenue which would have been collected from a customer under tariffed rates, reduced by the revenue the utility will receive for providing delivery services to the customer, the market price for electricity and a defined mitigation factor, which represents the utility's opportunity to develop new revenue sources and achieve cost savings. The CTC allows ComEd to recover some of its costs which might otherwise be unrecoverable under market-based rates. Nonetheless, ComEd will need to take steps to address the portion of such costs which are not recoverable through the CTC. Such steps may include cost control efforts, developing new sources of revenue and asset dispositions. See Note 5 for additional information.

  On October 1, 1999, more than 41,000 non-residential customers became eligible to choose a new electric supplier or elect the purchase power option. The remainder of non-residential customers will become eligible to choose an electric supplier or the purchase power option between June 1 and December 31, 2000. As of December 31, 1999, over 4,700 non-residential customers, representing approximately ten percent of ComEd's 1998 retail kilowatthour sales, elected to receive their electric energy from a RES or chose the purchase power option. The impact of customer choice on results of operations will depend on various factors, including the extent to which customers elect to receive energy from a RES or the purchased power option, the development of a competitive market and the market price for energy, the extent to which ComEd develops new sources of revenue and the results of cost control efforts. Because of the inherent uncertainty in these factors, ComEd is unable to predict the long term impact of customer choice on results of operations. However, ComEd does not expect customer choice to have a material effect in the near term as a result of the collection of CTCs as provided by the 1997 Act.

  Utilities are required to continue to offer delivery services, including the transmission and distribution of electric energy, such that customers who select a RES can receive electric energy from that supplier using existing transmission and distribution facilities. Such services will continue to be offered under cost-based, regulated rates. The ICC issued orders in August and September 1999 approving, with modifications, ComEd's delivery service tariffs.

  The 1997 Act also provides for a 15% residential base rate reduction which became effective August 1, 1998 and an additional 5% residential base rate reduction in October 2001. ComEd's operating revenues were reduced by approximately $170 million in 1998 due to the 15% residential base rate reduction. The 15% rate reduction further reduced ComEd's operating revenues by approximately $226 million in 1999, compared to 1998 rate levels.

  Notwithstanding the rate reductions and subject to certain earnings tests, a rate freeze will generally be in effect until at least January 1, 2005. During this period, utilities may reorganize, sell or assign assets, retire or remove plants from service, and accelerate depreciation or amortization of assets with limited ICC regulatory review. A utility may request a rate increase during the rate freeze period only when necessary to ensure the utility's financial viability, but not before January 1, 2000. Under the earnings provision of the 1997 Act, if the earned return on common equity of a utility during this period exceeds an established threshold, one-half of the excess earnings must be refunded to customers. The threshold rate of return on common equity is based on the 30-Year Treasury Bond rate, plus 5.5% in the years 1998 and 1999, and plus 8.5% in the years 2000 through 2004. The utility's earned return on common equity and the threshold return on common equity for ComEd are each calculated on a two-year average basis. The earnings sharing provision is applicable only to ComEd's earnings. Consistent with the provisions of the 1997 Act, increased amortization of regulatory assets may be recorded, thereby reducing the earned return on common equity, if earnings otherwise would have exceeded the maximum allowable rate of return. The potential for earnings sharing or increased amortization of regulatory assets could limit earnings in future periods.

  The 1997 Act also allows a portion of ComEd's future revenues to be segregated and used to support the issuance of securities by ComEd or a SPE.

                   UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued

The proceeds, net of transaction costs, from such security issuances must be used to refinance outstanding debt or equity or for certain other limited purposes. The total amount of such securities that may be issued is approximately $6.8 billion. In December 1998, ComEd initiated the issuance of $3.4 billion of transitional trust notes through its SPEs, ComEd Funding and ComEd Funding Trust. The proceeds from the transitional trust notes, net of transaction costs, were, as required, used to redeem $1,101 million of long-term debt and $607 million of preference stock in 1999 and reduce by $500 million ComEd's outstanding short-term debt. During the year 1999, ComEd recorded an extraordinary loss related to the early redemptions of such long-term debt, which reduced net income on common stock by approximately $28 million (after-tax), or $0.13 per common share (diluted). ComEd also recorded $12 million (after-tax), or $0.05 per common share (diluted), for premiums paid in connection with the redemption of such preference stock. The preference stock premiums were included in the provision for dividends for preference stocks of ComEd on the Statements of Consolidated Operations. As more fully described in
Note 7, Unicom has repurchased approximately 26.3 million shares of Unicom common stock using $924 million of proceeds it received from ComEd's repurchase of its common stock held by Unicom. The remaining proceeds from the issuance of the transitional trust notes will be used for the payment of fees and additional common stock repurchases. See Note 7 for additional information regarding Unicom's share repurchases.

  Because the 1997 Act is expected ultimately to lead to market-based pricing of electric generation services, ComEd discontinued SFAS No. 71 regulatory accounting practices for the generation portion of its business in December 1997. ComEd evaluated the regulatory assets and liabilities related to the generation portion of its business and determined that it was not probable that such costs would be recovered through the cash flows from the regulated portion of its business. Accordingly, the generation-related regulatory assets and liabilities were written off in the fourth quarter of 1997, resulting in an extraordinary charge of $810 million (after-tax), or $3.75 per common share (diluted). The fourth quarter of 1997 also reflected charges totaling $44 million (after-tax), or $0.20 per common share (diluted), as a result of ComEd's elimination of its FAC pursuant to an option in the 1997 Act, and a charge of $60 million (after-tax), or $0.28 per common share (diluted), for a write down of ComEd's investment in uranium-related properties to realizable value.
Projections of the market price for uranium indicated that the expected incremental costs of mining and milling uranium at the properties would exceed the expected market price for uranium and such costs are not expected to be recoverable in a competitive market. The market value of such uranium-related properties was determined based on estimated future cash flows and independent appraisals.

  The 1997 Act also requires utilities to establish or join an ISO that will independently manage and control utility transmission systems. Additionally, the 1997 Act includes the leveling of certain regulatory requirements to permit operational flexibility, the leveling of certain regulatory and tax provisions as applied to various electric suppliers and a new, more stringent, liability standard applicable to ComEd in the event of a major outage.

  (4) Cumulative Effect of a Change in Accounting Principle. In the fourth quarter of 1997, ComEd changed its accounting method for revenue recognition to record revenues associated with service which has been provided to customers but has not yet been billed at the end of each accounting period, retroactive to January 1, 1997. This change in accounting method increased operating results for the year 1997 to reflect the one-time cumulative effect of the change for years prior to 1997 by $197 million (after-tax), or $0.91 per common share.

  (5) Sale of Plants and Closure. In December 1999, ComEd completed the sale of its fossil generating assets to EME for a cash purchase price of $4.8 billion.
The fossil generating assets represent an aggregate generating capacity of approximately 9,772 megawatts.

                   UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued

  Just prior to the consummation of the fossil plant sale, ComEd transferred these assets to an affiliate, Unicom Investment. In consideration for the transferred assets, Unicom Investment paid ComEd consideration totaling approximately $4.8 billion in the form of a demand note in the amount of approximately $2.4 billion and an interest-bearing Note with a maturity of twelve years. Unicom Investment immediately sold the fossil plant assets to EME, in consideration of which Unicom Investment received approximately $4.8 billion in cash from EME. Immediately after its receipt of the cash payment from EME, Unicom Investment paid the $2.4 billion aggregate principal due to ComEd under the demand note. Unicom Investment will use the remainder of the cash received from EME to fund other business opportunities, including the share repurchases. Of the cash received by ComEd, $1.8 billion is expected to be used to pay the costs and taxes associated with the fossil plant sale, including ComEd's contribution of $250 million of the proceeds to an environmental trust as required by the 1997 Act. The remainder of the demand note proceeds will be available to ComEd to fund, among other things, transmission and distribution projects, nuclear generation station projects, and environmental and other initiatives.

  The sale produced an after-tax gain of approximately $1.6 billion, after recognizing commitments associated with certain coal contracts ($350 million), recognizing employee-related costs ($112 million) and contributing to the environmental trust. The coal contract costs include the amortization of the remaining balance of ComEd's regulatory asset for unrecovered coal reserves of $178 million and the recognition of $172 million of settlement payments related to the above-market portion of coal purchase commitments ComEd assigned to EME at market value upon completion of the fossil plant sale. The severance costs included pension and post-retirement welfare benefit curtailment and special termination benefit costs of $51 million and transition, separation and retention payments of $61 million. A total of 1,730 fossil station employee positions were eliminated upon completion of the fossil plant sale on December 15, 1999. As of December 31, 1999, 1,590 of the employees whose positions were eliminated had been terminated and 140 affected employees were in a transition program which generally extends 60 days from the date of the fossil plant sale. Consistent with the provisions of the 1997 Act, the (pre-tax) gain on the sale of $2.587 billion resulted in a regulatory liability, which was used to recover regulatory assets. Therefore, the gain on the sale, excluding $43 million of amortization of investment tax credits, was recorded as a regulatory liability in the amount of $2.544 billion and amortized in the fourth quarter of 1999. The amortization of the regulatory liability and additional regulatory asset amortization of $2.456 billion are reflected in depreciation and amortization expense on Unicom's Statement of Consolidated Operations and resulted in a net reduction to depreciation and amortization expense of $88 million. See Note 1, under "Regulatory Assets and Liabilities," for additional information.

  In January 1998, the Boards of Directors of Unicom and ComEd authorized the permanent cessation of nuclear generation operations and retirement of facilities at ComEd's 2,080 megawatt Zion nuclear generating station. Such retirement resulted in a charge in the fourth quarter of 1997 of $523 million (after-tax), or $2.42 per common share (diluted). The charge included a liability for estimated future closing costs associated with the retirement of the station, excluding severance costs, resulting in a charge of $117 million (after-tax). ComEd has recorded reductions to the expected liability for future closing costs of $16 million (after-tax), or $0.07 per common share (diluted), and $15 million (after-tax), or $0.07 per common share (diluted), in 1999 and 1998, respectively, to reflect employees being reassigned or removed from the payroll sooner than anticipated, and lower support costs and use of contractors. See Note 17 for information regarding costs of voluntary employee separation plans.

  ComEd completed the sale of its State Line and Kincaid coal-fired generating stations (representing 1,598 megawatts of generating capacity) in December 1997 and February 1998, respectively. The net proceeds of the sales, after income tax effects and closing costs, were approximately $190 million. The proceeds were used to retire or redeem existing debt in the first quarter of 1998. ComEd has entered into 15-year purchased power agreements for the output of the stations.

                   UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued

 (6) Authorized Shares, Voting Rights and Stock Rights of Capital Stock. At December 31, 1999, Unicom's authorized shares consisted of 400,000,000 shares of common tock. The authorized shares of ComEd preferred and preference stocks at December 31, 1999 were: preference stock--7,510,451 shares; $1.425 convertible preferred stock--56,291 shares; and prior preferred stock--850,000 shares. The preference and prior preferred stocks are issuable in series and may be issued with or without mandatory redemption requirements. Holders of outstanding Unicom shares are entitled to one vote for each share held on each matter submitted to a vote of such shareholders; and holders of outstanding ComEd shares are entitled to one vote for each share held on each matter submitted to a vote of such shareholders. All such shares have the right to cumulate votes in elections for the directors of the corporation which issued the shares.

  Pursuant to a plan adopted by the Unicom Board of Directors on February 2, 1998, each share of Unicom's common stock carries the right (referred to herein as a "Right") to purchase one-thousandth of one share of Unicom's common stock at a purchase price of $100 per whole share of common stock, subject to adjustment. The plan was amended on September 22, 1999 to render the Rights inapplicable to the transactions contemplated by the Merger Agreement. The Rights are tradable only with Unicom's common stock until they become exercisable. The Rights become exercisable upon the earlier of ten days following a public announcement that a person (an "Acquiring Person") has acquired 15% or more of Unicom's outstanding common stock or ten business days (or such later date as may be determined by action of the Board of Directors) following the commencement of a tender or exchange offer which, if consummated, would result in a person or group becoming an Acquiring Person. The Rights are subject to redemption by Unicom at a price of $0.01 per Right, subject to certain limitations, and will expire on February 2, 2008. If a person or group becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Unicom common stock at a 50% discount from the then current market price. If Unicom is acquired in a merger or other business combination transaction in which Unicom is not the survivor, or 50% or more of Unicom's assets or earning power is sold or transferred, each holder of a Right shall then have the right to receive, upon exercise, common stock of the acquiring company at a 50% discount from the then current market price of such common stock. Rights held by an Acquiring Person become void upon the occurrence of such events.

  (7) Common Equity. In the fourth quarter of 1998, Unicom entered into a forward purchase arrangement for the repurchase of $200 million of its common stock. This contract, which was accounted for as an equity instrument as of December 31, 1998, was settled on a net cash basis in February 1999, resulting in a $16 million reduction to common stock equity on the Consolidated Balance Sheets.

  During 1999, Unicom also entered into forward purchase arrangements with financial institutions for the repurchase of approximately 26.3 million shares of Unicom common stock. The repurchase arrangements were settled in January 2000 on a physical basis. Effective January 2000, the share repurchases will reduce outstanding shares and reduce common stock equity. Prior to the settlement, the repurchase arrangements were recorded as a receivable on the Consolidated Balance Sheets based on the aggregate market value of the shares deliverable under the arrangements. In 1999, net unrealized losses of $44 million
(after-tax), or $0.20 per common share, were recorded related to the arrangements. The settlement of the arrangements in January 2000 resulted in a gain of $113 million (after-tax).

  At December 31, 1999, shares of Unicom common stock were reserved for the following purposes:

      Long-Term Incentive Plan........................................ 2,231,763
      Employee Stock Purchase Plan....................................   323,797
      Shareholder Rights Plan.........................................   400,000
      Exchange for ComEd common stock not held by Unicom..............    87,650
      1996 Directors' Fee Plan........................................   162,459
                                                                       ---------
                                                                       3,205,669
                                                                       =========

                   UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued

  Common stock issued for the years 1999, 1998 and 1997 was as follows:


                                                     1999      1998      1997
                                                    -------  --------  --------

Shares of Common Stock Issued:
 Long-Term Incentive Plan.........................  451,501   494,302   208,104
 Employee Stock Purchase Plan.....................   89,500    94,270   196,003
 Employee Savings and Investment Plan.............      --        --    274,203
 Exchange for ComEd common stock not held by
  Unicom..........................................   (2,454)   12,757    12,370
 1996 Directors' Fee Plan.........................    5,521    12,733    14,175
 Treasury Stock...................................  (85,424) (178,982)      --
                                                    -------  --------  --------
                                                    458,644   435,080   704,855
                                                    =======  ========  ========

                                                       (Thousands of Dollars)

Changes in Common Stock Accounts:
 Total shares issued..............................  $21,290  $ 16,847  $ 15,768
 Net cash settlement of forward share repurchase
  contract........................................  (16,454)
 Shares held by trustee for Unicom Stock Bonus De-
  ferral Plan.....................................      --      6,775    (2,476)
 Other............................................      151      (203)       10
                                                    -------  --------  --------
                                                    $ 4,987  $ 23,419  $ 13,302
                                                    =======  ========  ========



  As of December 31, 1999 and 1998, 264,406 and 178,982 shares, respectively, of Unicom common stock were reacquired and held as treasury stock at a cost of $10 million and $7 million, respectively.

  At December 31, 1999 and 1998, 75,692 and 76,079, respectively, of ComEd common stock purchase warrants were outstanding. The warrants entitle the holders to convert such warrants into common stock of ComEd at a conversion rate of one share of common stock for three warrants.

  As of December 31, 1999 and 1998, $716 million and $494 million, respectively, of retained earnings had been appropriated for future dividend payments.

  (8) Stock Option Awards/Employee Stock Purchase Plan. Unicom has a nonqualified stock option awards program under its Long-Term Incentive Plan. The stock option awards program was adopted by Unicom in July 1996 to reward valued employees responsible for, or contributing to, the management, growth and profitability of Unicom and its subsidiaries. The stock options granted expire ten years from their grant date. One-third of the shares subject to the options vest on each of the first three anniversaries of the option grant date. In addition, the stock options will become fully vested immediately if the holder dies, retires, is terminated by the Company, other than for cause, or qualifies for long-term disability. Options granted before July 22, 1998 also vest in full upon a change in control, while options granted on or after July 22, 1998 vest in full if the option holder is terminated within 24 months after a change of control.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued

  Stock option transactions for the years 1999, 1998 and 1997 are summarized as follows:


                                                     Number of  Weighted Average
                                                      Options    Exercise Price
                                                     ---------  ----------------

Outstanding as of January 1, 1997................... 1,188,000      $25.500
Granted during the year............................. 1,339,350       22.313
Exercised during the year...........................   (23,423)      25.500
Expired/cancelled during the year...................  (212,549)      23.632
                                                     ---------
Outstanding as of December 31, 1997................. 2,291,378       23.810
Granted during the year............................. 1,379,525       35.234
Exercised during the year...........................  (404,082)      24.244
Expired/cancelled during the year...................  (123,928)      25.715
                                                     ---------
Outstanding as of December 31, 1998................. 3,142,893       28.694
Granted during the year............................. 1,848,050       35.750
Exercised during the year...........................  (313,231)      24.102
Expired/cancelled during year.......................  (179,076)      33.551
                                                     ---------
Outstanding as of December 31, 1999................. 4,498,636       31.719
                                                     =========


  Of the stock options outstanding at December 31, 1999, 1,676,854 had vested with a weighted average exercise price of $27.

  The fair value of each stock option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:


                                                         Stock Option Grant Date
                                                         -----------------------
                                                          1999    1998    1997
                                                         ------- ------- -------

Expected option life.................................... 7 years 7 years 7 years
Dividend yield..........................................   4.50%   4.54%   7.20%
Expected volatility.....................................  23.02%  21.95%  22.29%
Risk-free interest rate.................................   4.83%   5.58%   6.25%


  The estimated weighted average fair value for each stock option granted in 1999, 1998 and 1997 was $6.48, $6.62 and $2.79, respectively.

  The ESPP allows employees to purchase Unicom common stock at a ten percent discount from market value. Substantially all of the employees of Unicom, ComEd and their subsidiaries are eligible to participate in the ESPP. Unicom issued 89,500, 94,270 and 196,003 shares of common stock during the year 1999, 1998 and 1997, respectively, under the ESPP at a weighted average annual purchase price of $33.58, $33.11 and $19.15, respectively.

  Unicom has adopted the disclosure-only provisions of SFAS No. 123. For financial reporting purposes, Unicom has adopted APB No. 25, and thus no compensation cost has been recognized for the stock option awards program or ESPP. If Unicom had recorded compensation expense for the stock options granted and the shares of common stock issued under the ESPP in accordance with SFAS No. 123 using the fair value based method of accounting, the additional charge to operations would have been $4 million (after-tax), or $0.02 per common share (diluted), $2 million (after-tax), or $0.01 per common share (diluted), and $2 million (after tax), or $0.01 per common share (diluted), for the years 1999, 1998 and 1997, respectively.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued

  (9) ComEd Preferred and Preference Stocks Without Mandatory Redemption Requirements. During the year 1999, 13,499,549 shares of preferred or preference stock without mandatory redemption requirements were redeemed and no shares were issued. No shares of ComEd preferred or preference stocks without mandatory redemption requirements were issued or redeemed during 1998 and 1997. All series other than Series $1.425 have been redeemed.

  The outstanding shares of ComEd's $1.425 convertible preferred stock are convertible at the option of the holders thereof, at any time, into common stock of ComEd at the rate of 1.02 shares of common stock for each share of convertible preferred stock, subject to future adjustment. The convertible preferred stock may be redeemed by ComEd at $42 per share, plus accrued and unpaid dividends, if any. The involuntary liquidation price of the $1.425 convertible preferred stock is $31.80 per share, plus accrued and unpaid dividends, if any.

  (10) ComEd Preference Stock Subject to Mandatory Redemption Requirements. During 1999, 1998 and 1997, no shares of ComEd preference stock subject to mandatory redemption requirements were issued. During 1999, 1998 and 1997, 1,020,345, 338,215 and 438,215 shares, respectively, of ComEd preference stock subject to mandatory redemption requirements were reacquired to meet sinking fund requirements or were part of the early redemption in 1999. There were 700,000 shares of Series $6.875 preference stock outstanding at December 31, 1999, at an aggregate stated value of $69 million. This series is non-callable and is required to be redeemed on May 1, 2000. The sinking fund price is $100 and the involuntary liquidation price is $99.25 per share, plus accrued and unpaid dividends, if any. The $69 million is included in current liabilities.

  (11) ComEd-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts Holding Solely ComEd's Subordinated Debt Securities. In September 1995, ComEd Financing I, a wholly-owned subsidiary trust of ComEd, issued 8,000,000 of its 8.48% ComEd-obligated mandatorily redeemable preferred securities. The sole asset of ComEd Financing I is $206.2 million principal amount of ComEd's 8.48% subordinated deferrable interest notes due September 30, 2035. In January 1997, ComEd Financing II, a wholly-owned subsidiary trust of ComEd, issued 150,000 of its 8.50% ComEd-obligated mandatorily redeemable capital securities. The sole asset of ComEd Financing II is $154.6 million principal amount of ComEd's 8.50% subordinated deferrable interest debentures due January 15, 2027. There is a full and unconditional guarantee by ComEd of the Trusts' obligations under the securities issued by the Trusts. However, ComEd's obligations are subordinate and junior in right of payment to certain other indebtedness of ComEd. ComEd has the right to defer payments of interest on the subordinated deferrable interest notes by extending the interest payment period, at any time, for up to 20 consecutive quarters. Similarly, ComEd has the right to defer payments of interest on the subordinated deferrable interest debentures by extending the interest payment period, at any time, for up to ten consecutive semi-annual periods. If interest payments on the subordinated deferrable interest notes or debentures are so deferred, distributions on the preferred securities will also be deferred. During any deferral, distributions will continue to accrue with interest thereon. In addition, during any such deferral, ComEd may not declare or pay any dividend or other distribution on, or redeem or purchase, any of its capital stock.

  The subordinated deferrable interest notes are redeemable by ComEd, in whole or in part, from time to time, on or after September 30, 2000, and with respect to the subordinated deferrable interest debentures, on or after January 15, 2007, or at any time in the event of certain income tax circumstances. If the subordinated deferrable interest notes or debentures are redeemed, the Trusts must redeem preferred securities having an aggregate liquidation amount equal to the aggregate principal amount of the subordinated deferrable interest notes or debentures so redeemed. In the event of the dissolution, winding up or termination of the Trusts, the holders of the preferred securities will be entitled to receive, for each preferred security, a liquidation amount of $25 for the securities of ComEd Financing I and $1,000 for the securities of ComEd Financing II, plus accrued and unpaid distributions thereon, including interest thereon, to the date of payment,

                   UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued

unless in connection with the dissolution, the subordinated deferrable interest notes or debentures are distributed to the holders of the preferred securities.

  (12) Long-Term Debt. ComEd initiated the issuance of $3.4 billion of transitional trust notes through its SPEs, ComEd Funding and ComEd Funding Trust, in the fourth quarter of 1998. The current amount outstanding is as follows:


              Series                                         Principal Amount
      ------------------------                            ----------------------
                                                          (Thousands of Dollars)

      5.38% due March 25, 2000...........................       $   94,967
      5.29% due June 25, 2001............................          425,033
      5.34% due March 25, 2002...........................          258,861
      5.39% due June 25, 2003............................          421,139
      5.44% due March 25, 2005...........................          598,511
      5.63% due June 25, 2007............................          761,489
      5.74% due December 25, 2008........................          510,000
                                                                ----------
                                                                $3,070,000
                                                                ==========



  For accounting purposes, the liabilities of ComEd Funding Trust for the transitional trust notes are reflected as long-term debt on the Consolidated Balance Sheets of Unicom and ComEd.

  The proceeds, net of transaction costs, from the transitional trust notes have been used, as required, to redeem debt and equity. During 1999, ComEd redeemed or reacquired $1,101 million of long-term debt.

  Sinking fund requirements and scheduled maturities remaining through 2004 for ComEd's first mortgage bonds, transitional trust notes, sinking fund debentures and other long-term debt outstanding at December 31, 1999, after deducting deposits made for the retirement of sinking fund debentures, are summarized as follows: 2000--$732 million; 2001--$345 million; 2002--$645 million; 2003--$445 million; and 2004--$577 million.

  At December 31, 1999, ComEd's outstanding first mortgage bonds maturing through 2004 were as follows:



                Series                                    Principal Amount
   --------------------------------                    ----------------------
                                                       (Thousands of Dollars)

   9 3/8% due February 15, 2000.......................        $ 42,245
   6 1/2% due April 15, 2000..........................         230,000
   6 3/8% due July 15, 2000...........................         100,000
   7 3/8% due September 15, 2002......................         200,000
   6 5/8% due July 15, 2003...........................         100,000
   5 3/10% due January 15, 2004.......................          26,000
                                                              --------
                                                              $698,245
                                                              ========

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued

  Other long-term debt outstanding at December 31, 1999 is summarized as follows:


                                          Principal
              Debt Security                 Amount         Interest Rate
----------------------------------------  ---------- -------------------------
                                          (Thousands
                                              of
                                           Dollars)

Unicom--
 Loans Payable:
 Loan due January 1, 2003                 $    5,519 Interest rate of 8.31%
 Loan due January 1, 2004                      6,371 Interest rate of 8.44%
 Loan due January 15, 2009                     6,025 Interest rate of 8.30%
 Loan due January 15, 2009                     7,567 Interest rate of 8.55%
 Loan due January 15, 2010                     6,803 Interest rate of 8.88%
 Loan due July 15, 2010                        9,225 Interest rate of 7.98%
                                          ----------
                                          $   41,510
                                          ----------
ComEd--
 Notes:
 Medium Term Notes, Series 3N due vari-
  ous dates through October 15, 2004      $  156,000 Interest rates ranging
                                                      from 9.17% to 9.20%
 Notes due January 15, 2004                  150,000 Interest rate of 7.375%
 Notes due October 15, 2005                  235,000 Interest rate of 6.40%
 Notes due January 15, 2007                  150,000 Interest rate of 7.625%
 Notes due July 15, 2018                     225,000 Interest rate of 6.95%
                                          ----------
                                          $  916,000
                                          ----------
 Purchase Contract Obligation
 due April 30, 2005                       $      301 Interest rate of 3.00%
                                          ----------
Total ComEd                               $  916,301
                                          ----------
Unicom Enterprises--
 Notes:
 Unicom Thermal Guaranteed Senior Note
  due May 30, 2012                        $  120,000 Interest rate of 7.38%
 Northwind Midway Guaranteed Senior Note
  due June 30, 2023                           11,523 Interest rate of 7.68%
 Unicom Mechanical Services Note
  due January 1, 2001                             13 Interest rate of 8.50%
                                          ----------
Total Unicom Enterprises                  $  131,536
                                          ----------
Total Unicom                              $1,089,347
                                          ==========



  Long-term debt maturing within one year has been included in current liabilities.

  ComEd's   outstanding   first   mortgage  bonds  are  secured  by  a  lien  on
substantially all property and franchises, other than expressly excepted property, owned by ComEd.

  In July 1998, Unicom Thermal issued a $120 million 7.38% unsecured guaranteed senior Note due May 2012, the proceeds of which were used to refinance existing debt. The Note is guaranteed by Unicom and includes certain covenants with respect to Unicom and Unicom Thermal's operations. Such covenants include, among other things, (i) a requirement that Unicom and its consolidated subsidiaries maintain a tangible net worth at least $10 million greater than that of ComEd and its consolidated subsidiaries, (ii) a requirement that Unicom's consolidated debt to consolidated capitalization not exceed 0.65 to 1, (iii) restrictions on the indebtedness for borrowed money that Unicom Thermal may incur, and (iv) a requirement that Unicom own, directly or indirectly, 51% of the outstanding stock of Unicom Thermal and at least 80% of the outstanding stock of ComEd.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued

  In June 1999, Northwind Midway issued $12 million of 7.68% guaranteed senior Notes due June 2023, the proceeds of which will be used primarily to finance certain project construction costs. The Notes are guaranteed by Unicom and include certain covenants with respect to Unicom and Northwind Midway's operations. Such covenants include, among other things, a requirement that Unicom and its consolidated subsidiaries own no less than 65% of the voting membership interest of Northwind Midway.

  (13) Lines of Credit. ComEd had total unused bank lines of credit of $800 million at December 31, 1999. Of that amount, $500 million expires on December 15, 2000 and $300 million expires on December 17, 2002. The interest rate is set at the time of a borrowing and is based on several floating rate bank indices plus a spread which is dependent upon the credit rating of ComEd's outstanding first mortgage bonds or on a prime interest rate. ComEd is obligated to pay commitment and facility fees with respect to the line of credit.

  Unicom Enterprises has an unused $400 million credit facility which will expire December 15, 2000. The credit facility can be used by Unicom Enterprises to finance investments in unregulated businesses and projects, including UT Holdings and Unicom Energy Services, and for general corporate purposes. The credit facility is guaranteed by Unicom and includes certain covenants with respect to Unicom and Unicom Enterprises' operations. Such covenants include, among other things, (i) a requirement that Unicom and its consolidated subsidiaries maintain a tangible net worth at least $3.5 million over that of ComEd and its consolidated subsidiaries, (ii) a requirement that Unicom's consolidated debt to consolidated capitalization not exceed 0.65 to 1, (iii) restrictions on the indebtedness for borrowed money that Unicom (excluding ComEd) and Unicom Enterprises may incur, and (iv) a requirement that Unicom own 100% of the outstanding stock of Unicom Enterprises and at least 80% of the outstanding stock of ComEd; and provide that Unicom may not declare or pay dividends during the continuance of an event of default. Interest rates for borrowings under the credit facility are set at the time of a borrowing and are based on either a prime interest rate or a floating rate bank index plus a spread which varies with the credit rating of ComEd's outstanding first mortgage bonds. Unicom Enterprises is obligated to pay commitment fees with respect to the unused portion of such lines of credit.

  (14) Disposal of Spent Nuclear Fuel. Under the Nuclear Waste Policy Act of 1982, the DOE is responsible for the selection and development of repositories for, and the disposal of, spent nuclear fuel and high-level radioactive waste. ComEd, as required by that Act, has entered into a contract with the DOE to provide for the disposal of spent nuclear fuel and high-level radioactive waste from ComEd's nuclear generating stations. The contract with the DOE requires ComEd to pay the DOE a one-time fee applicable to nuclear generation through April 6, 1983 of $277 million, with interest to date of payment, and a fee payable quarterly equal to one mill per kilowatthour of nuclear-generated and sold electricity after April 6, 1983. Pursuant to the contract, ComEd has elected to pay the one-time fee, with interest, just prior to the first delivery of spent nuclear fuel to the DOE. The liability for the one-time fee and the related interest is reflected on the Consolidated Balance Sheets. The contract also provided for acceptance by the DOE of such materials to begin in January 1998; however, that date was not met by the DOE and is expected to be delayed significantly. The DOE's current estimate for opening a facility to accept such waste is 2010. This extended delay in spent nuclear fuel acceptance by the DOE has led to ComEd's consideration of additional dry storage alternatives. On July 30, 1998, ComEd filed a complaint against the United States in the United States Court of Federal Claims seeking to recover damages caused by the DOE's failure to honor its contractual obligation to begin disposing of spent nuclear fuel in January 1998. On November 5, 1999, ComEd's case was stayed pending the decision of the United States Court of Appeals for the Federal Circuit in several similar cases brought by other utilities.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                   NOTES TO FINANCIAL STATEMENTS--Continued

  (15) Fair Value of Financial Instruments. The following methods and assumptions were used to estimate the fair value of financial instruments either held, or issued and outstanding. The disclosure of such information does not purport to be a market valuation of Unicom and subsidiary companies as a whole. The impact of any realized or unrealized gains or losses related to such financial instruments on the financial position or results of operations of Unicom and subsidiary companies is primarily dependent on the treatment authorized under future ComEd ratemaking proceedings.

  Investments. Securities included in the nuclear decommissioning funds have been classified and accounted for as "available for sale" securities. The estimated fair value of the nuclear decommissioning funds, as determined by the trustee and based on published market data, as of December 31, 1999 and 1998 was as follows:

                                December 31, 1999                December 31, 1998
                         -------------------------------- --------------------------------
                                    Unrealized
                                      Gains/                         Unrealized
                         Cost Basis  (Losses)  Fair Value Cost Basis   Gains    Fair Value
                         ---------- ---------- ---------- ---------- ---------- ----------
                                              (Thousands of Dollars)
Short-term investments.. $   41,362  $     95  $   41,457 $   40,907  $     42  $   40,949
U.S. Government and
 Agency issues..........    245,399    (1,993)    243,406    197,240    20,213     217,453
Municipal bonds.........    383,816      (940)    382,876    416,121    24,124     440,245
Corporate bonds.........    196,942    (5,699)    191,243    241,111     8,790     249,901
Common stock............    832,802   732,893   1,565,695    740,956   565,630   1,306,586
Other...................    125,072    (3,209)    121,863     11,345       838      12,183
                         ----------  --------  ---------- ----------  --------  ----------
                         $1,825,393  $721,147  $2,546,540 $1,647,680  $619,637  $2,267,317
                         ==========  ========  ========== ==========  ========  ==========


  At December 31, 1999, the debt securities held by the nuclear decommissioning funds had the following maturities:

                                                           Cost Basis Fair Value
                                                           ---------- ----------
                                                               (Thousands of
                                                                 Dollars)

      Within 1 year.......................................  $ 47,853   $ 48,421
      1 through 5 years...................................   263,588    263,117
      5 through 10 years..................................   227,927    225,860
      Over 10 years.......................................   409,823    400,358


   The net earnings of the nuclear decommissioning funds, which are recorded in the accumulated provision for depreciation, for the years 1999, 1998 and 1997 were as follows:

                                                   1999       1998       1997
                                                ---------- ---------- ----------
                                                     (Thousands of Dollars)

Gross proceeds from sales of securities.......  $1,765,000 $1,795,484 $2,163,522
Less cost based on specific identification....   1,718,151  1,728,092  2,088,300
                                                ---------- ---------- ----------
Realized gains on sales of securities.........  $   46,849 $   67,392 $   75,222
Other realized fund earnings, net of expenses.      62,927     40,374     39,123
                                                ---------- ---------- ----------
Total realized net earnings of the funds......  $  109,776 $  107,766 $  114,345
Unrealized gains..............................     101,510    190,503    198,741
                                                ---------- ---------- ----------
 Total net earnings of the funds..............  $ 211,286  $  298,269 $  313,086
                                                ========== ========== ==========

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                   NOTES TO FINANCIAL STATEMENTS--Continued

  Securities held by certain trusts, which were established to provide for supplemental retirement benefits and executive medical claims, have been classified and accounted for as "available for sale." The estimated fair value of these securities, as determined by the trustee and based on published market data, as of December 31, 1999 was as follows:



                                                      Cost   Unrealized  Fair
                                                      Basis     Gain     Value
                                                     ------- ---------- -------
                                                       (Thousands of Dollars)

Short-term investments.............................. $   162  $   --    $   162
Registered investment companies.....................  21,641   12,471    34,112
                                                     -------  -------   -------
                                                     $21,803  $12,471   $34,274
                                                     =======  =======   =======



  Current Assets. Cash, temporary cash investments, cash held for redemption of securities and other cash investments, which include U.S. Government obligations and other short-term marketable securities, and special deposits, are stated at cost, which approximates their fair value because of the short maturity of these instruments. The securities included in these categories have been classified as "available for sale" securities.

  Capitalization. The estimated fair values of ComEd preferred and preference stocks, ComEd-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely ComEd's subordinated debt securities, transitional trust notes and long-term debt were obtained from an independent consultant. The estimated fair values, which include the current portions of redeemable preference stock and long-term debt but exclude accrued interest and dividends, as of December 31, 1999 and 1998 were as follows:


                                December 31, 1999                 December 31, 1998
                         --------------------------------- --------------------------------
                                    Unrealized
                          Carrying   Losses/                Carrying  Unrealized    Fair
                           Value     (Gains)    Fair Value   Value      Losses     Value
                         ---------- ----------  ---------- ---------- ---------- ----------
                                              (Thousands of Dollars)
ComEd preferred and
 preference stocks...... $   71,265 $      58   $   71,323 $  678,156  $ 11,500  $  689,656
ComEd-obligated
 mandatorily redeemable
 preferred securities of
 subsidiary trusts
 holding solely ComEd's
 subordinated debt
 securities............. $  350,000 $ (10,595)  $  339,405 $  350,000  $ 20,678  $  370,678
Transitional trust
 notes.................. $3,057,112 $(163,600)  $2,893,512 $3,382,821  $ 67,168  $3,449,989
Long-term debt.......... $4,757,062 $ (23,987)  $4,733,075 $5,911,757  $451,240  $6,362,997



  Long-term notes payable, which are not included in the above table, amounted to $53 million and $100 million as of December 31, 1999 and 1998, respectively. Such notes, for which interest is paid at fixed and prevailing rates, are included in the consolidated financial statements at cost, which approximates their fair value.

                   UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued

  Current Liabilities. The carrying value of notes payable, which consists of commercial paper and bank loans maturing within one year, approximates the fair value because of the short maturity of these instruments. See "Capitalization" above for a discussion of the fair value of the current portion of long-term debt and redeemable preference stock.

  Other Noncurrent Liabilities. The carrying value of accrued spent nuclear fuel disposal fee and related interest represents the settlement value as of December 31, 1999 and 1998; therefore, the carrying value is equal to the fair value.

  (16) Pension and Postretirement Benefits. As of December 31, 1999, ComEd had a qualified non-contributory defined benefit pension plan which covers all regular employees of ComEd and certain of Unicom's subsidiaries. Benefits under this plan reflect each employee's compensation, years of service and age at retirement. Funding is based upon actuarially determined contributions that take into account the amount deductible for income tax purposes and the minimum contribution required under the Employee Retirement Income Security Act of 1974, as amended. The December 31, 1999 and 1998 pension liabilities and related data were determined using the January 1, 1999 actuarial valuation. Additionally, ComEd maintains a nonqualified supplemental retirement plan which covers any excess pension benefits that would be payable to management employees under the qualified plan but which are limited by the Internal Revenue Code. In 1998, Indiana Company's qualified defined benefit pension plan was merged into ComEd's pension plan as a result of the sale of Indiana Company's State Line Station and the transfer of its remaining employees to ComEd.

  ComEd and certain of Unicom's subsidiaries provide certain postretirement medical, dental and vision care, and life insurance for retirees and their dependents and for the surviving dependents of eligible employees and retirees. Generally, the employees become eligible for postretirement benefits if they retire no earlier than age 55 with ten years of service. The liability for postretirement benefits is funded through trust funds based upon actuarially determined contributions that take into account the amount deductible for income tax purposes. The health care plans are contributory, funded jointly by the companies and the participating retirees. The December 31, 1999 and 1998 postretirement benefit liabilities and related data were determined using the January 1, 1999 actuarial valuations.

  Reconciliations of the beginning and ending balances of the projected pension benefit obligation and the accumulated postretirement benefit obligation, and the funded status of these plans for the years 1999 and 1998 were as follows:

                             Twelve Months Ended        Twelve Months Ended
                              December 31, 1999          December 31, 1998
                          -------------------------- --------------------------
                                          Other                      Other
                           Pension    Postretirement  Pension    Postretirement
                           Benefits      Benefits     Benefits      Benefits
                          ----------  -------------- ----------  --------------
                                        (Thousands of Dollars)
Change in benefit obligation
-----------------
Benefit obligation at
 beginning of period....  $4,326,000    $1,236,000   $4,010,000    $1,139,000
Service cost............     120,000        41,000      115,000        38,000
Interest cost...........     285,000        82,000      273,000        78,000
Plan participants' con-
 tributions.............         --          4,000          --          3,000
Actuarial loss/(gain)...    (458,000)     (188,000)     165,000        25,000
Benefits paid...........    (241,000)      (51,000)    (237,000)      (47,000)
Special termination ben-
 efits..................      62,000        27,000          --            --
                          ----------    ----------   ----------    ----------
 Benefit obligation at
  end of period.........  $4,094,000    $1,151,000   $4,326,000    $1,236,000
                          ----------    ----------   ----------    ----------

                   UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued

Change in plan assets
---------------------

Fair value of plan as-
 sets at beginning of
 period.................  $4,015,000    $  865,000   $3,706,000    $  767,000
Actual return on plan
 assets.................     492,000       105,000      535,000       122,000
Employer contribution...       3,000        24,000       11,000        20,000
Plan participants' con-
 tributions.............         --          4,000          --          3,000
Benefits paid...........    (241,000)      (51,000)    (237,000)      (47,000)
                          ----------    ----------   ----------    ----------
 Fair value of plan as-
  sets at end of period.  $4,269,000    $  947,000   $4,015,000    $  865,000
                          ----------    ----------   ----------    ----------
Plan assets
 greater/(less) than
 benefit obligation.....  $  175,000    $ (204,000)  $ (311,000)   $ (371,000)
Unrecognized net actuar-
 ial loss/(gain)........    (523,000)     (555,000)      36,000      (371,000)
Unrecognized prior serv-
 ice cost/(asset).......     (51,000)       41,000      (60,000)       48,000
Unrecognized transition
 obligation/(asset).....     (79,000)      276,000     (101,000)      323,000
                          ----------    ----------   ----------    ----------
 Accrued liability for
  benefits..............  $ (478,000)   $ (442,000)  $ (436,000)   $ (371,000)
                          ==========    ==========   ==========    ==========


  The assumed discount rate used to determine the benefit obligation as of December 31, 1999 and 1998 was 7.75% and 6.75%, respectively. The fair value of plan assets excludes $25 million and $21 million held in grantor trust as of December 31, 1999 and 1998, respectively, for the payment of benefits under the supplemental plan and $9 million and $7 million held in a grantor trust as of December 31, 1999 and 1998, respectively, for the payment of postretirement medical benefits.

  The components of pension and other postretirement benefit costs, portions of which were recorded as components of construction costs, for the years, 1999, 1998 and 1997 were as follows:

                                                  1999      1998       1997
                                                --------  ---------  ---------
                                                     (Thousands of Dollars)

Pension Benefit Costs
---------------------
Service cost..................................  $120,000  $ 115,000  $ 100,000
Interest cost on projected benefit obligation.   285,000    273,000    261,000
Expected return on plan assets................  (362,000)  (342,000)  (310,000)
Amortization of transition asset..............   (13,000)   (12,000)   (13,000)
Amortization of prior service asset...........    (4,000)    (4,000)    (4,000)
Recognized loss...............................     3,000      2,000      2,000
Curtailment (gain)/loss.......................    16,000        --      (5,000)
                                                --------  ---------  ---------
 Net periodic benefit cost....................  $ 45,000   $ 32,000  $  31,000
                                                ========  =========  =========

                   UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued

Other Postretirement Benefit Costs
----------------------------------
Service cost..................................  $ 41,000   $ 38,000  $  34,000
Interest cost on accumulated benefit
 obligation...................................    82,000     78,000     76,000
Expected return on plan assets................   (76,000)   (69,000)   (61,000)
Amortization of transition obligation.........    22,000     22,000     22,000
Amortization of prior service cost............     4,000      4,000      4,000
Recognized gain...............................   (14,000)   (14,000)   (13,000)
Severance plan cost...........................     1,000      6,000      8,000
Curtailment loss..............................    35,000        --         --
                                                --------  ---------  ---------
 Net periodic benefit cost....................  $ 95,000   $ 65,000  $  70,000
                                                ========  =========  =========


  In accounting for the pension costs and other postretirement benefit costs under the plans, the following weighted average actuarial assumptions were used for the periods during 1999, 1998 and 1997:

                                                                 Other
                                      Pension Benefits  Postretirement Benefits
                                      ----------------- -----------------------
                                      1999  1998  1997   1999    1998    1997
                                      ----- ----- ----- ------- ------- -------

Annual discount rate................. 6.75% 7.00% 7.50%   6.75%   7.00%   7.50%
Annual long-term rate of return on
 plan assets......................... 9.25% 9.50% 9.75%   8.97%   9.20%   9.40%
Annual rate of increase in future
 compensation levels................. 4.00% 4.00% 4.00%     --      --      --


  The pension curtailment gain in December 1997 represents the recognition of prior service costs, the transition asset and the decrease in the projected benefit obligation related to the reduction in the number of employees due to Indiana Company's sale of State Line Station. The pension and other postretirement benefit curtailment losses in December 1999 represent the recognition of prior service costs and transition obligations, and an increase in the benefit obligations resulting from special termination benefits, related to the reduction in the number of employees due to ComEd's sale of the fossil stations.

  The health care cost trend rates used to measure the expected cost of the postretirement medical benefits are assumed to be 8.0% for pre-Medicare recipients and 6.0% for Medicare recipients for 1999. Those rates are assumed to decrease in 0.5% annual increments to 5% for the years 2005 and 2001, respectively, and to remain level thereafter. The health care cost trend rates, used to measure the expected cost of postretirement dental and vision benefits, are a level 3.5% and 2.0% per year, respectively. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one percentage point change in the assumed health care cost trend rates would have the following effects:


                                                    1 Percentage   1 Percentage
                                                   Point Increase Point Decrease
                                                   -------------- --------------
                                                      (Thousands of Dollars)

Effect on total 1999 service and interest cost
 components......................................    $  26,000      $ (20,000)
Effect on postretirement benefit obligation as of
 December 31, 1999...............................      190,000       (151,000)

                   UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued

  In addition, an employee savings and investment plan is available to eligible employees of ComEd and certain of its and Unicom's subsidiaries. Under the plan, each participating employee may contribute up to 20% of such employee's base pay and the participating companies match the first 6% of such contribution equal to 100% of the first 2% of contributed base salary, 70% of the next 3% of contributed base salary and 25% of the next 1% of contributed base salary. The participating companies' contributions were $32 million, $32 million and $33 million for the years 1999, 1998 and 1997, respectively.

  (17) Separation Plan Costs. O&M expenses included $10 million, $48 million and $39 million for the years 1999, 1998 and 1997, respectively, for costs related to voluntary separation offers to certain employees of ComEd and Indiana Company, as well as certain other employee-related costs. Such costs resulted in charges of $6 million (after-tax), or $0.03 per common share (diluted), $29 million (after-tax), or $0.13 per common share (dilutive) and $24 million (after-tax), or $0.11 per common share (diluted), for the years 1999, 1998 and 1997, respectively. See Note 5 regarding employee separation costs related to the fossil plant sale.

  (18) Income Taxes. The components of the net deferred income tax liability at December 31, 1999 and 1998 were as follows:

                                                              December 31
                                                         ----------------------
                                                            1999        1998
                                                         ----------  ----------
                                                             (Thousands of
                                                               Dollars)

Deferred income tax liabilities:
 Accelerated cost recovery and liberalized deprecia-
  tion, net of removal costs...........................  $2,815,972  $4,028,351
 Overheads capitalized.................................     159,836     140,922
 Repair allowance......................................     221,502     233,861
 Regulatory assets recoverable through future rates....     688,946     680,356
Deferred income tax assets:
 Postretirement benefits...............................    (376,538)   (331,651)
 Unamortized investment tax credits....................    (161,756)   (191,135)
 Regulatory liabilities to be settled through future
  rates................................................    (596,157)   (595,005)
 Nuclear plant closure.................................      (5,456)    (38,354)
 Other--net............................................    (321,522)   (146,224)
                                                         ----------  ----------
Net deferred income tax liability......................  $2,424,827  $3,781,121
                                                         ==========  ==========



  The $1,356 million decrease in the net deferred income tax liability from December 31, 1998 to December 31, 1999 is comprised of a $1,377 million credit to net deferred income tax expense pertaining primarily to the fossil plant sale, a $7 million increase in regulatory assets net of regulatory liabilities pertaining to income taxes for the period, and $14 million related to other items. The amount of accelerated cost recovery and liberalized depreciation included in deferred income tax liabilities for both periods includes amounts related to the regulatory asset for impaired production plant. The amount of regulatory assets included in deferred income tax liabilities primarily relates to the equity component of AFUDC which is recorded on an after-tax basis, the borrowed funds component of AFUDC which was previously recorded net of tax and other temporary differences for which the related tax effects were not previously recorded. The amount of other regulatory liabilities included in deferred income tax assets primarily relates to deferred income taxes provided at rates in excess of the current statutory rate.

                   UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued

  The components of net income tax expense charged/(credited) to continuing operations for the years 1999, 1998 and 1997 were as follows:

                                                  1999       1998      1997
                                               ----------  --------  ---------
                                                     (Thousands of Dollars)

Operating income:
 Current income taxes........................  $1,762,281  $304,889  $ 255,057
 Deferred income taxes.......................  (1,403,083)   50,134     62,501
 Investment tax credits deferred--net........     (25,828)  (27,730)   (31,015)
Other (income) and deductions:
 Current income taxes........................         457   (51,816)     1,116
 Deferred income taxes.......................      25,739    59,458   (385,994)
 Investment tax credits......................     (51,740)  (12,107)   (22,526)
                                               ----------  --------  ---------
Net income taxes charged/(credited) to con-
 tinuing operations..........................  $  307,826  $322,828  $(120,861)
                                               ==========  ========  =========

  Provisions for current and deferred federal and state income taxes and amortization of investment tax credits resulted in the following effective income tax rates for the years 1999, 1998 and 1997:

                                                    1999      1998      1997
                                                  --------  --------  ---------
                                                     (Thousands of Dollars)

Net income/(loss) before extraordinary items....  $597,245  $510,184  $(239,215)
Net income taxes charged/(credited) to continu-
 ing operations.................................   307,826   322,828   (120,861)
Provision for dividends on ComEd preferred and
 preference stocks..............................    23,756    56,884     60,486
                                                  --------  --------  ---------
Pre-tax income/(loss) before extraordinary items
 and provision for dividends....................  $928,827  $889,896  $(299,590)
                                                  --------  --------  ---------
Effective income tax rate.......................      33.1%     36.3%      40.3%
                                                  ========  ========  =========

  The principal differences between net income taxes charged/(credited) to continuing operations and the amounts computed at the federal statutory rate of 35% for the years 1999, 1998 and 1997 were as follows:

                                                    1999      1998      1997
                                                  --------  --------  ---------
                                                      (Thousands of Dollars)

Federal income taxes computed at statutory rate. $325,089 $311,464 $(104,857) Equity component of AFUDC which was excluded
 from taxable income............................      (436)     (390)    (8,320)
Amortization of investment tax credits, net of
 deferred income taxes..........................   (48,216)  (25,503)   (53,541)
State income taxes, net of federal income taxes.    45,882    40,899       (682)
Unrealized loss/(gain) on forward share
 repurchase contract............................    15,390       --         --
Earnings on nontax-qualified decommissioning
 fund...........................................    (8,915)      --         --
Differences between book and tax accounting,
 primarily property-related deductions..........   (20,968)   (3,642)    46,539
                                                  --------  --------  ---------
Net income taxes charged/(credited) to
 continuing operations..........................  $307,826  $322,828  $(120,861)
                                                  ========  ========  =========

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued

  (19) Taxes, Except Income Taxes. Provisions for taxes, except income taxes, for the years 1999, 1998 and 1997 were as follows:

                                                        1999     1998     1997
                                                      -------- -------- --------
                                                        (Thousands of Dollars)

Illinois public utility revenue...................... $    981 $114,981 $228,350
Illinois invested capital............................      --       --    99,503
Illinois electricity distribution tax................  114,241  110,026      --
Municipal utility gross receipts.....................   99,701  152,501  168,094
Real estate..........................................  115,208  125,521  151,508
Municipal compensation...............................   73,349   89,210   78,286
Energy assistance and renewable energy charge........   34,423   32,736      --
Other--net...........................................   70,550   74,859   75,145
                                                      -------- -------- --------
                                                      $508,453 $699,834 $800,886
                                                      ======== ======== ========


  Effective January 1, 1998, the Illinois invested capital tax was repealed and the Illinois electricity distribution tax was enacted as a replacement. The new tax is based on the kilowatthours delivered to ultimate consumers.

  The 1997 Act changed the nature of several state and municipal taxes that are collected through customer billings. Before August 1998, the utility taxes were assessed against the utility. Effective August 1998, the utility taxes are assessed on the electric consumer rather than the utility. Accordingly, ComEd records the collections as liabilities and no longer records the taxes collected through billings as revenues and tax expense. The reduction in operating revenues and taxes, except income taxes, due to the change in presentation for such taxes was approximately $174 million in 1999, compared to 1998, and $110 million in 1998, compared to 1997. This change in presentation for such taxes did not have an effect on operations.

  See Note 22 for additional information regarding Illinois invested capital taxes.

  (20) Lease Obligations of Subsidiary Companies. Under its nuclear fuel lease arrangement, ComEd may sell and lease back nuclear fuel from a lessor who may borrow an aggregate of $267 million, consisting of intermediate term notes, to finance the transactions. A commercial paper/bank borrowing portion expired on November 23, 1999. With respect to the intermediate term notes, $75 million expires on November 23, 2000, $40 million expires on November 23, 2001, $77 million expires on November 23, 2002 and $75 million expires on November 23, 2003. At December 31, 1999, ComEd's obligation to the lessor for leased nuclear fuel amounted to approximately $270 million. ComEd has agreed to make lease payments which cover the amortization of the nuclear fuel used in ComEd's reactors plus the lessor's related financing costs. ComEd has an obligation for spent nuclear fuel disposal costs of leased nuclear fuel.

  As of December 31, 1999, future minimum rental payments, net of executory costs, for capital leases are estimated to aggregate to $298 million, including $121 million in 2000, $96 million in 2001, $48 million in 2002 and $33 million in 2003. The estimated interest component of such rental payments aggregates $27 million. The estimated portions of obligations due within one year under capital leases of $108 million and $195 million at December 31, 1999 and 1998, respectively, were included in current liabilities on the Consolidated Balance Sheets.

  Future minimum rental payments at December 31, 1999 for operating leases are estimated to aggregate to $305 million, including $33 million in 2000, $27 million in 2001, $27 million in 2002, $24 million in 2003, $23 million in 2004 and $171 million in 2005-2043.

                   UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued

  (21) Joint Plant Ownership. ComEd has a 75% undivided ownership interest in the Quad Cities nuclear generating station. Further, ComEd is responsible for 75% of all costs which are charged to appropriate investment and O&M accounts, and provides its own financing. ComEd's net plant investment, including construction work in progress, in Quad Cities Station on the Consolidated Balance Sheets was $22 million at December 31, 1999, after reflecting the accounting impairment recorded in the second quarter of 1998. See Note 1, under "Regulatory Assets and Liabilities," for additional information.

  (22) Commitments and Contingent Liabilities. Purchase commitments, principally related to construction, nuclear fuel, and coal in support of certain power purchase agreements approximated $799 million at December 31, 1999, comprised of $670 million for ComEd, $27 million for UT Holdings, $24 million for Unicom Energy Services and $78 million for Unicom Power Holdings. In addition, ComEd has substantial commitments for expected capacity payments and fixed charges related to power purchase agreements. Upon completion of the fossil plant sale with EME, ComEd entered into arrangements to assign or settle a substantial portion of its coal purchase commitments and entered into purchase power agreements with EME. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," subcaption "Liquidity and Capital Resources--UTILITY OPERATIONS--Construction Program," for additional information regarding ComEd's purchase commitments.

  ComEd is a member of NEIL which provides insurance coverage against property damage and associated replacement power costs occurring at members' nuclear generating facilities. All companies insured with NEIL are subject to retrospective premium adjustments if losses exceed accumulated reserve funds. Capital has been accumulated in the reserve funds such that ComEd would not be liable for any single incident. However, ComEd could be subject to assessments in any policy year for each of three types of coverage provided. The maximum assessments are approximately $53 million for primary property damage, $73 million for excess property damage and $22 million for replacement power.

  The NRC's indemnity for public liability coverage under the Price-Anderson Act is supported by a mandatory industry-wide program under which owners of nuclear generating facilities could be assessed in the event of nuclear incidents. Based on the number of nuclear reactors with operating licenses, ComEd would currently be subject to a maximum assessment of $1,145 million in the event of an incident, limited to a maximum of $130 million in any calendar year.

  In addition, ComEd participates in the American Nuclear Insurers Master Worker Program, which provides coverage for worker tort claims filed for bodily injury caused by the nuclear energy hazard. This program was modified, effective January 1, 1998, to provide coverage to all workers whose "nuclear-related employment" began on or after the commencement date of reactor operations. ComEd will not be liable for a retrospective assessment under this new policy. However, ComEd is still subject to a maximum retroactive assessment of up to $36 million in the event losses incurred under the small number of policies in the old program exceed accumulated reserves.

  Three of ComEd's wholesale municipal customers filed a complaint and request for refund with the FERC alleging that ComEd failed to properly adjust their rates, as provided for under the terms of their electric service contracts, to track certain refunds made to ComEd's retail customers in the years 1992 through 1994. In the third quarter of 1998, the FERC granted the complaint and directed that refunds be made, with interest. ComEd filed and was granted a request for rehearing for purposes of reconsideration with the FERC. If the order is upheld, ComEd must make refunds within 15 days of the resolution for rehearing. ComEd's management believes an adequate reserve has been established in connection with this case.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued

  During 1989 and 1991, actions were brought in federal and state courts in Colorado against ComEd and Cotter seeking unspecified damages and injunctive relief based on allegations that Cotter has permitted radioactive and other hazardous material to be released from its mill into areas owned or occupied by the plaintiffs resulting in property damage and potential adverse health effects. With respect to Cotter, in 1994 a federal jury returned nominal dollar verdicts against Cotter on eight plaintiffs' claims in the 1989 cases, which verdicts were upheld on appeal. The remaining claims in the 1989 actions have been settled and dismissed. On July 15, 1998, a jury verdict was rendered in Dodge v. Cotter (United States District Court for the District of Colorado, Civil Action No. 91-Z-1861), a case relating to 14 of the plaintiffs in the 1991 cases. The verdict against Cotter and in favor of the plaintiff, after an amended judgement was issued March 11, 1999, totaled approximately $6 million, including compensatory and punitive damages, interest, and medical monitoring. On February 11, 2000, the Tenth Circuit Court of Appeals agreed with Cotter, found that the trial judge had erred in critical rulings and reversed the jury verdict, remanding the case for new trial. A case involving the next group of plaintiffs is set for trial in federal district court in Denver on October 2, 2000. Although ComEd sold its investment in Cotter in February 2000, ComEd will continue to be liable for any court verdicts in favor of the plaintiffs. The other 1991 cases will necessarily involve the resolution of numerous contested issues of law and fact. It is Unicom and ComEd's assessment that these actions will not have a material impact on their financial position or results of operations.

  In August 1999, three class action lawsuits were filed against ComEd related to a series of service interruptions during the summer of 1999. The combined effect of these events resulted in over 100,000 customers losing service. On August 12, 1999, service was interrupted to ComEd customers on the near north and near west side of the City's central business district. While major commercial customers were affected, all service was restored on the same date. The class action complaints have been consolidated and seek to recover damages for personal injuries and property damage, as well as economic loss for these events. Further, ComEd initiated expedited claim settlements for those with primarily food spoilage claims. Conditional class certification has been approved by the Court for the sole purpose of exploring settlement talks. The lawsuits are pending in the Circuit Court of Cook County. ComEd has filed a motion challenging the legal sufficiency of the consolidated complaints. The plaintiff's response is due April 14, 2000 and any reply by ComEd is due May 12, 2000. The motion to dismiss is currently scheduled to be argued on May 23, 2000. ComEd's management believes adequate reserves have been established in connection with these cases.

  Following the above-referenced series of service interruptions, the ICC opened a three-phase investigation of the design and reliability of ComEd's transmission and distribution system. At the conclusion of each phase of the investigation, the ICC will issue a report that will include specific recommendations for ComEd and a timetable for executing the recommendations. Hearings on Phase I of the investigation were held the week of January 3, 2000, which focused on the outages of July and August 1999. Reports on Phase II and Phase III, focusing on the transmission and distribution system generally, are anticipated in the second quarter of 2000. The final phase of the investigation is expected to conclude in early 2001.

  ComEd is involved in administrative and legal proceedings concerning air quality, water quality and other matters. The outcome of these proceedings may require increases in future construction expenditures and operating expenses and changes in operating procedures. ComEd and its subsidiaries are or are likely to become parties to proceedings initiated by the U.S. EPA, state agencies and/or other responsible parties under CERCLA with respect to a number of sites, including MGP sites, or may voluntarily undertake to investigate and remediate sites for which they may be liable under CERCLA.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued

  ComEd generally did not operate MGPs as a corporate entity but did, however, acquire MGP sites as part of the absorption of smaller utilities. Approximately half of these sites were transferred to then Northern Illinois Gas Company (Nicor Gas) as part of a general conveyance in 1954. ComEd also acquired former MGP sites as vacant real estate on which ComEd facilities have been constructed. To date, ComEd has identified 44 former MGP sites for which it may be liable for remediation. In the fourth quarter of 1999, ComEd re-evaluated its environmental remediation strategies. As a result of this re-evaluation, ComEd's current best estimate of its cost of former MGP site investigation and remediation is $93 million in current-year (2000) dollars (reflecting a discount rate of 6.5%). Such estimate, reflecting an estimated inflation rate of 3% and before the effects of discounting, is $182 million. It is expected that the costs associated with investigation and remediation of former MGP sites will be substantially incurred through 2012, however monitoring and certain other costs are expected to be incurred through 2042. ComEd's current estimate of its costs of former MGP site investigation and remediation of $93 million has been included in other noncurrent liabilities on the Consolidated Balance Sheets as of December 31, 1999. The increase in ComEd's estimated costs of former MGP sites of $68 million in 1999 over 1998 was included in operation and maintenance expenses on Unicom and ComEd's Statements of Consolidated Operations. In addition, as of December 31, 1999 and 1998, a reserve of $8 million has been included in other noncurrent liabilities on the Consolidated Balance Sheets, representing ComEd's estimate of the liability associated with cleanup costs of sites other than former MGP sites. These cost estimates are based on currently available information regarding the responsible parties likely to share in the costs of responding to site contamination, the extent of contamination at sites for which the investigation has not yet been completed and the cleanup levels to which sites are expected to have to be remediated. While ComEd may have rights of reimbursement under insurance policies, amounts that may be recoverable from other entities are not considered in establishing the estimated liability for the environment remediation costs.

  The IDR has issued Notices of Tax Liability to ComEd alleging deficiencies in Illinois invested capital tax payments for the years 1988 through 1997. The alleged deficiencies, including interest and penalties, totaled approximately $52 million as of December 31, 1999. ComEd has protested the notices, and the matter is currently pending before the IDR's Office of Administrative Hearings. Interest will continue to accumulate on the alleged tax deficiencies.

  On March 22, 1999, ComEd reached a settlement agreement with the City to end the arbitration proceeding between ComEd and the City regarding the January 1, 1992 franchise agreement and a supplemental agreement between them. Under the terms of the settlement agreement, the pending arbitration is to be dismissed with prejudice and the City is to release ComEd from all claims the City may have under the supplemental agreement. The settlement agreement was approved by the City Council on May 12, 1999.

  As part of the settlement agreement, ComEd and the City have agreed to a revised combination of ongoing work under the franchise agreement and new initiatives that will result in defined transmission and distribution expenditures by ComEd to improve electric service in the City. The settlement agreement provides that ComEd will be subject to liquidated damages if the projects are not completed by various dates, unless it is prevented from doing so by events beyond its reasonable control. ComEd's current construction budget considers these projects. In addition, ComEd and the City established an Energy Reliability and Capacity Account, into which ComEd deposited $25 million following the effectiveness of the settlement agreement and ComEd has conditionally agreed to deposit up to $25 million at the end of each of the years 2000, 2001 and 2002, to help ensure an adequate and reliable electric supply for the City.

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                   NOTES TO FINANCIAL STATEMENTS--Continued

  The 1997 Act also committed ComEd to spend at least $2 billion from 1999 through 2004 on transmission and distribution facilities outside of the City.

  (23) Segment Reporting. Unicom's reportable operating segments as determined under SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" include its regulated electric utility and its unregulated business operations. Unicom's reportable segments are managed separately because of their different regulatory and operating environments. Unicom evaluates their performance based on net income.

  ComEd is an electric utility which is engaged in the generation, purchase, transmission, distribution and sale of electric energy in Northern Illinois. ComEd's rates and services are subject to federal and state regulations.

  Unicom's unregulated business operations, including energy services and development of new business ventures, are not subject to utility regulation by federal or state agencies. Prior to 1999, unregulated business operations were predominately in a developmental stage and did not meet the revenue, asset or net income criteria for a reportable segment under SFAS 131. However, as a result of the December 1999 fossil plant sale, as described in Note 5, the assets of unregulated businesses exceeded 10% of Unicom's total assets and, as such, constitute a reportable segment. The assets of the unregulated businesses include $2.2 billion at December 31, 1999 representing special deposits and unused cash proceeds resulting from the fossil plant sale. The assets of the unregulated businesses also include receivables of $813 million recorded in connection with forward share repurchase arrangements as discussed in Note 7.

  The  accounting  policies of the segments  are the same as those  described in
Note 1. Unicom's financial data for business segments are as follows:



                             Electric    Unregulated  Reconciliation
                              Utility    Businesses   & Elimination     Total
                            -----------  -----------  -------------- -----------
         1999                             (Thousands of Dollars)

Operating Revenue.........  $ 6,766,892  $  107,729    $   (26,674)  $ 6,847,947
Intersegment Revenue......  $     9,434  $   17,240    $   (26,674)  $       --
Depreciation, Amortization
 and Decommissioning......  $   836,145  $    7,103    $       --    $   843,248
Interest and Dividend
 Income...................  $    60,231  $    8,957    $   (10,646)  $    58,542
Interest Expense--Net.....  $   545,352  $   28,858    $   (10,646)  $   563,564
Income Tax
 Expense/(Benefit)........  $   352,222  $  (20,107)   $       --    $   332,115
Net Income/(Loss).........  $   622,729  $  (29,307)   $   (23,756)  $   569,666
Total Assets..............  $23,160,265  $3,720,376    $(3,474,608)  $23,406,033
Capital Expenditures......  $ 1,083,398  $  120,666    $       --    $ 1,204,064

         1998

Operating Revenue.........  $ 7,088,542  $   20,967    $    (6,099)  $ 7,103,410
Intersegment Revenue......  $     6,099  $      --     $    (6,099)  $       --
Depreciation, Amortization
 and Decommissioning......  $   937,604  $    5,684    $       --    $   943,288
Interest and Dividend
 Income...................  $    15,450  $    4,755    $    (1,573)  $    18,632
Interest Expense--Net.....  $   450,162  $   15,293    $    (1,573)  $   463,882
Income Tax
 Expense/(Benefit)........  $   378,423  $  (28,374)   $       --    $   350,049
Net Income/(Loss).........  $   594,206  $  (27,138)   $   (56,884)  $   510,184
Total Assets..............  $25,450,577  $  389,792    $  (149,896)  $25,690,473
Capital Expenditures......  $   945,342  $   21,152    $       --    $   966,494

                   UNICOM CORPORATION AND SUBSIDIARY COMPANIES
                    NOTES TO FINANCIAL STATEMENTS--Continued
         1997

Operating Revenue.........  $ 7,073,088  $   14,331    $    (4,397)  $ 7,083,022
Intersegment Revenue......  $     4,397  $      --     $    (4,397)  $       --
Depreciation, Amortization
 and Decommissioning......  $ 1,001,149  $    3,940    $       --    $ 1,005,089
Interest and Dividend
 Income...................  $     4,911  $    3,590    $    (1,002)  $     7,399
Interest Expense--Net.....  $   487,664  $   10,505    $    (1,002)  $   497,167
Income Tax
 Expense/(Benefit)........  $   327,061  $  (20,513)   $       --    $   306,548
Net Income/(Loss).........  $  (773,773) $  (18,591)   $   (60,486)  $ (852,850)
Total Assets..............  $22,458,403  $  352,161    $  (110,814)  $22,699,750
Capital Expenditures......  $   969,626  $   73,685    $       --    $ 1,043,311



(24) Subsequent Event. In January 2000, Unicom physically settled the forward share repurchase arrangements it had with financial institutions for the repurchase of 26.3 million Unicom common shares. Prior to settlement, the repurchase arrangements were recorded as a receivable on Unicom's Consolidated Balance Sheets based on the aggregate market value of the shares under the arrangements. In 1999, net unrealized losses of $44 million (after-tax), or $0.20 per common share were recorded related to the arrangements. The settlement of the arrangements in January 2000 resulted in a gain of $113 million (after-tax), which will be recorded in the first quarter of 2000. The settlement of the arrangements will also result in a reduction in Unicom's outstanding common shares and common stock equity, effective January 2000.

                                                                     SCHEDULE II

                  UNICOM CORPORATION AND SUBSIDIARY COMPANIES

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                             (Thousands of Dollars)
--------------------------------------------------------------------------------

          Column A            Column B      Column C       Column D      Column E
----------------------------  --------- ----------------- ----------     --------
                                            Additions
                                        -----------------
                               Balance  Charged
                                 at     to Costs Charged                 Balance
                              Beginning   and    to Other                 at End
         Description           of Year  Expenses Accounts Deductions     of Year
----------------------------  --------- -------- -------- ----------     --------

For the Year Ended December
          31, 1997
----------------------------
Reserve Deducted From Assets
 in Consolidated Balance
 Sheet:
 Provision for uncollectible
  accounts..................  $ 12,893  $ 53,756  $  --   $ (49,105)     $ 17,544
                              ========  ========  ======  =========      ========
 Estimated obsolete materi-
  als.......................  $ 12,302  $ 62,000  $  --   $ (32,559)     $ 41,743
                              ========  ========  ======  =========      ========
Other Reserves:
 Estimated closing costs for
  Zion Station (c)..........  $    --   $194,000  $  --   $     --       $194,000
                              ========  ========  ======  =========      ========
 Estimated liabilities asso-
  ciated with remediation
  costs and former manufac-
  tured gas plant sites.....  $ 32,522  $  2,410  $  --   $  (2,910)(a)  $ 32,022
                              ========  ========  ======  =========      ========
 Accumulated provision for
  injuries and damages......  $ 53,972  $  8,565  $4,939  $ (18,213)(b)  $ 49,263
                              ========  ========  ======  =========      ========
For the Year Ended December
          31, 1998
----------------------------
Reserve Deducted From Assets
 in Consolidated Balance
 Sheet:
 Provision for uncollectible
  accounts..................  $ 17,544  $ 62,059  $  --   $ (30,958)     $ 48,645
                              ========  ========  ======  =========      ========
 Estimated obsolete materi-
  als.......................  $ 41,743  $ 23,945  $  --   $ (41,928)     $ 23,760
                              ========  ========  ======  =========      ========
Other Reserves:
 Estimated closing costs for
  Zion Station (c)..........  $194,000  $    --   $  --   $(114,970)     $ 79,030
                              ========  ========  ======  =========      ========
 Estimated liabilities asso-
  ciated with remediation
  costs and former manufac-
  tured gas plant sites.....  $ 32,022  $  6,950  $  --   $  (6,950)(a)  $ 32,022
                              ========  ========  ======  =========      ========




 Accumulated provision for
  injuries and damages......  $ 49,263  $ 10,114  $8,875  $ (20,796)(b)  $ 47,456
                              ========  ========  ======  =========      ========
For the Year Ended December
          31, 1999
----------------------------
Reserve Deducted From Assets
 in Consolidated Balance
 Sheet:
 Provision for uncollectible
  accounts..................  $ 48,645  $ 90,254  $  --   $ (88,085)     $ 50,814
                              ========  ========  ======  =========      ========
 Estimated obsolete materi-
  als.......................  $ 23,760  $ 19,263  $  --   $ (15,968)     $ 27,055
                              ========  ========  ======  =========      ========
Other Reserves:
 Estimated closing costs for
  Zion Station (c)..........  $ 79,030  $    --   $  --   $ (79,030)     $    --
                              ========  ========  ======  =========      ========
 Estimated liabilities asso-
  ciated with remediation
  costs and former manufac-
  tured gas plant sites.....  $ 32,022  $ 73,729  $  --   $  (5,651)(a)  $100,100
                              ========  ========  ======  =========      ========
 Accumulated provision for
  injuries and damages......  $ 47,456  $ 27,868  $6,477  $ (27,204)(b)  $ 54,597
                              ========  ========  ======  =========      ========

Notes:
(a) Expenditures for site investigation and remediation costs.
(b) Payments of claims and related costs.
(c) Estimated closing costs related to the permanent cessation of nuclear generation operations and retirement of facilities at ComEd's Zion Station.

(b) Pro Forma Financial Information


           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

   The historical consolidated financial statements of Unicom have been adjusted to give effect to the annualized continuing impacts of the sale of ComEd's fossil generating plants and the annualized effects of Unicom's issuance of securitization notes and related use of proceeds. ComEd completed the sale of its fossil generating plants on December 15, 1999. The historical consolidated financial statements of PECO Energy have been adjusted to give effect to its use of the proceeds from its securitization of stranded costs. The unaudited pro forma financial statements do not give effect to the estimated cost savings and revenue enhancements as a result of the merger or the costs to achieve these savings and revenue enhancements or one-time merger-related costs. The Unicom and PECO Energy pro forma adjustments and the merger are reflected in the unaudited combined condensed pro forma balance sheet as if they occurred on September 30, 2000. The unaudited pro forma combined condensed statements of income for the nine months ended September 30, 2000 and for the year ended December 31, 1999 assume that these transactions were completed on January 1, 1999.

   The following unaudited pro forma combined condensed financial statements have been prepared to reflect the acquisition of Unicom by PECO Energy under the purchase method of accounting. Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their current fair values. The excess of the purchase price, including estimated fees and costs related to the merger, over the net assets acquired is classified as goodwill on the accompanying unaudited pro forma combined condensed balance sheet. The pro forma combined condensed financial statements reflect the estimated fair values of the assets acquired and liabilities assumed. Such estimates are subject to final valuation adjustments.

   The following unaudited pro forma combined condensed financial statements should be read in conjunction with the consolidated historical financial statements and related notes of PECO Energy and Unicom, which are included in Exelon's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 and the PECO Energy and Unicom Annual Reports on Form 10-K for the year ended December 31, 1999.

   The following unaudited pro forma combined condensed financial statements are for illustrative purposes only. They are not necessarily indicative of the financial position or operating results that would have occurred had these transactions been completed on January 1, 1999 or September 30, 2000, as assumed above; nor is the information necessarily indicative of future financial position or operating results. Results of operations and financial position in the first year after consummation could differ significantly from the unaudited pro forma combined condensed financial statements, which are based on past operations. Future operations will be affected by various factors including operating performance, energy market developments and other matters.

   The historical financial statements of PECO Energy included in the accompanying pro forma combined condensed financial statements for the nine months ended September 30, 2000 are unaudited. The December 31, 1999 historical financial statements of PECO Energy and Unicom and the September 30, 2000
historical financial statements of Unicom were derived from audited financial statements but do not include all disclosures required by GAAP.

               Unaudited Pro Forma Condensed Statement of Income

                        (Millions Except Per Share Data)

                For the Nine Month Period Ended September 30, 2000




                                                                         PECO
                                                                        Energy
                                                         PECO Energy   Prior to
                                                 PECO  Transition Bond  Merger
                                                Energy    Pro Forma       Pro
                                              As Filed  Adjustments(1)   Forma
                                              -------- --------------- --------

  Operating Revenues........................   $4,366       $--         $4,366
                                               ------       ----        ------
  Operating Expenses
    Fuel and Energy Interchange.............    1,515        --          1,515
    Operation and Maintenance...............    1,305        --          1,305
    Depreciation and Amortization...........      244        --            244
    Taxes Other Than Income Taxes...........      197        --            197
                                               ------       ----        ------
      Total Operating Expenses..............    3,261        --          3,261
                                               ------       ----        ------
  Operating Income..........................    1,105        --          1,105
                                               ------       ----        ------
  Other Income and Deductions
    Interest Expense........................     (333)        31          (302)
    Other, net..............................       71          4            75
                                               ------       ----        ------
      Total Other Income and Deductions.....     (262)        35          (227)
                                               ------       ----        ------
  Income Before Income Taxes and
   Extraordinary Item.......................      843         35           878
  Income Tax Expense........................      316         14           330
                                               ------       ----        ------
  Income Before Extraordinary Item..........   $  527       $ 21        $  548
                                               ======       ====        ======
  Preferred Stock Dividends.................   $    8       $ (1)       $    7
                                               ======       ====        ======
  Income Before Extraordinary Item per
   Share....................................   $ 2.96
                                               ======
  Income Before Extraordinary Item per
   Share--Diluted...........................   $ 2.94
                                               ======
  Average Basic Shares Outstanding..........    175.0
                                               ======
  Average Diluted Shares Outstanding........    176.0
                                               ======











             See accompanying Notes to Unaudited Pro Forma Combined
                         Condensed Financial Statements

           Unaudited Pro Forma Combined Condensed Statement of Income

                        (Millions Except Per Share Data)

                For the Nine Month Period Ended September 30, 2000


                                          PECO
                                         Energy
                                        Prior to  Unicom     Merger
                                          Merger    as     Pro Forma    Exelon
                                        Pro Forma  Filed  Adjustments Pro Forma
                                        --------- ------  -----------  ---------
  Operating Revenues...................  $4,366  $5,686     $(42)(7)   $10,010
  Operating Expenses
    Fuel and Energy Interchange........   1,515   1,705      (42)(7)     3,178
    Operation and Maintenance..........   1,305   1,749       25 (6)     3,079
    Depreciation and Amortization......     244     832     (161)(6)       915
    Goodwill Amortization..............      --      --       86 (6)        86
    Taxes Other Than Income Taxes......     197     406       --           603
                                         ------  ------     -----      -------
      Total Operating Expenses.........   3,261   4,692       (92)       7,861
                                         ------  ------     -----      -------
  Operating Income.....................   1,105     994        50        2,149
                                         ------  ------     -----      -------
  Other Income and Deductions
    Interest Expense...................    (302)   (412)      --          (714)
    Preferred and Preference Stock
     Dividends.........................      --     (25)     (10)(8)       (35)
    Other, net.........................      75     119      (15)(6)
                                                               3 (8)       182
                                         ------  ------     -----      --------
      Total Other Income and
       Deductions......................    (227)   (318)     (22)         (567)
                                         ------  ------     -----      --------

  Income Before Income Taxes and
   Extraordinary Item..................     878     676        28        1,582
  Income Tax Expense...................     330     167        60 (10)     557
                                         ------  ------     -----      --------
  Income Before Extraordinary Item.....  $  548  $  509     $ (32)     $ 1,025
                                         ======  ======     =====      ========
  Preferred Stock Dividends............  $    7             $  (7)(8)  $    --
                                         ======             =====      ========

  Income Before Extraordinary Item per
   Share...............................          $ 2.82                $ 3.22
                                                 ======                ======

  Income Before Extraordinary Item per
   Share--Diluted......................          $ 2.80                $ 3.20
                                                 ======                ======
  Average Basic Shares Outstanding.....           180.7                 318.5 (5)
                                                 ======                ======
  Average Diluted Shares Outstanding...           181.9                 320.6
                                                 ======                ======






                 See accompanying Notes to Unaudited Pro Forma
                    Combined Condensed Financial Statements

                Unaudited Pro Forma Condensed Statement of Income

                        (Millions Except Per Share Data)

                      For the Year Ended December 31, 1999




                                                      PECO Energy   PECO Energy
                                                     Securitization  Prior to
                                         PECO Energy   Pro Forma      Merger
                                          As Filed   Adjustments(1) Pro Forma
                                         ----------- -------------- -----------

  Operating Revenues...................    $5,437         $--         $5,437
                                           ------         ----        ------
  Operating Expenses
    Fuel and Energy Interchange........     2,145          --          2,145
    Operation and Maintenance..........     1,384          --          1,384
    Depreciation and Amortization......       237          --            237
    Taxes Other Than Income Taxes......       262          --            262
                                           ------         ----        ------
      Total Operating Expenses.........     4,028          --          4,028
                                           ------         ----        ------
  Operating Income.....................     1,409          --          1,409
                                           ------         ----        ------
  Other Income and Deductions
    Interest Expense...................      (396)         (50)         (446)
    Other, net.........................       (36)          12           (24)
                                           ------         ----        ------
      Total Other Income and
       Deductions......................      (432)         (38)         (470)
                                           ------         ----        ------
  Income Before Income Taxes and
   Extraordinary Item..................       977          (38)          939
  Income Tax Expense...................       358          (15)          343
                                           ------         ----        ------
  Income Before Extraordinary Item.....    $  619         $(23)       $  596
                                           ======         ====        ======
  Preferred Stock Dividends............    $   12         $ (1)       $   11
                                           ======         ====        ======
  Income Before Extraordinary Item per
   Share...............................    $ 3.10
                                           ======
  Income Before Extraordinary Item per
   Share--Diluted......................    $ 3.08
                                           ======
  Average Basic Shares Outstanding.....     196.3
                                           ======
  Average Diluted Shares Outstanding...     197.6
                                           ======












                 See accompanying Notes to Unaudited Pro Forma
                    Combined Condensed Financial Statements

                Unaudited Pro Forma Condensed Statement of Income

                        (Millions Except Per Share Data)

                      For the Year Ended December 31, 1999




                                            Unicom         Unicom      Unicom
                                         Fossil Sale   Securitization Prior to
                                Unicom    Pro Forma       Pro Forma    Merger
                               As Filed Adjustments(2) Adjustments(3) Pro Forma
                               -------- -------------  -------------- ---------

  Operating Revenues            $6,848      $ --           $ --        $6,848
                                ------      -----          -----       ------
  Operating Expenses
    Fuel and Energy
     Interchange.............    1,549        257            --         1,806
    Operation and
     Maintenance.............    2,428       (271)           --         2,157
    Depreciation and
     Amortization............      843         26            113          982
    Taxes Other Than Income
     Taxes...................      508        (16)           --           492
                                ------      -----          -----       ------
      Total Operating
       Expenses..............    5,328         (4)           113        5,437
                                ------      -----          -----       ------
  Operating Income...........    1,520          4           (113)       1,411
                                ------      -----          -----       ------
  Other Income and Deductions
    Interest Expense.........     (564)       --              20         (544)
    Preferred and Preference
     Stock Dividends.........      (53)       --              10          (43)
    Other, net...............        1        --             --             1
                                ------      -----          -----       ------
      Total Other Income and
       Deductions............     (616)       --              30         (586)
                                ------      -----          -----       ------
  Income Before Income Taxes
   and Extraordinary Item....      904          4            (83)         825
  Income Tax Expense.........      307          4            (37)         274
                                ------      -----          -----       ------
  Income Before Extraordinary
   Item......................   $  597      $ --           $ (46)      $  551
                                ======      =====          =====       ======
  Income Before Extraordinary
   Item per Share............   $ 2.75
                                ======
  Income Before Extraordinary
   Item per Share--Diluted...   $ 2.74
                                ======
  Average Basic Shares
   Outstanding...............    217.3
                                ======
  Average Diluted Shares
   Outstanding...............    218.1
                                ======



                  See accompanying Notes to Unaudited Pro Forma
                    Combined Condensed Financial Statements

           Unaudited Pro Forma Combined Condensed Statement of Income

                        (Millions Except Per Share Data)

                      For the Year Ended December 31, 1999




                                PECO Energy  Unicom
                                 Prior to   Prior to    Merger
                                  Merger     Merger    Pro Forma    Exelon
                                 Pro Forma  Pro Forma Adjustments  Pro Forma
                                ----------- --------- -----------  ---------

  Operating Revenues..........    $5,437     $6,848      $(60)(7)   $12,225
                                  ------     ------      ----       -------
  Operating Expenses
    Fuel and Energy
     Interchange..............     2,145      1,806       (60)(7)     3,891
    Operation and
     Maintenance..............     1,384      2,157        36 (6)     3,577
    Depreciation and
     Amortization.............       237        982      (427)(6)       792
    Goodwill Amortization.....       --         --        115 (6)       115
    Taxes Other Than Income
     Taxes....................       262        492       --            754
                                  ------     ------      ----       -------
      Total Operating
       Expenses...............     4,028      5,437      (336)        9,129
                                  ------     ------      ----       -------
  Operating Income............     1,409      1,411       276         3,096
                                  ------     ------      ----       -------
  Other Income and Deductions
    Interest Expense..........      (446)      (544)                   (990)
    Preferred and Preference
     Stock Dividends..........       --         (43)      (20)(8)       (63)
    Other, net................       (24)         1       (20)(6)
                                                            9 (8)       (34)
                                  ------     ------      ----       -------
      Total Other Income and
       Deductions.............      (470)      (586)      (31)       (1,087)
                                  ------     ------      ----       -------
  Income Before Income Taxes
   and Extraordinary Item.....       939        825       245         2,009
  Income Tax Expense..........       343        274       163(10)       780
                                  ------     ------      ----       -------
  Income Before Extraordinary
   Item.......................    $  596     $  551      $ 82      $  1,229
                                  ======     ======      ====       =======
  Preferred Stock Dividends...    $   11     $  --       $(11)(8)   $   --
                                  ======     ======      ====       =======
  Income Before Extraordinary
   Item per Share.............                                      $  3.86
                                                                    =======
  Income Before Extraordinary
   Item per Share--Diluted....                                      $  3.83
                                                                    =======
  Average Basic Shares
   Outstanding................                                        318.5 (5)
                                                                    =======
  Average Diluted Shares
   Outstanding................                                        320.6
                                                                    =======


                 See accompanying Notes to Unaudited Pro Forma
                    Combined Condensed Financial Statements

              Unaudited Pro Forma Combined Condensed Balance Sheet

                                  (In millions)

                            As of September 30, 2000




                                  PECO Energy  Unicom    Merger         Exelon
                                       As        As      Pro Forma     Pro Forma
                                     Filed     Filed   Adjustments      Balance
                                  ----------- ------- -----------     ---------

              ASSETS

  Utility Plant, net ...........    $ 5,196   $12,436  $ (4,817)(6)    $12,815

  Current Assets
    Cash and Temporary Cash
     Investments................        169     1,056       (40)(9)      1,185
    Accounts Receivable, net....        776     1,445       --           2,221
    Inventories, at average
     cost.......................        232       258       --             490
    Other Current Assets........        180     2,189        84(6)       2,453
                                    -------   -------  --------        -------
                                      1,357     4,948        44          6,349
                                    -------   -------  --------        -------
  Deferred Debits and Other
   Assets
    Regulatory Assets...........      6,016     1,527       --           7,543
    Goodwill....................        192        78     4,586 (6)      4,856
    Investments and Other
     Property, net..............        722     3,524       --           4,246
    Other.......................        184        70        38 (6)        292
                                    -------   -------  --------        -------
                                      7,114     5,199     4,624         16,937
                                    -------   -------  --------        -------
      Total.....................    $13,667   $22,583  $   (149)       $36,101
                                    =======   =======  ========        =======

 CAPITALIZATION AND LIABILITIES
  Capitalization
    Common Stock Equity.........    $ 1,727   $ 3,701  $   (510)(4)
                                                         (2,300)(6)
                                                          4,586 (6)
                                                            (40)(9)    $ 7,164
    Preferred and Preference
     Stock......................        174        --        --            174
    Company Obligated
     Mandatorily
     Redeemable Preferred
     Securities.................        128       350      (21)(6)         457
    Long-Term Debt..............      6,252     7,134      (70)(6)
                                                           510 (4)      13,826
                                    -------   -------  --------        -------
                                      8,281    11,185     2,155         21,621
                                    -------   -------  --------        -------
  Current Liabilities
    Notes Payable, Bank.........        284     1,478       --           1,762
    Accounts Payable............        308       929       --           1,237
    Other Current Liabilities...        938       979       --           1,917
                                    -------   -------  --------        -------
                                      1,530     3,386       --           4,916
                                    -------   -------  --------        -------

 Deferred Credits and Other
   Liabilities
    Deferred Income Taxes.......      2,444     3,452    (1,533)(6)     4,363
    Unamortized Investment Tax
     Credits....................        275       462      (402)(6)       335
    Nuclear Decommissioning
     Liability For Retired
     Plants.....................        --      1,288       --           1,288
    Other.......................      1,137     2,810      (369)(6)      3,578
                                    -------   -------  --------        -------
                                      3,856     8,012    (2,304)         9,564
                                    -------   -------  --------        -------
      Total.....................    $13,667   $22,583  $   (149)       $36,101
                                    =======   =======  ========        =======






                 See accompanying Notes to Unaudited Pro Forma
                    Combined Condensed Financial Statements

      Notes to Unaudited Pro Forma Combined Condensed Financial Statements

1. PECO Energy used a portion of the proceeds from the securitization of its stranded costs to repurchase common stock in order to achieve the number of shares outstanding that were contemplated in the merger agreement. All share repurchases are reflected in the historical balance sheet presented herein. The effects of the use of proceeds from the securitization of stranded costs by PECO Energy on the pro forma combined condensed statements of income were as follows (in million):



                                            Year Ended      Nine Months Ended
                                          December 31, 1999 September 30, 2000
                                          ----------------- ------------------

      Transition Bond Interest Expense...       $318               $240
      Interest Savings Associated with
       Higher Cost Debt that was
       Repurchased.......................       (159)              (120)
      Transition Bond Interest Expense
       Included In Historical Interest
       Expense...........................       (192)              (216)
      Interest Savings Included in
       Historical Interest Expense.......         83                 65
                                                ----               ----
                                                $ 50               $(31)
                                                ====               ====
      PECO Energy Obligated Mandatorily
       Redeemable Preferred Securities
       ($221 million @ 9%)...............       $(20)              $(15)
      Interest Savings Included in
       Historical Financial Statements...          8                 11
                                                ----               ----
                                                $(12)              $ (4)
                                                ====               ====
      PECO Preferred Stock Dividends
       ($37 million @ 6.12%).............       $ (2)              $ (2)
      PECO Preferred Stock Dividend
       Savings Included in Historical
       Financial Statements..............          1                  1
                                                ----               ----
                                                $ (1)              $ (1)
                                                ====               ====

2. The Unicom fossil sale Pro Forma Adjustments for the combined condensed statement of income for the Year Ended December 31, 1999 reflect the continuing impact of the sale of ComEd's fossil generating plants which was completed in December 1999.

      . Fuel and Energy Interchange: Reflects the elimination of fossil fuel expense and the replacement impact of purchasing power under the power purchase agreements entered into with the purchaser of the fossil assets at the time of the fossil sale, as provided below (in millions):


                  Fossil Fuel Expense.......................... $(616)
                  Energy Interchange Expense...................   873
                                                                -----
                  Total........................................ $ 257
                                                                =====


      . Operation and Maintenance: Reflects the elimination of the fossil generating plants operation and maintenance expenses.

      . Depreciation and Amortization: Reflects the following (in millions):




                  Elimination of Fossil Plant Depreciation............ $ (73)
                  Additional Amortization of Regulatory Assets........    99
                                                                       -----
                    Total............................................. $  26
                                                                       =====

      The Unicom pro forma adjustments reflecting the sale of ComEd's fossil generating plants include increased regulatory asset amortization because those adjustments on a prior-to-merger, pro forma basis would result in ComEd's earnings exceeding the earnings cap provision of the Illinois Public Utilities Act.

      . Taxes Other Than Income Taxes: Reflects the elimination of real estate and payroll taxes related to the ownership of the fossil plants.

      The pro forma adjustments do not reflect the income effects of the reinvestment of cash proceeds received from the fossil sale.

3.  Reflects  Unicom's  purchase,  at prevailing market prices, of approximately
    26.3 million shares of Unicom common stock that were subject to certain forward purchase contracts at December 31, 1999. During 1999, Unicom entered into forward purchase arrangements with financial institutions for the repurchase of approximately 26.3 million shares of Unicom common stock. The repurchase arrangements were settled in January 2000 on a physical (i.e. shares) basis. Effective January 2000, the share repurchases have reduced outstanding shares and common stock equity. Prior to the settlement, the repurchase arrangements were recorded as a receivable on the Consolidated Balance Sheet of Unicom based on the aggregate market value of the shares deliverable under the arrangements.

    In addition, reflects adjustments to net interest expense and preferred and preference stock dividends related to the use of securitization proceeds as follows (in millions):



      Pro forma adjustment to eliminate  historical  interest expense associated with higher cost debt that was repurchased....................... $(20)
      Pro forma adjustment to eliminate historical
       dividend provisions associated with higher cost
       preferred and preference stock that was repurchased.............. $(10)


    The Unicom Securitization pro forma adjustments include increased regulatory asset amortization of $113 million because those adjustments on a prior-to-merger, pro forma basis would result in ComEd's earnings exceeding the earnings cap provision of the Illinois Public Utilities Act.

4. Reflects the payment of the cash portion of the merger consideration to Unicom common shareholders.

5. Reflects issuance of Exelon shares in exchange for PECO Energy and Unicom common stock net of shares which were repurchased by PECO Energy and Unicom as follows:



                                                   PECO             Pro Forma
                                                  Energy    Unicom    Exelon
                                                  -------  -------  ---------
                                                        (Shares in 000's)

      Actual shares outstanding at September 30,
       2000.....................................  170,523  169,367
      Shares repurchased-Note (9)...............      --      (730)
      Shares issued pursuant to stock
        option exercises .......................      --       463
                                                  -------  -------
      Remaining shares to be exchanged..........  170,523  169,100
      Exchange factor...........................      1.0     .875
                                                  -------  -------
      Remaining shares to be exchanged..........  170,523  147,963   318,486
                                                  =======  =======   =======



6. Reflects the recognition of goodwill equal to the excess of the purchase price including estimated transaction costs and stock-based compensation costs resulting from the merger over the estimated net fair value of the assets acquired and liabilities assumed of Unicom. The adjustment assumes total purchase consideration equal to cash of approximately $510 million, approximately 148 million shares of Exelon Common Stock at a price of $35.89 based on the average closing price of PECO Energy Common Stock between January 3 and 12, 2000 and stock-based compensation cost for certain Unicom employees. PECO Energy's transaction costs of approximately $33 million represent the estimated costs to be incurred for the merger that meet the requirements for inclusion in the purchase price. Goodwill for the balance sheet presented is based on the following calculation (dollars in millions, except per share data):


      Cash Consideration (Note 4)....................       $510
      Common Share Consideration:
         Unicom shares converted.....................    169,100
         Conversion rate.............................       .875
                                                      ----------
         Exelon Shares Issued........................    147,963
         Exchange price..............................   $  35.89
                                                      ----------
            Total Common Share Consideration......................    5,310
      Transaction Costs...........................................       33
      Stock-based Compensation Costs for Certain Unicom Employees        94
                                                                     ------
        Purchase Price..............................................  5,947
        Less: Book value of Unicom's Pro Forma net assets
        as of September 30, 2000....................................  3,661
                                                                     ------
        Subtotal....................................................  2,286
        Increase (decrease) to goodwill for estimated fair value adjustments to the following assets acquired and liabilities assumed:
                  Utility Plant                                $ 4,817
                  Deferred Income Taxes                         (1,533)
                  Unamortized Investment Tax Credits              (402)
                  Deferred Credits                                (369)
                  Long-Term Debt (including COMPRS)                (91)
                  Other                                           (122)
                                                             ----------

        Net Fair Value adjustment...................................  2,300
                                                                     ------
        Goodwill.................................................... $4,586
                                                                     ======

         Utility Plant: Primarily reflects the estimated fair value analyses of ComEd's nuclear stations based on discounted cash flows and independent appraisals. The $4.8 billion reduction to utility plant is estimated to reduce nuclear depreciation expense by approximately $215 million annually.

         Deferred Income Taxes: Represents the tax effect of purchase accounting adjustments described above, except for goodwill.

         Unamortized Investment Tax Credits: Represents the adjustment of ComEd's nuclear plant investment tax credits to fair value. This adjustment is estimated to reduce the amortization of the investment tax credits by approximately $26 million annually.

         Deferred Credits: Primarily reflects elimination of unrecognized net actuarial gains, prior service costs and transition obligations related to pension benefits and post-retirement obligations at September 30, 2000. Final allocation amounts may differ primarily as a result of discount rates at the time of closing and the final determination of severed employees. The adjustments are estimated to increase pension benefits and post-retirement benefit expense by approximately $16 million, annually.

         Long-Term Debt: Represents the adjustment of long-term debt including transitional trust notes and Company Obligated Mandatorily Redeemable Preferred Securities to fair value at September 30, 2000. The final fair value determination will be based on prevailing market interest rates at the time of closing. The adjustment is estimated to increase expense by approximately of $20 million in the first year, declining in subsequent years.

         Other: Represents miscellaneous estimated fair value adjustments including stock-based compensation costs for certain Unicom employees not included in the purchase price and emission allowances. These adjustments are estimated to increase operating expenses by approximately $20 million in each of the first two years.

         Goodwill: Represents additional goodwill resulting from the estimated adjustments reflected above, to be amortized over 40 years.

         The Merger Pro Forma Adjustments for the combined condensed statement of income for the year ended December 31, 1999, as a result of the increased merger pro forma common stock equity balance, include a reversal of the increased regulatory asset amortization related to the Unicom pro forma adjustments discussed in Notes 2 and 3, of $99 million and $113 million, respectively.


7. Reflects the elimination of purchased power and off-system sales transactions between PECO Energy and Unicom.

8. Reflects the reclassification of PECO Energy preferred stock dividends and interest on PECO Energy obligated mandatorily redeemable preferred securities for consistent presentation.

9. Reflects the repurchase of approximately $40 million of Unicom's outstanding common shares prior to closing. Through September 30, 2000, Unicom repurchased approximately $960 million of the $1.0 billion common share repurchase required by the merger agreement.

10. Reflects investment tax credit amortization and the tax effect of purchase accounting adjustments described above, except for goodwill amortization and preferred stock dividends.

                                 EXHIBIT INDEX

                The following exhibits are filed herewith:

      EXHIBIT NO.                 DESCRIPTION
          99.1      Press Release  issued by Exelon  Corporation  on October 20,
                    2000.   (Incorporated   herein   by   reference   to  Exelon
                    Corporation Form 8-K filed October 20, 2000.)

          99.2 Term Loan Agreement dated as of October 13, 2000 among Exelon, the banks listed on the signature pages thereof, Bank One, N.A., as Administrative Agent, Credit Suisse First Boston, as Documentation Agent, and Citibank, N.A., as
                    Syndication Agent. (Incorporated herein by reference to Exelon Corporation Form 8-K filed October 20, 2000.)

                                   Signatures

         Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                              EXELON CORPORATION

                               /s/ Ruth Ann M. Gillis
                               --------------------------------
                                    RUTH ANN M. GILLIS
                                    Senior Vice President and
                                    Chief Financial Officer
                                    (Chief Accounting Officer)

Date:  November 15, 2000